EXECUTION COPY

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,
Master Servicer, Trust Administrator, Custodian and Credit Risk Manager

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of April 1, 2007

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

17

Section 1.01. Definitions.

17

Section 1.02. Certain Calculations.

71

Section 1.03. Rights of the NIMS Insurer.

71

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

71

Section 2.01. Conveyance of Mortgage Loans.

71

Section 2.02. Acceptance by Trustee of the Mortgage Loans.

77

Section 2.03. Remedies for Breaches of Representations and Warranties.

79

Section 2.04. Representations and Warranties of the Depositor as to the Mortgage

Loans.

81

Section 2.05. Early Payment Default on IndyMac Serviced Loans.

82

Section 2.06. Execution and Delivery of Certificates.

82

Section 2.07. REMIC Matters.

82

Section 2.08. Covenants of the Master Servicer.

83

Section 2.09. Representations and Warranties of the Master Servicer.

83

Section 2.10. Representations and Warranties of the Custodian.

84

ARTICLE III ADMINISTRATION AND MASTER SERVICING OF MORTGAGE

LOANS

85

Section 3.01. Master Servicing of Mortgage Loans.

85

Section 3.02. Monitoring of Servicers.

86

Section 3.03. [Reserved].

88

Section 3.04. Rights of the Depositor and the Trustee in Respect of the Master

Servicer.

88

Section 3.05. Trustee to Act as Master Servicer.

88

Section 3.06. Protected Accounts.

89

Section 3.07. Collection of Mortgage Loan Payments; Accounts.

90

Section 3.08. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

99

Section 3.09. Access to Certain Documentation and Information Regarding the

Mortgage Loans.

100

Section 3.10. Permitted Withdrawals from the Accounts.

100

Section 3.11. Maintenance of Hazard Insurance.

106

Section 3.12. Presentment of Claims and Collection of Proceeds.

106

Section 3.13. Maintenance of the Primary Insurance Policies.

107

Section 3.14. Realization upon Defaulted Mortgage Loans.

107

Section 3.15. REO Property.

107

Section 3.16. Due on Sale Clauses; Assumption Agreements.

109

Section 3.17. Trustee to Cooperate; Release of Mortgage Files.

109

Section 3.18. Documents, Records and Funds in Possession of the Master Servicer and

the Custodian to Be Held for the Trustee.

110

Section 3.19. Master Servicing Compensation.

110

Section 3.20. Access to Certain Documentation.

110

Section 3.21. Annual Statement as to Compliance.

111

Section 3.22. Report on Assessment of Compliance and Attestation.

111

Section 3.23. Errors and Omissions Insurance; Fidelity Bonds.

115

Section 3.24. [Reserved].

115

Section 3.25. Credit Risk Management Services and Reports; Reliability of Data.

115

Section 3.26. Limitation Upon Liability of Credit Risk Manager.

116

Section 3.27. Resignation or Removal of Credit Risk Manager.

116

Section 3.28. Group 1 Certificate Cap Contract.

116

Section 3.29. Group 1 Basis Risk Cap Contract.

117

Section 3.30. Group 2 Certificate Cap Contract.

117

Section 3.31. Group 2 Basis Risk Cap Contract.

118

Section 3.32. Class 2-2A3 Basis Risk Cap Contract.

119

Section 3.33. The Guaranty.

119

ARTICLE IV DISTRIBUTIONS AND SERVICING ADVANCES

120

Section 4.01. Advances.

120

Section 4.02. Priorities of Distributions on the Group 1 Certificates.

120

Section 4.03. Priorities of Distributions on the Group 2 Certificates.

127

Section 4.04. Distribution Date Statements to Certificateholders.

136

Section 4.05. Determination of LIBOR.

140

Section 4.06. Supplemental Interest Trust.

141

Section 4.07. Distributions from the Group 1 Certificate Cap Account.

141

Section 4.08. Distributions from the Group 1 Basis Risk Cap Account.

143

Section 4.09. Distributions from the Group 2 Certificate Cap Account.

143

Section 4.10. Distributions from the Group 2 Basis Risk Cap Account.

146

Section 4.11. Distributions from the Class 2-2A3 Basis Risk Cap Account.

146

Section 4.12. Distributions from the Group 1 Carryover Reserve Fund.

147

Section 4.13. Distributions from the Group 2 Carryover Reserve Fund.

147

Section 4.14. Distributions from the Group 2 Credit Enhancement Reserve Fund.

148

ARTICLE V THE CERTIFICATES

149

Section 5.01. The Certificates.

149

Section 5.02. Certificate Register; Registration of Transfer and Exchange of

Certificates.

150

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

156

Section 5.04. Persons Deemed Owners.

156

Section 5.05. Access to List of Certificateholders’ Names and Addresses.

156

Section 5.06. Maintenance of Office or Agency.

156

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIAN

157

Section 6.01. Respective Liabilities of the Depositor, the Master Servicer and the

Custodian.

157

Section 6.02. Merger or Consolidation of the Depositor, the Master Servicer and the

Custodian.

157

Section 6.03. Limitation on Liability of the Depositor, the NIMS Insurer, the

Certificate Insurer, the Transferor, the Master Servicer, the Custodian

and Others.

157

Section 6.04. Limitation on Resignation of Master Servicer.

158

Section 6.05. Sale and Assignment of Master Servicing Rights.

159

Section 6.06. Fees of the Custodian.

159

ARTICLE VII DEFAULT

159

Section 7.01. Events of Default.

159

Section 7.02. Trustee to Act; Appointment of Successor.

161

Section 7.03. Notification to Certificateholders.

163

ARTICLE VIII CONCERNING THE TRUSTEE AND THE MASTER SERVICER

163

Section 8.01. Duties of Trustee.

163

Section 8.02. Certain Matters Affecting the Trustee.

165

Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

167

Section 8.04. Trustee May Own Certificates.

167

Section 8.05. Trustee’s Fees and Expenses.

167

Section 8.06. Eligibility Requirements for Trustee.

168

Section 8.07. Resignation and Removal of Trustee.

168

Section 8.08. Successor Trustee.

169

Section 8.09. Merger or Consolidation of Trustee.

169

Section 8.10. Appointment of Co-Trustee or Separate Trustee.

170

ARTICLE IX CONCERNING THE TRUST ADMINISTRATOR

171

Section 9.01. Duties of Trust Administrator.

171

Section 9.02. Certain Matters Affecting the Trust Administrator.

172

Section 9.03. Trust Administrator Not Liable for Certificates or Mortgage Loans.

174

Section 9.04. Trust Administrator May Own Certificates.

174

Section 9.05. Trust Administrator’s Fees and Expenses.

175

Section 9.06. Eligibility Requirements for Trust Administrator.

175

Section 9.07. Resignation and Removal of Trust Administrator.

176

Section 9.08. Successor Trust Administrator.

178

Section 9.09. Merger or Consolidation of Trust Administrator.

178

Section 9.10. [Reserved].

178

Section 9.11. Tax Matters.

178

Section 9.12. Periodic Filing.

182

ARTICLE X TERMINATION

189

Section 10.01. Termination upon Liquidation or Purchase of Mortgage Loans

189

Section 10.02. Additional Termination Requirements.

194

Section 10.03. Termination upon Liquidation or Purchase of Mortgage Loans

195

Section 10.04. Additional Termination Requirements.

199

ARTICLE XI MISCELLANEOUS PROVISIONS

200

Section 11.01. Amendment.

200

Section 11.02. Recordation of Agreement; Counterparts.

202

Section 11.03. Governing Law.

202

Section 11.04. Intention of Parties.

203

Section 11.05. Notices.

203

Section 11.06. Severability of Provisions.

204

Section 11.07. Assignment.

205

Section 11.08. Limitation on Rights of Certificateholders.

205

Section 11.09. Inspection and Audit Rights.

206

Section 11.10. Certificates Nonassessable and Fully Paid.

206

Section 11.11. Compliance With Regulation AB

206

Section 11.12. Third Party Rights.

207

ARTICLE XII CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

207

Section 12.01. Exercise of Voting Rights of Holder of the Insured Certificates.

207

Section 12.02. Trustee and Trust Administrator to Act Solely with Consent of

Certificate Insurer.

207

Section 12.03. Trust Fund and Accounts Held for Benefit of Certificate Insurer.

207

Section 12.04. Claims Upon the Certificate Insurance Policy; Policy Payments

Account.

208

Section 12.05. Effect of Payments by Certificate Insurer; Subrogation.

211

Section 12.06. Trust Administrator to Hold the Certificate Insurance Policy.

212

Section 12.07. Termination of Certain of Certificate Insurer’s Rights.

212

Section 12.08. Survival of Indemnification.

212

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule II

Representations and Warranties as to the Mortgage Loans

Schedule III

Group 1 Basis Risk Cap Contract Schedule

Schedule IV

Group 1 Certificate Cap Contract Schedule

Schedule V

Group 2 Basis Risk Cap Contract Schedule

Schedule VI

Group 2 Certificate Cap Contract Schedule

Schedule VII

Class 2-2A3 Basis Risk Cap Contract Schedule

Schedule VIII

Class P Prepayment Charges Mortgage Loan Schedule

Schedule IX

Class 1-AIO Notional Amount Schedule

Schedule X

Class 2-AIO Notional Amount Schedule

Schedule XI

Reserve Trigger Amount Schedule

EXHIBITS

Exhibit A-1:

Form of Group 1 Senior Certificate

(other than Interest-Only Certificates)

A-1-1

Exhibit A-2:

Form of Class 1-AIO Certificate

A-2-1

Exhibit A-3:

Form of Group 2 Senior Certificate

(other than Interest-Only Certificates)

A-3-1

Exhibit A-4:

Form of Class 2-AIO Certificate

A-4-1

Exhibit B-1:

Form of Group 1 Mezzanine Certificate

B-1-1

Exhibit B-2:

Form of Group 2 Mezzanine Certificate

B-2-1

Exhibit C-1:

Form of Class 1-C Certificate

C-1-1

Exhibit C-2:

Form of Class 2-C Certificate

C-2-1

Exhibit D-1:

Form of [Class 1-1P][Class 1-2P] Certificate

D-1-1

Exhibit D-2:

Form of [Class 2-1P][Class 2-2P] Certificate

D-2-1

Exhibit E-1:

Form of [Class 1-RX][Class 1-R] Certificate

E-1-1

Exhibit E-2:

Form of [Class 2-RX][Class 2-R] Certificate

E-2-1

Exhibit F:

Form of Reverse of Certificates

F-1

Exhibit G:

Form of Initial Certification of Custodian

G-1

Exhibit H:

Form of Final Certification of Custodian

H-1

Exhibit I:

Form of Residual Certificate Transfer Affidavit

I-1

Exhibit J:

Form of Transferor Certificate

J-1

Exhibit K:

Form of Investment Letter (Non Rule 144A)

K-1

Exhibit L:

Form of Rule 144A Letter

L-1

Exhibit M:

Form of Request for Release of Documents

M-1

Exhibit N:

Form of Sarbanes-Oxley Certification

N-1

Exhibit O-1:

Form of Group 1 Basis Risk Cap Contract

O-1-1

Exhibit O-2:

Form of Group 1 Certificate Cap Contract

O-2-1

Exhibit O-3:

Form of Group 2 Basis Risk Cap Contract

O-3-1

Exhibit O-4:

Form of Group 2 Certificate Cap Contract

O-4-1

Exhibit O-5:

Form of Class 2-2A3 Basis Risk Cap Contract

O-5-1

Exhibit P:

[Reserved]

P-1

Exhibit Q:

Form of Assessment of Compliance

Q-1

Exhibit R:

[Reserved]

R-1

Exhibit S:

Additional Disclosure Notification

S-1

Exhibit T:

Additional Form 10-D Disclosure

T-1

Exhibit U:

Additional Form 10-K Disclosure

U-1

Exhibit V:

Form 8-K Disclosure Information

V-1

Exhibit W:

[Reserved]

W-1

Exhibit X:

Assessments of Compliance and Attestation Reports Servicing Criteria

X-1

THIS POOLING AND SERVICING AGREEMENT, dated as of April 1, 2007, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H  T H A T

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders.  As provided herein, an election shall be made that the Trust Fund (exclusive of (i) the right to receive and the obligation to pay Net Rate Carryover Amounts, (ii) the Group 1 Carryover Reserve Fund and Group 2 Carryover Reserve Fund, (iii) the Group 1 Certificate Cap Contract, (iv) the Group 1 Certificate Cap Account, (v) the Group 1 Basis Risk Cap Contract, (vi) the Group 1 Basis Risk Cap Account, (vii) the Group 2 Certificate Cap Contract, (viii) the Group 2 Certificate Cap Account, (ix) the Group 2 Basis Risk Cap Contract, (x) the Group 2 Basis Risk Cap Account, (xi) the Class 2-2A3 Basis Risk Cap Contract, (xii) the Class 2-2A3 Basis Risk Cap Account and (xiii) the Supplemental Interest Trust (collectively, the “Excluded Trust Assets”)) be treated for federal income tax purposes as comprising twelve real estate mortgage investment conduits under Section 860D of the Code (each a “REMIC” or, in the alternative the “Subsidiary REMIC 1,” “Middle REMIC 1,” “Master REMIC 1,” the “Class 1-C REMIC,” the “Class 1-1P REMIC,” the “Class 1-2P REMIC,” “Subsidiary REMIC 2,” “Middle-REMIC 2,” “Master REMIC 2,” the “Class 2-C REMIC,” the “Class 2-1P REMIC,” and the “Class 2-2P REMIC.”).  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

Each Certificate, other than the Class 1-R, Class 1-RX, Class 2-R, Class 2-RX, Class 1-1P, Class 1-2P, Class 2-1P, Class 2-2P, Class 1-C and Class 2-C Certificates, represents ownership of a regular interest in Master REMIC 1 or Master REMIC 2 (as specified below) for purposes of the REMIC Provisions.  In addition, each Certificate, other than the Class 1-R, Class 1-RX, Class 2-R, Class 2-RX, Class 1-1P, Class 1-2P, Class 2-1P, Class 2-2P, Class 1-C and Class 2-C Certificates, represents the right to receive certain payments reflecting an interest rate greater than the REMIC Maximum Rate to the extent provided herein.  The Class 1-R Certificate represents ownership of the sole Class of residual interest in each of Subsidiary REMIC 1, Middle REMIC 1, and Master REMIC 1 for purposes of the REMIC Provisions.  The Class 1-RX Certificate represents ownership of the sole Class of residual interest in each of the Class 1-C REMIC, the Class 1-1P REMIC, and the Class 1-2P REMIC for purposes of the REMIC Provisions.  The Class 2-R Certificate represents ownership of the sole Class of residual interest in each of Subsidiary REMIC 2, Middle REMIC 2, and Master REMIC 2 for purposes of the REMIC Provisions.  The Class 2-RX Certificate represents ownership of the sole Class of residual interest in each of the Class 2-C REMIC, the Class 2-1P REMIC, and the Class 2-2P REMIC for purposes of the REMIC Provisions.

The Class 1-C REMIC shall hold as its assets the Class 1-C interest issued by Master REMIC 1 and such interest is hereby designated as a regular interest in the Class 1-C REMIC.  The Class 1-1P REMIC shall hold as its assets the Class 1-1P interest issued by Master REMIC 1, and such interest is hereby designated as a regular interest in the Class 1-1P REMIC.  The Class 1-2P REMIC shall hold as its assets the Class 1-2P interest issued by Master REMIC 1, and such interest is hereby designated as a regular interest in the Class 1-2P REMIC.  The Class 2-C REMIC shall hold as its assets the Class 2-C interest issued by Master REMIC 2 and such interest is hereby designated as a regular interest in the Class 2-C REMIC.  The Class 2-1P REMIC shall hold as its assets the Class 2-1P interest issued by Master REMIC 2, and such interest is hereby designated as a regular interest in the Class 2-1P REMIC.  The Class 2-2P REMIC shall hold as its assets the Class 2-2P interest issued by Master REMIC 2, and such interest is hereby designated as a regular interest in the Class 2-2P REMIC.

Master REMIC 1 shall hold as its assets the uncertificated interests in Middle REMIC 1, other than the MT1-R interest, and each such interest is hereby designated as a regular interest in Middle REMIC 1 for purposes of the REMIC Provisions. Master REMIC 1 shall also hold as its assets the Class 1-1P Reserve Fund and the Class 1-2P Reserve Fund.  Middle REMIC  1 shall hold as its assets the uncertificated interests in Subsidiary REMIC 1, other than the LT1-R interest, and each such interest is hereby designated as a regular interest in Subsidiary REMIC 1.  The Subsidiary REMIC shall hold as its assets the property of the Trust Fund related to Group 1, other than the Class 1-1P Reserve Fund, the Class 1-2P Reserve Fund, the interests in any REMIC created hereby and the Excluded Trust Assets.

Master REMIC 2 shall hold as its assets the uncertificated interests in Middle REMIC 2, other than the MT2-R interest, and each such interest is hereby designated as a regular interest in Middle REMIC 2 for purposes of the REMIC Provisions.  Master REMIC 2 shall also hold as its assets the Class 2-1P Reserve Fund and the Class 2-2P Reserve Fund.  Middle REMIC  2 shall hold as its assets the uncertificated interests in Subsidiary REMIC 2, other than the LT2-R interest, and each such interest is hereby designated as a regular interest in Subsidiary REMIC 2.  The Subsidiary REMIC shall hold as its assets the property of the Trust Fund related to Group 2, other than the Class 2-1P Reserve Fund, the Class 2-2P Reserve Fund, the interests in any REMIC created hereby and the Excluded Trust Assets.

The startup day for purposes of the REMIC Provisions is the Closing Date with respect to each REMIC created hereby.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

Subsidiary REMIC 1:

The following table sets forth the designations, principal balances and interest rates for each interest in the Subsidiary REMIC 1, each of which (other than the LT1-R interest) is hereby designated as a regular interest in Subsidiary REMIC 1 (the “Subsidiary REMIC 1 Regular Interests”):

Class Designation	Interest Rate	Initial Class Principal Amount
LT1-AIO-1	(1)	$ 25,000,000.00
LT1-AIO-2	(1)	$ 100,000,000.00
LT1-AIO-3	(1)	$ 75,000,000.00
LT1-AIO-4	(1)	$ 100,000,000.00
LT1-AIO-5	(1)	$ 50,000,000.00
LT1-AIO-6	(1)	$ 50,000,000.00
LT1-AIO-7	(1)	$ 50,000,000.00
LT1-AIO-8	(1)	$ 100,000,000.00
LT1-AIO-9	(1)	$ 50,000,000.00
LT1-AIO-10	(1)	$ 50,000,000.00
LT1-AIO-11	(1)	$ 50,000,000.00
LT1-Group 1	(1)	(2)
LT1-R	(3)	(3)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Subsidiary REMIC 1 Regular Interests is a per annum rate equal to the Net WAC for Loan Group 1.

(2)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate Principal Balance for Loan Group 1 over (ii) the initial aggregate principal balance of each remaining Subsidiary REMIC 1 Regular Interest.

(3)

The LT1-R interest is the sole class of residual interests in Subsidiary REMIC 1.  It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be distributed in payment of interest on the interests in the Subsidiary REMIC 1 as follows:

(i)

first, pro rata, to the Subsidiary REMIC 1 Regular Interests having the letters “AIO” in their Class Designation, based on the amount of interest accrued on each such interest for the related Accrual Period; and

(ii)

second, to the LT1-Group 1 Interest, based on the amount of interest accrued on such interest for the related Accrual Period.

On each Distribution Date, Available Funds shall be distributed in payment of principal on the interests in the Subsidiary REMIC 1 as follows:

(i)

first, to the LT1-Group 1 Interest until its Class Principal Amount is reduced to zero;

(ii)

second, to the Subsidiary REMIC 1 Regular Interests having the letters “AIO” in their Class Designation in ascending order of their numerical designation until the Class Principal Amount of each such Subsidiary REMIC 1 Regular Interest is reduced to zero; and

(iii)

finally, to the LT1-R interest, any remaining amounts.

On each Distribution Date, Realized Losses shall be allocated among the Subsidiary REMIC 1 Regular Interests in the same manner that principal is distributed among such Subsidiary REMIC 1 Regular Interests.

On each Distribution Date, the Trust Administrator shall distribute the Class P Prepayment Charges with respect to the Subgroup 1-1 and Subgroup 1-2 Loans to the LT1-AIO-11 Interest.

Middle REMIC 1:

The following table sets forth the designations, principal balances and interest rates for each interest in Middle REMIC 1, each of which (other than the MT1-R interest) is hereby designated as a regular interest in Middle REMIC 1 (the “Middle REMIC 1 Regular Interests”):

Designation	Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
MT1-1A1	(1)	(13)	1-1A1
MT1-1A2	(1)	(13)	1-1A2
MT1-2A1	(1)	(13)	1-2A1
MT1-2A2	(1)	(13)	1-2A2
MT1-A3	(1)	(13)	1-A3
MT1-M1	(1)	(13)	1-M1
MT1-M2	(1)	(13)	1-M2
MT1-M3	(1)	(13)	1-M3
MT1-M4	(1)	(13)	1-M4
MT1-M5	(1)	(13)	1-M5
MT1-Q	(1)	(14)	N/A
MT1-AIO-1	(2)	(2)	1-AIO
MT1-AIO-2	(3)	(3)	1-AIO
MT1-AIO-3	(4)	(4)	1-AIO
MT1-AIO-4	(5)	(5)	1-AIO
MT1-AIO-5	(6)	(6)	1-AIO
MT1-AIO-6	(7)	(7)	1-AIO
MT1-AIO-7	(8)	(8)	1-AIO
MT1-AIO-8	(9)	(9)	1-AIO
MT1-AIO-9	(10)	(10)	1-AIO
MT1-AIO-10	(11)	(11)	1-AIO
MT1-AIO-11	(12)	(12)	1-AIO
MT1-R	(15)	(15)	1-R

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle REMIC 1 Regular Interests is a per annum rate equal to the weighted average of each Subsidiary REMIC 1 Regular Interest computed after reducing the rate payable on each of the Subsidiary REMIC 1 Regular Interests having the letters “AIO” in its designation by 5.00% for each Distribution Date for which interest is payable on its Corresponding Middle REMIC 1 IO Interest (the “Group 1 REMIC Maximum Rate”).

(2)

The Class MT1-AIO-1 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 3 Distribution Dates the Class MT1-AIO-1 Interest shall be entitled to interest payable on the Class LT1-AIO-1 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(3)

The Class MT1-AIO-2 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 6 Distribution Dates the Class MT1-AIO-2 Interest shall be entitled to interest payable on the Class LT1-AIO-2 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(4)

The Class MT1-AIO-3 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 9 Distribution Dates the Class MT1-AIO-3 Interest shall be entitled to interest payable on the Class LT1-AIO-3 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(5)

The Class MT1-AIO-4 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 12 Distribution Dates the Class MT1-AIO-4 Interest shall be entitled to interest payable on the Class LT1-AIO-4 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(6)

The Class MT1-AIO-5 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 15 Distribution Dates the Class MT1-AIO-5 Interest shall be entitled to interest payable on the Class LT1-AIO-5 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(7)

The Class MT1-AIO-6 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 18 Distribution Dates the Class MT1-AIO-6 Interest shall be entitled to interest payable on the Class LT1-AIO-6 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(8)

The Class MT1-AIO-7 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 21 Distribution Dates the Class MT1-AIO-7 Interest shall be entitled to interest payable on the Class LT1-AIO-7 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(9)

The Class MT1-AIO-8 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 24 Distribution Dates the Class MT1-AIO-8 Interest shall be entitled to interest payable on the Class LT1-AIO-8 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(10)

The Class MT1-AIO-9 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 27 Distribution Dates the Class MT1-AIO-9 Interest shall be entitled to interest payable on the Class LT1-AIO-9 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(11)

The Class MT1-AIO-10 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 30 Distribution Dates the Class MT1-AIO-10 Interest shall be entitled to interest payable on the Class LT1-AIO-10 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(12)

The Class MT1-AIO-11 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 33 Distribution Dates the Class MT1-AIO-11 Interest shall be entitled to interest payable on the Class LT1-AIO-11 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(13)

This interest shall have an initial principal balance equal to one half of the Original Certificate Principal Balance of its Corresponding Class of Certificates.

(14)

This interest shall have an initial principal balance amount equal to the excess of (i) the aggregate Pool Balance as of the Cut-off Date for Group 1, over (ii) the aggregate initial class principal amount of each other regular interest in Middle REMIC 1.

(15)

The MT1-R Interest is the sole Class of residual interest in Middle REMIC 1.  It does not have an interest rate or a principal balance.

On each Distribution Date, interest shall be distributed on the interests in Middle REMIC 1 based on the above-described interest rates, except that interest shall be deferred on the MT1-Q Interest to the extent necessary to make the principal distributions described below.

 On each Distribution Date, principal shall be distributed, and Realized Losses shall be allocated, among the interests in Middle REMIC 1 as follows:

(i)

first, concurrently to each Middle REMIC 1 Regular Interest with a Corresponding Class of Certificates (other than any interest-only Interest) until the principal balance of each such Middle REMIC 1 Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates for immediately after such Distribution Date; and

(ii)

second, to the MT1-Q Interest, any remaining amounts.

On each Distribution Date, the Trust Administrator shall be deemed to have distributed the Class P Prepayment Charges with respect to the LT1-AIO-11 Interest to the Class MT1-Q Interest.

Subsidiary REMIC 2:

The following table sets forth the designations, principal balances and interest rates for each interest in the Subsidiary REMIC 2, each of which (other than the LT2-R interest) is hereby designated as a regular interest in Subsidiary REMIC 1 (the “Subsidiary REMIC 2 Regular Interests”):

Class Designation	Interest Rate	Initial Class Principal Amount
LT2-AIO-1	(1)	$ 25,000,000.00
LT2-AIO-2	(1)	$ 25,000,000.00
LT2-AIO-3	(1)	$ 25,000,000.00
LT2-AIO-4	(1)	$ 25,000,000.00
LT2-AIO-5	(1)	$ 25,000,000.00
LT2-AIO-6	(1)	$ 50,000,000.00
LT2-AIO-7	(1)	$ 25,000,000.00
LT2-AIO-8	(1)	$ 25,000,000.00
LT2-AIO-9	(1)	$ 25,000,000.00
LT2-AIO-10	(1)	$ 50,000,000.00
LT2-Group 2	(1)	(2)
LT2-R	(3)	(3)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Subsidiary REMIC 2 Regular Interests is a per annum rate equal to the Net WAC for Loan Group 2.

(2)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate Principal Balance for Loan Group 2 over (ii) the initial aggregate principal balance of each remaining Subsidiary REMIC 2 Regular Interest.

(3)

The LT2-R interest is the sole class of residual interests in Subsidiary REMIC 2.  It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be distributed in payment of interest on the interests in the Subsidiary REMIC 2 as follows:

(i)

first, pro rata, to the Subsidiary REMIC 2 Regular Interests having the letters “AIO” in their Class Designation, based on the amount of interest accrued on each such interest for the related Accrual Period; and

(ii)

second, to the LT2-Group 2 Interest, based on the amount of interest accrued on such interest for the related Accrual Period.

On each Distribution Date, Available Funds shall be distributed in payment of principal on the interests in the Subsidiary REMIC 2 as follows:

(i)

first, to the LT2-Group 2 Interest until its Class Principal Amount is reduced to zero;

(ii)

second, to the Subsidiary REMIC 2 Regular Interests having the letters “AIO” in their Class Designation in ascending order of their numerical designation until the Class Principal Amount of each such Subsidiary REMIC 2 Regular Interest is reduced to zero; and

(iii)    finally, to the LT2-R interest, any remaining amounts.

On each Distribution Date, Realized Losses shall be allocated among the Subsidiary REMIC 2 Regular Interests in the same manner that principal is distributed among such Subsidiary REMIC 2 Regular Interests.

On each Distribution Date, the Trust Administrator shall distribute the Class P Prepayment Charges with respect to the Subgroup 2-1 and Subgroup 2-2 Loans to the LT2-AIO-10 Interest.

Middle REMIC 2:

The following table sets forth the designations, principal balances and interest rates for each interest in Middle REMIC 2, each of which (other than the MT2-R interest) is hereby designated as a regular interest in Middle REMIC 2 (the “Middle REMIC 2 Regular Interests”):

Designation	Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
MT2-1A1	(1)	(12)	2-1A1
MT2-1A2	(1)	(12)	2-1A2
MT2-2A1	(1)	(12)	2-2A1
MT2-2A2	(1)	(12)	2-2A2
MT2-2A3	(1)	(12)	2-2A3
MT2-2A4	(1)	(12)	2-2A4
MT2-2A5	(1)	(12)	2-2A5
MT2-2A6	(1)	(12)	2-2A6
MT2-M1	(1)	(12)	2-M1
MT2-M2	(1)	(12)	2-M2
MT2-M3	(1)	(12)	2-M3
MT2-M4	(1)	(12)	2-M4
MT2-M5	(1)	(12)	2-M5
MT2-M6	(1)	(12)	2-M3
MT2-M7	(1)	(12)	2-M4
MT2-M8	(1)	(12)	2-M5
MT2-Q	(1)	(13)	N/A
MT2-AIO-1	(2)	(2)	2-AIO
MT2-AIO-2	(3)	(3)	2-AIO
MT2-AIO-3	(4)	(4)	2-AIO
MT2-AIO-4	(5)	(5)	2-AIO
MT2-AIO-5	(6)	(6)	2-AIO
MT2-AIO-6	(7)	(7)	2-AIO
MT2-AIO-7	(8)	(8)	2-AIO
MT2-AIO-8	(9)	(9)	2-AIO
MT2-AIO-9	(10)	(10)	2-AIO
MT2-AIO-10	(11)	(11)	2-AIO
MT2-R	(14)	(14)	2-R

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle REMIC 2 Regular Interests is a per annum rate equal to the weighted average of each Subsidiary REMIC 2 Regular Interest computed after reducing the rate payable on each of the Subsidiary REMIC 2 Regular Interests having the letters “AIO” in its designation by 5.00% for each Distribution Date for which interest is payable on its Corresponding Middle REMIC 2 IO Interest (the “Group 2 REMIC Maximum Rate”).

(2)

The Class MT2-AIO-1 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 3 Distribution Dates the Class MT2-AIO-1 Interest shall be entitled to interest payable on the Class LT2-AIO-1 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(3)

The Class MT2-AIO-2 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 6 Distribution Dates the Class MT2-AIO-2 Interest shall be entitled to interest payable on the Class LT2-AIO-2 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(4)

The Class MT2-AIO-3 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 9 Distribution Dates the Class MT2-AIO-3 Interest shall be entitled to interest payable on the Class LT2-AIO-3 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter

(5)

The Class MT2-AIO-4 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 12 Distribution Dates the Class MT2-AIO-4 Interest shall be entitled to interest payable on the Class LT2-AIO-4 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(6)

The Class MT2-AIO-5 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 15 Distribution Dates the Class MT2-AIO-5 Interest shall be entitled to interest payable on the Class LT2-AIO-5 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(7)

The Class MT2-AIO-6 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 18 Distribution Dates the Class MT2-AIO-6 Interest shall be entitled to interest payable on the Class LT2-AIO-6 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(8)

The Class MT2-AIO-7 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 21 Distribution Dates the Class MT2-AIO-7 Interest shall be entitled to interest payable on the Class LT2-AIO-7 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(9)

The Class MT2-AIO-8 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 24 Distribution Dates the Class MT2-AIO-8 Interest shall be entitled to interest payable on the Class LT2-AIO-8 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(10)

The Class MT2-AIO-9 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 27 Distribution Dates the Class MT2-AIO-9 Interest shall be entitled to interest payable on the Class LT2-AIO-9 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(11)

The Class MT2-AIO-10 Interest is an interest-only Class and does not have a Class Principal Amount.  For each of the first 30 Distribution Dates the Class MT2-AIO-10 Interest shall be entitled to interest payable on the Class LT2-AIO-10 Interest at a rate of 5.00% per annum and shall not be entitled to any payments thereafter.

(12)

This interest shall have an initial principal balance equal to one half of the Original Certificate Principal Balance of its Corresponding Class of Certificates.

(13)

This interest shall have an initial principal balance amount equal to the excess of (i) the aggregate Pool Balance as of the Cut-off Date for Group 2, over (ii) the aggregate initial class principal amount of each other regular interest in Middle REMIC 2.

(14)

The MT2-R Interest is the sole Class of residual interest in Middle REMIC 2.  It does not have an interest rate or a principal balance.

On each Distribution Date, interest shall be distributed on the interests in Middle REMIC 2 based on the above-described interest rates, except that interest shall be deferred on the MT2-Q Interest to the extent necessary to make the principal distributions described below.

 On each Distribution Date, principal shall be distributed, and Realized Losses shall be allocated, among the interests in Middle REMIC 2 as follows:

(i)

first, concurrently to each Middle REMIC 2 Regular Interest with a Corresponding Class of Certificates (other than any interest-only Interest) until the principal balance of each such Middle REMIC 2 Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates for immediately after such Distribution Date; and

(ii)

second, to the MT2-Q Interest, any remaining amounts.

On each Distribution Date, the Trust Administrator shall be deemed to have distributed the Class P Prepayment Charges with respect to the LT2-AIO-10 Interest to the Class MT2-Q Interest.

Certificates

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of each of the Middle REMIC 1 Regular Interests and the Middle REMIC 2 Regular Interests, respectively, as a REMIC for federal income tax purposes, and such segregated pools of assets shall be designated as “Master REMIC 1” and Master REMIC 2,” respectively.  Master REMIC 1 and Master REMIC 2 shall also issue the Class R-1 and Class R-2 Interests, respectively, which shall evidence the sole class of “residual interests” in Master REMIC 1 and Master REMIC 2, respectively, for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates and the Class 1-C, Class 2-C, Class 1-1P, Class 1-2P, Class 2-1P, and Class 2-2P interests.

Designation	Pass-Through Rate(16)	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)	Related Master REMIC
Class 1-1A1	Variable(2)	$309,106,000	May 25, 2047	Master REMIC 1
Class 1-1A2	Variable(2)	$206,071,000	May 25, 2047	Master REMIC 1
Class 1-2A1	Variable(2)	$618,917,000	May 25, 2047	Master REMIC 1
Class 1-2A2	Variable(2)	$412,611,000	May 25, 2047	Master REMIC 1
Class 1-AIO	(3)	(4)	May 25, 2047	Master REMIC 1
Class 1-A3	Variable(2)	$132,701,000	May 25, 2047	Master REMIC 1
Class 1-M1	Variable(5)	$26,364,000	May 25, 2047	Master REMIC 1
Class 1-M2	Variable(5)	$14,940,000	May 25, 2047	Master REMIC 1
Class 1-M3	Variable(5)	$9,667,000	May 25, 2047	Master REMIC 1
Class 1-M4	Variable(5)	$9,667,000	May 25, 2047	Master REMIC 1
Class 1-M5	Variable(5)	$8,788,000	May 25, 2047	Master REMIC 1
Class 2-1A1	Variable(6)	$116,046,000	May 25, 2047	Master REMIC 2
Class 2-1A2	Variable(6)	$77,364,000	May 25, 2047	Master REMIC 2
Class 2-2A1	Variable(6)	$146,667,000	May 25, 2047	Master REMIC 2
Class 2-2A2	Variable(6)	$198,408,000	May 25, 2047	Master REMIC 2
Class 2-2A3	Variable(6)	$30,000,000	May 25, 2047	Master REMIC 2
Class 2-2A4	Variable(6)	$56,157,000	May 25, 2047	Master REMIC 2
Class 2-2A5	Variable(6)	$39,903,000	May 25, 2047	Master REMIC 2
Class 2-2A6	Variable(6)	$83,142,000	May 25, 2047	Master REMIC 2
Class 2-AIO	(7)	(8)	May 25, 2047	Master REMIC 2
Class 2-M1	Variable(9)	$21,869,000	May 25, 2047	Master REMIC 2
Class 2-M2	Variable(9)	$12,792,000	May 25, 2047	Master REMIC 2
Class 2-M3	Variable(9)	$5,777,000	May 25, 2047	Master REMIC 2
Class 2-M4	Variable(9)	$5,364,000	May 25, 2047	Master REMIC 2
Class 2-M5	Variable(9)	$4,952,000	May 25, 2047	Master REMIC 2
Class 2-M6	Variable(9)	$9,078,000	May 25, 2047	Master REMIC 2
Class 2-M7	Variable(9)	$9,490,000	May 25, 2047	Master REMIC 2
Class 2-M8	Variable(9)	$4,126,000	May 25, 2047	Master REMIC 2
Class 1-C interest	Variable(10)	$8,787,750	May 25, 2047	Master REMIC 1
Class 2-C interest	Variable(11)	$4,126,657	May 25, 2047	Master REMIC 2
Class 1-1P interest	N/A(12)	$100	May 25, 2047	Master REMIC 1
Class 1-2P interest	N/A(13)	$100	May 25, 2047	Master REMIC 1
Class 2-1P interest	N/A(14)	$100	May 25, 2047	Master REMIC 2
Class 2-2P interest	N/A(15)	$100	May 25, 2047	Master REMIC 2
Class 1-R	N/A	N/A	May 25, 2047	N/A
Class 1-RX	N/A	N/A	May 25, 2047	N/A
Class 2-R	N/A	N/A	May 25, 2047	N/A
Class 2-RX	N/A	N/A	May 25, 2047	N/A

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Pass-Through Rate on any Distribution Date with respect to the Class 1-1A1, Class 1-1A2, Class 1-2A1, Class 1-2A2 and Class 1-A3 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(3)

The Pass-Through Rate on any Distribution Date with respect to the Class 1-AIO Certificates will be a per annum rate equal to the lesser of (i) 5.000% and (ii) the related Net Rate Cap.

(4)

The Class 1-AIO Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 1-AIO Notional Amount (initially, $700,000,000).

(5)

The Pass-Through Rate on any Distribution Date with respect to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(6)

The Pass-Through Rate on any Distribution Date with respect to the Class 2-1A1, Class 2-1A2, Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, Class 2-2A5, and Class 2-2A6 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(7)

The Pass-Through Rate on any Distribution Date with respect to the Class 2-AIO Certificates will be a per annum rate equal to the lesser of (i) 5.000% and (ii) the related Net Rate Cap.

(8)

The Class 2-AIO Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-AIO Notional Amount (initially, $300,000,000).

(9)

The Pass-Through Rate on any Distribution Date with respect to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(10)

The Class 1-C interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class 1-C Certificates outstanding from time to time. For purposes of the REMIC Provisions, Class 1-C interest shall have an initial principal balance of $8,787,750, and the right to receive distributions of such amount represents a regular interest in Master REMIC 1.  The Class 1-C interest shall also comprise a notional component, which represents a regular interest in the Master REMIC.  Such component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the Middle REMIC 1 Regular Interests, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Middle REMIC 1 Regular Interests (other than any interest-only regular interest), over (ii) the Group 1 Adjusted WAC.

(11)

The Class 2-C interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class 2-C Certificates outstanding from time to time. For purposes of the REMIC Provisions, Class 2-C interest shall have an initial principal balance of $4,126,657, and the right to receive distributions of such amount represents a regular interest in Master REMIC 2.  The Class 2-C interest shall also comprise a notional component, which represents a regular interest in the Master REMIC.  Such component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the Middle REMIC 2 Regular Interests, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Middle REMIC 2 Regular Interests (other than any interest-only regular interest), over (ii) the Group 2 Adjusted WAC.

(12)

The Class 1-1P interest  will not accrue interest.  The Class 1-1P interest shall be entitled to Class P Prepayment Charges collected with respect to the Subgroup 1-1 Loans.

(13)

The Class 1-2P interest will not accrue interest.  The Class 1-2P interest shall be entitled to Class P Prepayment Charges collected with respect to the Subgroup 1-2 Loans.

(14)

The Class 2-1P interest will not accrue interest.  The Class 2-1P interest shall be entitled to Class P Prepayment Charges collected with respect to the Subgroup 2-1 Loans.

(15)

The Class 2-2P interest will not accrue interest.  The Class 2-2P interest shall be entitled to Class P Prepayment Charges collected with respect to the Subgroup 2-2 Loans.

(16)

For purposes of the REMIC Provisions, the maximum rate of interest payable on the regular interest evidenced by this Certificate shall not exceed the REMIC Maximum Rate.

Class 1-C REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 1-C interest in Master REMIC 1 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 1-C REMIC.”  The Class 1-C REMIC shall also issue the Class RX-1C Interest, which shall evidence the sole class of “residual interests” in the Class 1-C REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 1-C	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 1-C Certificate shall be entitled to all amounts distributed with respect to the Class 1-C interest in Master REMIC 1.  In addition, for purposes of the REMIC Provisions, the Class C Certificate shall represent beneficial ownership of (i) the Group 1 Carryover Reserve Fund, and the Group 1 Cap Account; and (ii) an interest in the notional principal contracts described in Section 9.11 hereof.

Class 2-C REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 2-C interest in Master REMIC 2 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 2-C REMIC.”  The Class 2-C REMIC shall also issue the Class RX-2C Interest, which shall evidence the sole class of “residual interests” in the Class 2-C REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 2-C	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 2-C Certificate shall be entitled to all amounts distributed with respect to the Class 2-C interest in Master REMIC 2.  In addition, for purposes of the REMIC Provisions, the Class 2-C Certificate shall represent beneficial ownership of (i) the Group 2 Carryover Reserve Fund, the Group 2 Cap Account, and the Class 2-2A3 Cap Account; and (ii) an interest in the notional principal contracts described in Section 9.11 hereof.

Class 1-1P REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 1-1P interest issued by Master REMIC 1 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 1-1P REMIC.”  The Class 1-1P REMIC shall also issue the Class RX-1-1P Interest, which shall evidence the sole class of “residual interests” in the Class 1-1P REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 1-1P	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 1-1P Certificate shall be entitled to all amounts distributed with respect to the Class 1-1P interest in Master REMIC 1.

Class 1-2P REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 1-2P interest issued by Master REMIC 1 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 1-2P REMIC.”  The Class 1-2P REMIC shall also issue the Class RX-1-2P Interest, which shall evidence the sole class of “residual interests” in the Class 1-2P REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 1-2P	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 1-2P Certificate shall be entitled to all amounts distributed with respect to the Class 1-2P interest in Master REMIC 1.

Class 2-1P REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 2-1P interest issued by Master REMIC 2 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 2-1P REMIC.”  The Class 2-1P REMIC shall also issue the Class RX-2-1P Interest, which shall evidence the sole class of “residual interests” in the Class 2-1P REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 2-1P	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 2-1P Certificate shall be entitled to all amounts distributed with respect to the Class 2-1P interest in Master REMIC 2.

Class 2-2P REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class 2-2P interest issued by Master REMIC 2 as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class 2-2P REMIC.”  The Class 2-2P REMIC shall also issue the Class RX-2-2P Interest, which shall evidence the sole class of “residual interests” in the Class 2-2P REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 2-2P	(2)	(2)	May 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class 2-2P Certificate shall be entitled to all amounts distributed with respect to the Class 2-2P interest in Master REMIC 2.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee agree as follows:

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Offered Certificates.

Delay Certificates

The Interest Only Certificates.

ERISA-Restricted Certificates

The Offered Certificates (other than the ERISA-Restricted Trust Certificates), any Class of ERISA-Restricted Trust Certificates whose rating has fallen to below AA- or its equivalent upon its acquisition, the Private Certificates, the Residual Certificates and, in general, any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

ERISA-Restricted Trust

Certificates

The Class 1-1A1, Class 1-2A1, Class 2-1A1, Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4 and Class 2-2A5 Certificates

Group 1 Certificates

The Group 1 Senior Certificates and Group 1 Subordinate Certificates.

Subgroup 1-1 Certificates

The Class 1-1A1 and Class 1-1A2 Certificates.

Subgroup 1-2 Certificates

The Class 1-2A1 and Class 1-2A2 Certificates.

Group 1 Senior Certificates

The Subgroup 1-1 Certificates, Subgroup 1-2 Certificates, and the Class 1-AIO Certificates.

Group 1 Senior Mezzanine
Certificates

The Class 1-A3 Certificates.

Group 1 Mezzanine Certificates

The Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates.

Group 1 Subordinate Certificates

The Group 1 Mezzanine Certificates and the Class 1-C Certificates.

Group 1 Residual Certificates

The Class 1-R and Class 1-RX Certificates.

Group 2 Certificates

The Group 2 Senior Certificates and Group 2 Subordinate Certificates.

Subgroup 2-1 Certificates

The Class 2-1A1 and Class 2-1A2 Certificates.

Subgroup 2-2 Certificates

The Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, Class 2-2A5 and Class 2-2A6 Certificates.

Group 2 Senior Certificates

The Subgroup 2-1 Certificates, Subgroup 2-2 Certificates, and Class 2-AIO Certificates.

Group 2 Mezzanine Certificates

The Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates.

Group 2 Subordinate Certificates

The Group 2 Mezzanine Certificates and the Class 2-C Certificates.

Group 2 Residual Certificates

The Class 2-R and Class 2-RX Certificates.

Senior Certificates

The Group 1 Senior Certificates and Group 2 Senior Certificates.

Mezzanine Certificates

The Group 1 Mezzanine Certificates and Group 2 Mezzanine Certificates.

Subordinate Certificates

The Group 1 Subordinate Certificates and Group 2 Subordinate Certificates.

Class C Certificates

The Class 1-C and Class 2-C Certificates.

Class P Certificates

The Class 1-1P, Class 1-2P, Class 2-1P and Class 2-2P Certificates.

Residual Certificates

The Class 1-R, Class 2-R, Class 1-RX and Class 2-RX Certificates.

Interest Only Certificates

The Class 1-AIO and Class 2-AIO Certificates.

LIBOR Certificates

The Subgroup 1-1 Certificates, Subgroup 1-2 Certificates, Subgroup 2-1 Certificates, Subgroup 2-2 Certificates and Mezzanine Certificates.

Delay Certificates

The Interest Only Certificates.

No Delay Certificates

The LIBOR Certificates.

Offered Certificates

The Senior Certificates and Mezzanine Certificates.

Private Certificates

The Class P Certificates, Class C Certificates and Residual Certificates.

Physical Certificates

The Class C Certificates, Class P Certificates and Residual Certificates.

Regular Certificates

All Classes of Certificates, other than the Residual Certificates.

Rating Agencies

Moody’s, S&P and DBRS.

Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 9.12.

Account Property:  All amounts and investments held from time to time in a Securities Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise), and all proceeds of the foregoing.

Accountant’s Attestation:  As defined in Section 3.22(b)(i).

Accrual Period: With respect to any Distribution Date and the Delay Certificates, the calendar month preceding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).  With respect to the first Distribution Date and the No Delay Certificates, the period from the Closing Date to (but excluding) the first Distribution Date (calculated on an actual/360 day basis).  With respect to each Distribution Date thereafter and the No Delay Certificates, from the prior Distribution Date to (but excluding) the current Distribution Date (calculated on an actual/360 day basis).

Additional Disclosure Notification:  As set forth in Exhibit S.

Additional Form 10-D Disclosure:  As defined in Section 9.12(a)(1).

Additional Form 10-K Disclosure:  As defined in Section 9.12(b)(i).

Adjustment Date:  As to each Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance:  An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01.

Affiliate:  When used with reference to a specified Person, another Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

AHM:  American Home Mortgage Servicing, Inc., and its successors and assigns, in its capacity as Servicer of the AHM Mortgage Loans.

AHM Mortgage Loans:  The Mortgage Loans for which AHM is listed as “Servicer” on the Mortgage Loan Schedule.

AHM Servicing Agreement:  Solely with respect to the AHM Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of December 1, 2005, among the Transferor, as initial purchaser, AHM, as seller, and American Home Mortgage Servicing, Inc., as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the AHM Mortgage Loans.

Amount Held for Future Distribution:  As to any related Distribution Date and any Mortgage Loan, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date with respect to such Mortgage Loan at the close of business on the related Servicer Remittance Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

Annual Statement of Compliance: As defined in Section 3.21(a).

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

Assessment of Compliance:  As defined in Section 3.22(i)(a).

Assignment:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

Assignment Agreements:  The following Assignment, Assumption and Recognition Agreements, each dated as of May 15, 2007, whereby certain Servicing Agreements solely with respect to the related Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

(a)

The Assignment, Assumption and Recognition Agreement among AHM, as company, American Home Mortgage Servicing, Inc., as servicer, the Transferor and the Depositor;

(b)

The Assignment, Assumption and Recognition Agreement among Chevy Chase, the Transferor and the Depositor;

(c)

The Assignment, Assumption and Recognition Agreement among Countrywide, as company, Countrywide Home Loans Servicing LP, the Trustee, the Transferor and the Depositor;

(d)

The Assignment, Assumption and Recognition Agreement among IndyMac, as company, the Transferor and the Depositor; and

(e)

The Assignment, Assumption and Recognition Agreement among RFC, as company, the Transferor and the Depositor.

Assignment of Proprietary Lease:  With respect to a Cooperative Mortgage Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Mortgage Loan.

Available Funds: As to any Distribution Date and any Loan Group or Loan Subgroup, the sum of (a) the Interest Funds for that Loan Group or Loan Subgroup, as applicable, and Distribution Date and (b) the Principal Funds for that Loan Group or Loan Subgroup, as applicable, and that Distribution Date.

Available Funds Rate Cap:  For any Distribution Date and any Loan Group or Loan Subgroup, is the product of:

(i)

the Available Funds for such Loan Group or Loan Subgroup, as applicable, for that Distribution Date, over

(ii)

a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans in such Loan Group or Loan Subgroup, as applicable, as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or any city in which the Corporate Trust Office of the Trustee or Trust Administrator is located are authorized or obligated by law or executive order to be closed.

Cap Account:  Any of the Group 1 Certificate Cap Account, the Group 1 Basis Risk Cap Account, the Group 2 Certificate Cap Account, the Group 2 Basis Risk Cap Account and the Class 2-2A3 Basis Risk Cap Account.

Cap Contracts:  The Group 1 Certificate Cap Contract, the Group 1 Basis Risk Cap Contract, the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract, and the Class 2-2A3 Basis Risk Cap Contract.

Cap Provider:  Swiss Re Financial Products Corporation.

Cenlar:  Cenlar, FSB, and its successors and assigns, in its capacity as Servicer of the Cenlar Mortgage Loans.

Cenlar Serviced Mortgage Loans:  The Mortgage Loans for which Cenlar is listed as “Servicer” on the Mortgage Loan Schedule.

Cenlar Servicing Agreement:  Solely with respect to the Cenlar Serviced Mortgage Loans, the Servicing Agreement, dated as of January 1, 2006 by and among the Master Servicer, UBS Real Estate Securities Inc., as seller, and Cenlar, as servicer, as the same may be amended from time to time.

Certificate:  Any one of the Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator in substantially the forms attached hereto as Exhibits A through F.

Certificate Factor: With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates as of the Closing Date.

Certificate Group:  The Group 1 Certificates and Group 2 Certificates, as applicable.

Certificate Insurance Policy:  The Financial Guaranty Insurance Policy No. 51834-N issued by the Certificate Insurer in respect of the Insured Certificates, including any endorsements thereto.

Certificate Insurer:  Financial Security Assurance Inc., a New York stock insurance company, and its successors in interest.

Certificate Insurer Default: As defined in Section 12.04(j)

Certificate Insurer Fee Rate:  0.060% per annum.

Certificate Margin:  The certificate margin with respect to each Class of LIBOR Certificates will be as set forth below:

	Margin
Class	(1)	(2)
1-1A1	0.175%	0.350%
1-1A2	0.175%	0.350%
1-2A1	0.200%	0.400%
1-2A2	0.200%	0.400%
1-A3	0.430%	0.860%
1-M1	0.850%	1.275%
1-M2	1.100%	1.650%
1-M3	1.350%	2.025%
1-M4	1.850%	2.775%
1-M5	2.500%	3.750%
2-1A1	0.175%	0.350%
2-1A2	0.175%	0.350%
2-2A1	0.110%	0.220%
2-2A2	0.210%	0.420%
2-2A3	0.300%	0.600%
2-2A4	0.300%	0.600%
2-2A5	0.340%	0.680%
2-2A6	0.200%	0.400%
2-M1	0.400%	0.600%
2-M2	0.450%	0.675%
2-M3	0.650%	0.975%
2-M4	0.850%	1.275%
2-M5	1.100%	1.650%
2-M6	1.200%	1.800%
2-M7	2.500%	3.750%
2-M8	2.500%	3.750%

(1)

For each Distribution Date through and including the first possible Group 1 Optional Termination Date or Group 2 Optional Termination Date, as applicable.

(2)

For each Distribution Date after the first possible Group 1 Optional Termination Date or Group 2 Optional Termination Date, as applicable.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Certificate (other than the Interest Only Certificates and Class C Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination of that Certificate (A) plus any increase to the Certificate Principal Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries and (B) minus the sum of (i) all distributions of principal previously made with respect to that Certificate; provided, however, that solely for purposes of determining the Premium Distribution Amount payable to the Certificate Insurer and the Certificate Insurer’s rights as subrogee to the Holders of the Insured Certificates, the Certificate Principal Balance of any Insured Certificate shall be deemed not to be reduced by any principal amounts paid to the Holder thereof from payments made by the Certificate Insurer under the Certificate Insurance Policy, unless such amounts have been reimbursed to the Certificate Insurer pursuant to Section 4.02, and (ii)  any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.02(c) without duplication; provided, however, that to the extent that any Realized Loss was paid under the Certificate Insurance Policy, any Subsequent Recoveries payable to any of the Insured Certificates shall be payable to the Certificate Insurer.  With respect to each Class 1-C Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate uncertificated balance of the Middle REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Group 1 Senior Certificates and the Group 1 Mezzanine Certificates then outstanding.  With respect to each Class 2-C Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate uncertificated balance of the Middle REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Group 2 Senior Certificates and the Group 2 Mezzanine Certificates then outstanding.

Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

Certificate Subgroup:  The Subgroup 1-1 Certificates, Subgroup 1-2 Certificates, Subgroup 2-1 Certificates and Group 2-2 Certificates, as applicable.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trust Administrator is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

Certification:  As specified in Section 9.12(d).

Certification Parties:  As defined in Section 9.12.

Certifying Person: As defined in Section 9.12.

Chevy Chase:  Chevy Chase Mortgage Servicing, Inc., and its successors and assigns, in its capacity as Servicer of the Chevy Chase Mortgage Loans.

Chevy Chase Mortgage Loans:  The Mortgage Loans for which Chevy Chase is listed as “Servicer” on the Mortgage Loan Schedule.

Chevy Chase Servicing Agreement:  Solely with respect to the Chevy Chase Mortgage Loans, the Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of July 1, 2005, as amended and restated to and including June 1, 2006, between the Transferor, as initial purchaser, and Chevy Chase Bank, F.S.B., as seller and servicer, as the same may be amended from time to time, and any assignments and conveyances related to the Chevy Chase Mortgage Loans.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class 1-1P REMIC:  As specified in the Preliminary Statement.

Class 1-1P Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(o).

Class 1-2P REMIC:  As specified in the Preliminary Statement.

Class 1-2P Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(p).

Class 1-C REMIC:  As specified in the Preliminary Statement.

Class 2-1P REMIC:  As specified in the Preliminary Statement.

Class 2-1P Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(q).

Class 2-2A3 Basis Risk Cap Account: A segregated trust account established and maintained by the Trust Administrator pursuant to 3.07(n) of this agreement in which payments received from the Cap Provider will be deposited.

Class 2-2A3 Basis Risk Cap Contract: The cap contract between the Cap Provider and the Supplemental Interest Trust Trustee relating to the Certificates in the form attached hereto as Exhibit O-5.

Class 2-2A3 Basis Risk Cap Contract Termination Date:  The Distribution Date in May 2027.

Class 2-2P REMIC:  As specified in the Preliminary Statement.

Class 2-2P Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(r).

Class 2-C REMIC:  As specified in the Preliminary Statement.

Class C Certificate: Any one of the Class C Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit D-1.

Class P Certificate: Any one of the Class P Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit D-2.

Class P Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to the Mortgage Loans identified on Schedule VIII attached hereto.

Class Principal Balance:  With respect to any Class of Certificates (other than the Interest Only Certificates) and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.  The Interest Only Certificates do not have Class Principal Balances.

Clearstream: Clearstream Banking Luxembourg, formerly known as Cedelbank SA.

Closing Date:  May 15, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “Wells Fargo Bank, N.A., for the benefit of U.S. Bank National Association, in trust for the registered Holders of MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3.”  The Collection Account may be deemed to be a sub-account of the Distribution Account.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date and any Servicer, the amount required to be paid by such Servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such Servicer for the related Distribution Date.

Control Person:  As defined in Section 8.05.

Cooperative Corporation: With respect to any Cooperative Mortgage Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Mortgage Loan:  A Mortgage Loan that is secured by a second lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Mortgage Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Mortgage Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Mortgage Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement is located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance—MASTR Adjustable Rate Mortgages Trust 2007-3, which is the address to which appropriate notices to and correspondence with the Trustee should be directed

With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement is located for certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—MARM 2007-3, and for all other purposes at 9062 Old Annapolis Road, Columbia Maryland 21045, Attention: Client Manager—MARM 2007-3.

Corresponding Class:  With respect to any interest in Middle REMIC 1 or Middle REMIC 2, the Corresponding Class of Certificates identified in the table for Middle REMIC 1 or Middle REMIC 2, as applicable, in the Preliminary Statement.

Corresponding Middle REMIC 1 IO:  With respect to each Subsidiary REMIC 1 Regular Interest having an “AIO” in its class designation, the Middle Tier REMIC 1 Regular Interest having an “AIO” in its class designation that has the same numeric designation.

Corresponding Middle REMIC 2 IO:  With respect to each Subsidiary REMIC 2 Regular Interest having an “AIO” in its class designation, the Middle Tier REMIC 2 Regular Interest having an “AIO” in its class designation that has the same numeric designation.

Countrywide:  Countrywide Home Loans, Inc., and its successors and assigns.

Countrywide Mortgage Loans:  The Mortgage Loans for which Countrywide Home Loans Servicing L.P. is listed as “Servicer” on the Mortgage Loan Schedule.

Countrywide Servicing Agreement: Solely with respect to the Countrywide Serviced Mortgage Loans, the Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2001, between the Transferor, as purchaser, and Countrywide Home Loans, Inc., as seller and as servicer, as amended by Amendment Reg AB, dated as of March 1, 2006, and any other related amendments thereto, and any assignments and conveyances related to the Countrywide Mortgage Loans (as modified pursuant to the related Assignment Agreement).

Covered Mortgage Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit Risk Manager:  Wells Fargo Bank, N.A.

Current Interest:  With respect to each Class of Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance of such Class immediately prior to such Distribution Date, reduced by any Prepayment Interest Shortfalls not covered by Compensating Interest Payments and Relief Act Reductions (allocated to each such Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Reductions for such Distribution Date).

Custodian:  Wells Fargo, in its capacity as custodian hereunder, and its successor and assigns or any successor Custodian hereunder.

Cut-off Date:  April 1, 2007.

Cut-off Date Principal Balance:  With respect to the Group 1 Mortgage Loans, the aggregate Principal Balance of the Group 1 Mortgage Loans as of the close of business on the Cut-off Date, which amount is equal to $1,757,619,751.  With respect to the Group 2 Mortgage Loans, the aggregate Principal Balance of the Group 2 Mortgage Loans as of the close of business on the Cut-off Date, which amount is equal to $825,261,657.

DBRS:  DBRS, Inc., or any successor thereto.  If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to DBRS shall be 140 Broadway, 35th Floor, New York, NY 10005, or such other address as DBRS may hereafter furnish to each party to this Agreement.

Deferred Interest: With respect to each Mortgage Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:  Any Physical Certificate issued pursuant to Section 5.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Deleted Mortgage Loan:  Any Mortgage Loan that is replaced or required to be replaced pursuant to Section 2.02 or 2.03.

Delinquent: With respect to any Mortgage Loan, means that any monthly payment with respect to such Mortgage Loan that is due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc. (in each case, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

Determination Date:  The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Servicing Agreement.

Distribution Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.07 in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer and designated “U.S. Bank National Association in trust for registered holders of MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3.”  Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, one Business Day prior to such Distribution Date.

Distribution Date:  The Distribution Date shall be the 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2007.

Distribution Date Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

DTC: The Depository Trust Company.

Due Date: With respect to each Mortgage Loan, the date on which the Scheduled Payment is due each month.

Due Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short term ratings of each of S&P, Moody’s and Fitch at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, the Certificate Insurer and the NIMS Insurer, the Trust Administrator, the Certificate Insurer and the NIMS Insurer have a claim with respect to the funds in such account that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained (provided that the ratings of the Rating Agencies with respect to the Certificates shall not be downgraded or withdrawn) or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained by the Trust Administrator.

Eligible Substitute Mortgage Loan:  With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Principal Balance, (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 10% less than the Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; (vii) have the same prepayment penalty term; and (viii) not be a Cooperative Mortgage Loan unless the Deleted Mortgage Loan was a Cooperative Mortgage Loan.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Euroclear: The Euroclear System.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification:  With respect to the Custodian, the certification required to be delivered by the Custodian not later than 90 days after the Closing Date to the Depositor, the Trustee and the Transferor in the form annexed hereto as Exhibit H pursuant to Section 2.02 of this Agreement.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention:  MBS Monitoring MASTR Adjustable Rate Mortgages Trust 2007-3, or such other address as Fitch may hereafter furnish to each party to this Agreement.

Form 8-K Disclosure Information:  As defined in Section 9.12(c)(i).

Freddie Mac:  Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Group:  With respect to the Certificates, the related Certificate Group or Certificate Subgroup, and with respect to the Mortgage Loans, the related Loan Group or Loan Subgroup.

Group 1 Adjusted WAC:  For any Distribution Date (and the related Accrual Period), a per annum rate equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Middle REMIC 1 Regular Interests (other than any interest only regular interest), weighted in proportion to their class principal amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on each Middle REMIC 1 Regular Interest that does not correspond to a Class of Certificates to a cap of 0.00%, and by subjecting the rate on each remaining such Middle REMIC 1 Regular Interest to a cap that corresponds to the Pass-Through Rate (determined by treating such Pass-Through Rate as being subject to a maximum rate equal to the Group 1 REMIC Maximum Rate) for the Corresponding Class of Certificates, provided, however, that for each Class of No Delay Certificates, the Pass-Through Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Group 1 Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Principal Balance of all Classes of Group 1 Certificates (other than the Class 1-AIO Certificates and after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of such Distribution Date.

Group 1 Auction Initiator:  The Class 1-C Certificateholder; provided, that if the Class 1-C Certificateholder has not exercised its rights to initiate an auction under Section 10.01 on any date on which the Class 1-C Certificateholder is entitled to do so, and the Master Servicer has not exercised its termination rights under Section 10.01 on any date on which the Master Servicer is entitled to do so, the Auction Initiator shall be the Certificate Insurer.

Group 1 Auction Date:  As defined in Section 10.01.

Group 1 Auction Purchaser:  As defined in Section 10.01.

Group 1 Auction Sale Price:  As defined in Section 10.01.

Group 1 Basic Principal Distribution Amount: With respect to each Distribution Date, the lesser of:

(a)

the aggregate Class Principal Balance of the Group 1 Senior Certificates (other than the Class 1-AIO Certificates) and Group 1 Mezzanine Certificates immediately prior to such Distribution Date, and

(b)

the excess, if any, of (a) the Principal Funds for Loan Group 1 for such Distribution Date over (b) the Group 1 Overcollateralization Release Amount for such Distribution Date.

Group 1 Basis Risk Cap Account: A segregated trust account established and maintained by the Trust Administrator pursuant to 3.07(k) of this agreement in which payments received from the Cap Provider will be deposited.

Group 1 Basis Risk Cap Contract: The cap contract between the Cap Provider and the Supplemental Interest Trust Trustee relating to the Certificates in the form attached hereto as Exhibit O-1.

Group 1 Basis Risk Cap Contract Termination Date:  The Distribution Date in August 2015.

Group 1 Carryover Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(h).

Group 1 Certificate Cap Account: A segregated trust account established and maintained by the Trust Administrator pursuant to 3.07(j) of this agreement in which payments received from the Cap Provider will be deposited.

Group 1 Certificate Cap Contract: The cap contract between the Cap Provider and the Supplemental Interest Trust Trustee relating to the Group 1 Certificates in the form attached hereto as Exhibit O-2.

Group 1 Certificate Cap Contract Termination Date:  The Distribution Date on which the aggregate Class Principal Balance of the Group 1 Senior Certificates and Group 1 Mezzanine Certificates is reduced to zero.

Group 1 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, the sum of the Subgroup 1-1 Certificate Insurer Reimbursement Amount and the Subgroup 1-2 Certificate Insurer Reimbursement Amount.

Group 1 Certificates:  As specified in the Preliminary Statement.

Group 1 Cumulative Loss Trigger Event:  A Group 1 Cumulative Loss Trigger Event is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group 1 Mortgage Loans from (and including) the Cut-off Date for each such Group 1 Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, as set forth below:

Distribution Date	Percentage
May 2009 – April 2010	0.30% with respect to May 2009, plus an additional 1/12th of 0.45% for each month thereafter through April 2010.
May 2010 – April 2011	0.75% with respect to May 2010, plus an additional 1/12th of 0.55% for each month thereafter through April 2011.
May 2011 – April 2012	1.30% with respect to May 2011, plus an additional 1/12th of 0.60% for each month thereafter through April 2012.
May 2012 – April 2013	1.90% with respect to May 2012, plus an additional 1/12th of 0.70% for each month thereafter through April 2013.
May 2013 – April 2014	2.60% with respect to May 2013, plus an additional 1/12th of 0.250% for each month thereafter through April 2014.
May 2014 and thereafter	2.85%

Group 1 Delinquency Trigger Event:  A Group 1 Delinquency Trigger Event is in effect with respect to a Distribution Date on or after the Group 1 Stepdown Date if the Group 1 Rolling Sixty Day Delinquency Rate equals or exceeds the product of (i) 23.333% and the Group 1 Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in May 2012 and (ii) 29.167% and the Group 1 Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in May 2012.

Group 1 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Loans.

Group 1 Mezzanine Certificates:  As defined in the Preliminary Statement.

Group 1 Mezzanine Principal Distribution Amount:  For any Class of Group 1 Mezzanine Certificates and Distribution Date, the excess of:

(a)

the sum of:

(i)

the aggregate Class Principal Balance of the Group 1 Senior Certificates (other than the Class 1-AIO Certificates) after taking into account the distribution of the Group 1 Senior Principal Distribution Amount for such Distribution Date,

(ii)

the aggregate Class Principal Balance of any Class(es) of Group 1 Mezzanine Certificates that are senior to the subject Class (in each case, after taking into account the distribution of the applicable Group 1 Mezzanine Principal Distribution Amount(s) for such more senior Class(es) of Group 1 Certificates for such Distribution Date), and

(iii)

the Class Principal Balance of such Class of Group 1 Mezzanine Certificates immediately prior to such Distribution Date, over

(b)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject Class of Group 1 Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Group 1;  provided, however, that if the Class Principal Balance of each Class of Group 1 Senior Certificates has been reduced to zero, and such Class of Group 1 Mezzanine Certificates is the only Class of Group 1 Mezzanine Certificates outstanding on such Distribution Date, that Class will be entitled to receive the entire remaining Group 1 Principal Distribution Amount until its Class Principal Balance is reduced to zero.

Group 1 Net Monthly Excess Cashflow:  With respect to any Distribution Date, the sum for such Distribution Date of (a) any Group 1 Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for Loan Group 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for the Group 1 Senior Certificates and Group 1 Mezzanine Certificates, (B) the Interest Carry Forward Amount for the Group Senior Certificates, (C) the Group 1 Principal Distribution Amount and (D) the Group 1 Premium Distribution Amount.

Group 1 Optional Termination:  The termination of the portion of the Trust created hereunder related to Loan Group 1 in connection with the auction or purchase of the Mortgage Loans pursuant to Section 10.01 hereof.

Group 1 Optional Termination Date:  As specified in Section 10.01(a) hereof.

Group 1 Overcollateralization Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate Class Principal Balance of the Group 1 Senior Certificates and the Group 1 Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Group 1 Principal Distribution Amount to be made on such Distribution Date).

Group 1 Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Group 1 Overcollateralization Target Amount for such Distribution Date exceeds the Group 1 Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Funds for Loan Group 1 on such Distribution Date but before giving effect to any other distributions on the Group 1 Certificates in reduction of their respective Class Principal Balances on such Distribution Date).

Group 1 Overcollateralization Maintenance Amount: With respect to any Distribution Date, the lesser of (a) the Group 1 Net Monthly Excess Cashflow for such Distribution Date and (b) the Group 1 Overcollateralization Deficiency Amount for such Distribution Date.

Group 1 Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for Loan Group 1 for such Distribution Date and (y) the excess, if any, of (i) the Group 1 Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds for Loan Group 1 is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Class Principal Balances on such Distribution Date) over (ii) the Group 1 Overcollateralization Target Amount for such Distribution Date.

Group 1 Overcollateralization Target Amount:  With respect to any Distribution Date (a) prior to the Group 1 Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group 1 Loans as of the Cut-off Date and (b) on or after the Group 1 Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Group 1 Stepdown Date but prior to the Distribution Date in May 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Group 1 Stepdown Date and on or after the Distribution Date in May 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor for Loan Group 1; provided, however, that if a Group 1 Trigger Event is in effect on any Distribution Date, the Group 1 Overcollateralization Target Amount will be the Group 1 Overcollateralization Target Amount as in effect for the prior Distribution Date.

Group 1 Premium Distribution Amount:   With respect to any Distribution Date, the sum of the Subgroup 1-1 Premium Distribution Amount and the Subgroup 1-2 Premium Distribution Amount for such Distribution Date.

Group 1 Principal Distribution Amount:  With respect to each Distribution Date, the sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Group 1 Overcollateralization Maintenance Amount for such Distribution Date.

Group 1 Rolling Sixty-Day Delinquency Rate:   With respect to any Distribution Date on or after the Group 1 Stepdown Date, the average of the Group 1 Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

Group 1 Senior Enhancement Percentage:  With respect to any Distribution Date on or after the Group 1 Stepdown Date, a fraction (expressed as a percentage):

(a)

the numerator of which is the sum of:

(i)

the aggregate Class Principal Balance of the Group 1 Mezzanine Certificates immediately prior to that Distribution Date and

(ii)

the Group 1 Overcollateralization Amount, in each case prior to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date, and,

(b)

the denominator of which is the aggregate Stated Principal Balance of the Group 1  Loans after giving effect to distributions to be made on that Distribution Date.

Group 1 Senior Principal Distribution Amount:  With respect to each Distribution Date, the aggregate of the Subgroup 1-1 Senior Principal Distribution Amount and the Subgroup 1-2 Senior Principal Distribution Amount.

Group 1 Sixty-Day Delinquency Rate:   With respect to any Distribution Date on or after the Group 1 Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Group 1 Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Group 1 Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Group 1 Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Group 1 Stepdown Date:   The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Group 1 Senior Certificates (other than the Class 1-AIO Certificates) is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Principal Balance of the Group 1 Senior Certificates (other than the Class 1-AIO Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group 1 Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 30.000% on any Distribution Date prior to the Distribution Date in May 2013 and (b) 24.000% on any Distribution Date on or after the Distribution Date in May 2013.

Group 1 Trigger Event:  A Group 1 Trigger Event is in effect with respect to any Distribution Date on or after the Group 1 Stepdown Date if either a Group 1 Delinquency Trigger Event is in effect with respect to that Distribution Date or a Group 1 Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Group 2 Adjusted WAC:  For any Distribution Date (and the related Accrual Period), a per annum rate equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Middle REMIC 2 Regular Interests (other than any interest only regular interest), weighted in proportion to their class principal amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on each Middle REMIC 2 Regular Interest that does not correspond to a Class of Certificates to a cap of 0.00%, and by subjecting the rate on each remaining such Middle REMIC 2 Regular Interest to a cap that corresponds to the Pass-Through Rate (determined by treating such Pass-Through Rate as being subject to a maximum rate equal to the Group 2 REMIC Maximum Rate) for the Corresponding Class of Certificates, provided, however, that for each Class of No Delay Certificates, the Pass-Through Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Group 2 Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Principal Balance of all Classes of Group 2 Certificates (other than the Class 2-AIO Certificates and after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of such Distribution Date.

Group 2 Auction Initiator:  The Class 2-C Certificateholder; provided, that if the Class 2-C Certificateholder has not exercised its rights to initiate an auction under Section 10.03 on any date on which the Class 2-C Certificateholder is entitled to do so, and the Master Servicer has not exercised its termination rights under Section 10.03 on any date on which the Master Servicer is entitled to do so, the Auction Initiator shall be the Certificate Insurer.

Group 2 Auction Date:  As defined in Section 10.03.

Group 2 Auction Purchaser:  As defined in Section 10.03.

Group 2 Auction Sale Price:  As defined in Section 10.03.

Group 2 Basic Principal Distribution Amount: With respect to each Distribution Date, the lesser of:

(c)

the aggregate Class Principal Balance of the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Group 2 Mezzanine Certificates immediately prior to such Distribution Date, and

(d)

the excess, if any, of (a) the Principal Funds for Loan Group 2 for such Distribution Date over (b) the Group 2 Overcollateralization Release Amount for such Distribution Date.

Group 2 Basis Risk Cap Account: A segregated trust account established and maintained by the Trust Administrator pursuant to 3.07(m) of this agreement in which payments received from the Cap Provider will be deposited.

Group 2 Basis Risk Cap Contract: The cap contract between the Cap Provider and the Supplemental Interest Trust Trustee relating to the Certificates in the form attached hereto as Exhibit O-3.

Group 2 Basis Risk Cap Contract Termination Date:  The Distribution Date in October 2009.

Group 2 Carryover Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(i).

Group 2 Certificate Cap Account: A segregated trust account established and maintained by the Trust Administrator pursuant to 3.07(l) of this agreement in which payments received from the Cap Provider will be deposited.

Group 2 Certificate Cap Contract: The cap contract between the Cap Provider and the Supplemental Interest Trust Trustee relating to the Group 2 Certificates in the form attached hereto as Exhibit O-4.

Group 2 Certificate Cap Contract Termination Date:  The Distribution Date in April 2014.

Group 2 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, the sum of the Subgroup 2-1 Certificate Insurer Reimbursement Amount and the Subgroup 2-2 Certificate Insurer Reimbursement Amount.

Group 2 Certificates:  As specified in the Preliminary Statement.

Group 2 Credit Enhancement Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(s).

Group 2 Credit Enhancement Reserve Fund Termination Date:  The Distribution Date in April 2014.

Group 2 Cumulative Loss Trigger Event:  A Group 2 Cumulative Loss Trigger Event is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group 2 Mortgage Loans from (and including) the Cut-off Date for each such Group 2 Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, as set forth below:

Distribution Date	Percentage
May 2009 – April 2010	0.30% with respect to May 2009, plus an additional 1/12th of 0.40% for each month thereafter through April 2010.
May 2010 – April 2011	0.70% with respect to May 2010, plus an additional 1/12th of 0.55% for each month thereafter through April 2011.
May 2011 – April 2012	1.25% with respect to May 2011, plus an additional 1/12th of 0.55% for each month thereafter through April 2012.
May 2012 – April 2013	1.80% with respect to May 2012, plus an additional 1/12th of 0.70% for each month thereafter through April 2013.
May 2013 – April 2014	2.50% with respect to May 2013, plus an additional 1/12th of 0.25% for each month thereafter through April 2014.
May 2014 and thereafter	2.75%

Group 2 Delinquency Trigger Event:  A Group 2 Delinquency Trigger Event is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Group 2 Loans equals or exceeds the product of (i) 29.787% and the Senior Enhancement Percentage for Loan Group 2 for any Distribution Date prior to the Distribution Date in May 2012 and (ii) 37.234% and the Senior Enhancement Percentage for Loan Group 2 for any Distribution Date on or after the Distribution Date in May 2012.

Group 2 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Loans.

Group 2 Mezzanine Certificates:  As defined in the Preliminary Statement.

Group 2 Mezzanine Principal Distribution Amount:  For any Class of Group 2 Mezzanine Certificates and Distribution Date, the excess of:

(e)

the sum of:

(i)

the aggregate Class Principal Balance of the Group 2 Senior Certificates, other than the Class 2-AIO Certificates (after taking into account the distribution of the Group 2 Senior Principal Distribution Amount for such Distribution Date),

(ii)

the aggregate Class Principal Balance of any Class(es) of Group 2 Mezzanine Certificates that are senior to the subject Class (in each case, after taking into account the distribution of the applicable Group 2 Mezzanine Principal Distribution Amount(s) for such more senior Class(es) of Group 2 Certificates for such Distribution Date), and

(iii)

the Class Principal Balance of such Class of Group 2 Mezzanine Certificates immediately prior to such Distribution Date, over

(f)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject Class of Group 2 Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Group 2;  provided, however, that if the Class Principal Balance of each Class of Group 2 Senior Certificates has been reduced to zero, and such Class of Group 2 Mezzanine Certificates is the only Class of Group 2 Mezzanine Certificates outstanding on such Distribution Date, that Class will be entitled to receive the entire remaining Group 2 Principal Distribution Amount until its Class Principal Balance is reduced to zero.

Group 2 Net Monthly Excess Cashflow:  With respect to any Distribution Date, the sum for such Distribution Date of (a) any Group 2 Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for Loan Group 2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for the Group 2 Senior Certificates and Group 2 Mezzanine Certificates, (B) the Interest Carry Forward Amount for the Group Senior Certificates, (C) the Group 2 Principal Distribution Amount and (D) the Group 2 Premium Distribution Amount.

Group 2 Optional Termination:  The termination of the portion of the Trust created hereunder related to Loan Group 2 in connection with the auction or purchase of the Mortgage Loans pursuant to Section 10.03 hereof.

Group 2 Optional Termination Date:  As specified in Section 10.03(a) hereof.

Group 2 Overcollateralization Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate Class Principal Balance of the Group 2 Senior Certificates and the Group 2 Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Group 2 Principal Distribution Amount to be made on such Distribution Date).

Group 2 Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Group 2 Overcollateralization Target Amount for such Distribution Date exceeds the Group 2 Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Funds for Loan Group 2 on such Distribution Date but before giving effect to any other distributions on the Group 2 Certificates in reduction of their respective Class Principal Balances on such Distribution Date).

Group 2 Overcollateralization Maintenance Amount: With respect to any Distribution Date, the lesser of (a) the Group 2 Net Monthly Excess Cashflow for such Distribution Date and (b) the Group 2 Overcollateralization Deficiency Amount for such Distribution Date.

Group 2 Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for Loan Group 2 for such Distribution Date and (y) the excess, if any, of (i) the Group 2 Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds for Loan Group 2 is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Class Principal Balances on such Distribution Date) over (ii) the Group 2 Overcollateralization Target Amount for such Distribution Date.

Group 2 Overcollateralization Target Amount:  With respect to any Distribution Date (a) prior to the Group 2 Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group 2 Loans as of the Cut-off Date and (b) on or after the Group 2 Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Group 2 Stepdown Date but prior to the Distribution Date in May 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Group 2 Stepdown Date and on or after the Distribution Date in May 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor for Loan Group 2; provided, however, that if a Group 2 Trigger Event is in effect on any Distribution Date, the Group 2 Overcollateralization Target Amount will be the Group 2 Overcollateralization Target Amount as in effect for the prior Distribution Date.

Group 2 Premium Distribution Amount:   With respect to any Distribution Date, the sum of the Subgroup 2-1 Premium Distribution Amount and the Subgroup 2-2 Premium Distribution Amount for such Distribution Date.

Group 2 Principal Distribution Amount:  With respect to each Distribution Date, the sum of (i) the Group 2 Basic Principal Distribution Amount for such Distribution Date and (ii) the Group 2 Overcollateralization Maintenance Amount for such Distribution Date.

Group 2 Reserve Trigger Event:  With respect to any Distribution Date, a “Group 2 Reserve Trigger Event” is in effect if the aggregate Stated Principal Balance of the Loans in Loan Subgroup 2-P is less than the Reserve Trigger Amount set forth in Schedule XI for such Distribution Date.

Group 2 Rolling Sixty-Day Delinquency Rate:   With respect to any Distribution Date on or after the Group 2 Stepdown Date, the average of the Group 2 Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

Group 2 Senior Enhancement Percentage:  With respect to any Distribution Date on or after the Group 2 Stepdown Date, a fraction (expressed as a percentage):

(g)

the numerator of which is the sum of:

(i)

the aggregate Class Principal Balance of the Group 2 Mezzanine Certificates immediately prior to that Distribution Date and

(ii)

the Group 2 Overcollateralization Amount, in each case prior to the distribution of the Group 2 Principal Distribution Amount on such Distribution Date, and,

(h)

the denominator of which is the aggregate Stated Principal Balance of the Group 2  Loans after giving effect to distributions to be made on that Distribution Date.

Group 2 Senior Principal Distribution Amount:  With respect to each Distribution Date, the aggregate of the Subgroup 2-1 Senior Principal Distribution Amount and the Subgroup 2-2 Senior Principal Distribution Amount.

Group 2 Sixty-Day Delinquency Rate:  With respect to any Distribution Date on or after the Group 2 Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Group 2 Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Group 2 Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Group 2 Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Group 2 Stepdown Date:   The earlier to occur of:

(i)

the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) is reduced to zero, and

(j)

the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Principal Balance of the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group 2 Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 23.500% on any Distribution Date prior to the Distribution Date in May 2013 and (b) 18.800% on any Distribution Date on or after the Distribution Date in May 2013.

Group 2 Trigger Event:  A Group 2 Trigger Event is in effect with respect to any Distribution Date on or after the Group 2 Stepdown Date if either a Group 2 Delinquency Trigger Event is in effect with respect to that Distribution Date or a Group 2 Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Group Principal Distribution Amount:  Either of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, as applicable.

Group Senior Principal Distribution Amount:  Either of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount, as applicable.

High Cost Mortgage Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Mortgage Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard and Poor’s Glossary.

Highest Priority: With respect to the Group 1 Mezzanine Certificates, as of any date of determination, the Class of Group 1 Mezzanine Certificates then outstanding with a Class Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of descending priority: Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates.

With respect to the Group 2 Mezzanine Certificates, as of any date of determination, the Class of Group 2 Mezzanine Certificates then outstanding with a Class Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of descending priority: Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates.

Home Loan:  A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Homeownership Act: The federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X.  Independent means when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any affiliate of such other Person, (b) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (c) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trust administrator, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined clause (b) or (c) above.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

IndyMac:  IndyMac Bank, F.S.B., and its successors and assigns, in its capacity as Servicer of the IndyMac Serviced Loans.

IndyMac Serviced Mortgage Loans:  The Mortgage Loans for which IndyMac is listed as “Servicer” on the Mortgage Loan Schedule.

IndyMac Servicing Agreement:  Solely with respect to the IndyMac Serviced Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of September 1, 2006, by and between the Transferor, as initial purchaser, and IndyMac, as seller and as servicer, as the same may be amended from time to time (as modified pursuant to the related Assignment Agreement).

Initial Certification:  With respect to the Custodian, the certification required to be executed by the Custodian and delivered on the Closing Date to the Depositor and the Trustee in the form annexed hereto as Exhibit G pursuant to Section 2.02 of this Agreement.

Initial LIBOR Rate:  5.320% per annum.

Insolvency Proceeding:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by an insurer pursuant to any title policy, hazard policy or other Insurance Policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

Insured Certificates: The Class 1-1A2, Class 1-2A2, Class 2-1A2, Class 2-2A3 and Class 2-2A6 Certificates.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount:  With respect to each Class of Senior Certificates and Mezzanine Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

Interest Funds: With respect to any Distribution Date and Loan Group or Loan Subgroup, the sum of (i) the Interest Remittance Amount for such Loan Group or Loan Subgroup, as applicable, for such Distribution Date and (ii) the Deferred Interest for all Mortgage Loans in such Loan Group or Loan Subgroup, as applicable, for the related Due Date up to the Principal Remittance Amount for such Loan Group or Loan Subgroup, as applicable, for such Distribution Date.

Interest Only Certificates: As defined in the Preliminary Statement.

Interest Remittance Amount:  With respect to the Mortgage Loans in a Loan Group or Loan Subgroup and any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest on the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, due on the related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans, (ii) all interest on Principal Prepayments on the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, (iv) all Compensating Interest with respect to such Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, and (v) Liquidation Proceeds with respect to the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest), less (y) all reimbursements to the Master Servicer since the immediately preceding Due Date for Nonrecoverable Advances of interest previously made allocable to such Loan Group or Loan Subgroup, as applicable.

Issuing Entity:  As defined in Section 2.01(c).

Late Payment Rate:  The lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 2.00%, and (ii) the then applicable highest rate of interest on the Insured Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Class A Note Insurer.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Latest Possible Maturity Date:  The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

LIBOR:  As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. Dollar deposits, as determined by the Trust Administrator in accordance with Section 4.05.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Determination Date:  As to any Distribution Date, other than the first Distribution Date, and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the applicable Accrual Period for such Class and such Distribution Date.

Liquidated Mortgage Loan:  With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property or (ii) any Mortgage Loan that becomes 180 days or more delinquent in the calendar month preceding the month of such Distribution Date.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Servicing Advances.

Loan-to-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.  For purposes of representation (xxxi) of Schedule II, the Loan-to-Value Ratio will be the loan-to-value ratio calculated in accordance with applicable state laws regarding primary mortgage insurance.

Loan Group:  Any of the Group 1 Loans or the Group 2 Loans, as applicable.

Loan Subgroup:  Any of the Subgroup 1-1 Loans, Subgroup 1-2 Loans, Subgroup 2-1 Loans or Subgroup 2-2 Loans, as applicable.

Loan Subgroup 2-P:  The Group 2 Loans with a Mortgage Rate based on the level of one-year MTA and which are subject to a 3-year hard prepayment penalty at origination (in such states where such penalties are allowed by law) identified in Schedule VII attached hereto.

Loan Seller:  With respect to any Mortgage Loan, the entity that sold such Mortgage Loan to the Transferor.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Majority Holder:  As to any Class of Regular Certificates, the Holder of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  As specified in the Preliminary Statement.

Master Servicer:  Wells Fargo, and its successors and assigns, in its capacity as Master Servicer hereunder, or any successor Master Servicer hereunder.

Master Servicer Event of Termination:  As defined in Section 7.01 hereof.

Master Servicer Compensation:  All investment earnings on amounts on deposit in the Collection Account.

Master Servicing Officer:  Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

MERS:  As defined in Section 2.01.

Mezzanine Certificates:  As defined in the Preliminary Statement.

Middle REMIC 1:  As specified in the Preliminary Statement.

Middle REMIC 1 Regular Interest:  As specified in the Preliminary Statement.

Middle REMIC 2:  As specified in the Preliminary Statement.

Middle REMIC 2 Regular Interest:  As specified in the Preliminary Statement.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Monitoring Group, or such other address as Moody’s may hereafter furnish to each other party to this Agreement.

Mortgage:  The mortgage, deed of trust or other instrument creating a second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of April 1, 2007, between the Transferor and the Depositor.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Custodian to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:  (1) the Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, a condominium or a Cooperative Unit; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization Schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) the Servicing Fee Rate, and if such rate is subject to change, the date such rate will change and the Servicing Fee Rate applicable thereafter; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty and whether the same shall be a Class P Prepayment Charge; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan; (28) the next Adjustment Date; (29) the lifetime mortgage rate cap; (30) the Periodic Rate Cap; (31) the maximum interest rate; (32) the minimum interest rate; (33) [reserved]; (34) the date on which the Mortgage Loan was transferred to the Transferor; (35) a code indicating the Loan Group such Mortgage Loan is included in; (36) the initial Servicer; (37) a code indicating the originator of the Mortgage Loan; (38) a code indicating whether the Mortgage Loan is a Cooperative Loan; (39) a code indicating the Custodian; and (40) a code indicating whether such Mortgage Loan is a Home Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Mortgage Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Mortgage Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgage and the related Mortgage Note.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  The pool of Mortgage Loans included in the Trust.

Mortgage Rate:  With respect to any Mortgage Loan, the per annum interest rate at which such Mortgage Loan accrues interest.

Mortgaged Property:  The property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

Mortgagor:  Each obligor on a Mortgage Note.

Net Mortgage Rate:  As to each Mortgage Loan, the applicable Mortgage Rate thereof minus the related Servicing Fee Rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its Stated Principal Balance).

Net Rate Cap:  For each Distribution Date and the following Classes of Certificates is:

(a)

with respect to the Group 1 Certificates (other than the Class 1-1A2, Class 1-2A2, and Class 1-AIO Certificates), the product of:

(i)

the excess, if any, of:

(1)

the lesser of:

(A)

the Net WAC for Loan Group 1 and

(B)

the Available Funds Rate Cap for Loan Group 1, over

(2)

an amount equal to the product of:

(A)

the Current Interest for the Class 1-AIO Certificates for the related Accrual Period, calculated without regard to the Net Rate Cap on the Class 1-AIO Certificates; and

(B)

12, divided by the aggregate Class Principal Balance of the Group 1 Certificates (other than the Class 1-AIO  Certificates) immediately prior to the Distribution Date, and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(b)

with respect to the Class 1-1A2 and Class 1-2A2 Certificates, the product of:

(i)

the excess, if any, of:

(1)

the lesser of:

(A)

the Net WAC for Loan Group 1 and

(B)

the Available Funds Rate Cap for Loan Group 1, over

(2)

the sum of:

(A)

an amount equal to the product of:

1.

the Current Interest for the Class 1-AIO Certificates for the related Accrual Period, calculated without regard to the Net Rate Cap on the Class 1-AIO Certificates; and

2.

 12, divided by the aggregate Class Principal Balance of the Group 1 Certificates (other than the Class 1-AIO Certificates) immediately prior to the Distribution Date, and

(B)

the Certificate Insurer Fee Rate; and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(c)

with respect to the Group 2 Certificates (other than the Class 2-1A2, Class 2-2A3, Class 2-2A6 and Class 2-AIO Certificates), the product of:

(i)

the excess, if any, of:

(1)

the lesser of:

(A)

the Net WAC for Loan Group 2 and

(B)

the Available Funds Rate Cap for Loan Group 2, over

(2)

an amount equal to the product of:

(A)

the Current Interest for the Class 2-AIO Certificates for the related Accrual Period, calculated without regard to the Net Rate Cap on the Class 2-AIO Certificates; and

(B)

12, divided by the aggregate Class Principal Balance of the Group 2 Certificates (other than the Class 2-AIO Certificates) immediately prior to the Distribution Date, and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(d)

with respect to the Class 2-1A2, Class 2-2A3, and Class 2-2A6 Certificates, the product of:

(i)

the excess, if any, of:

(1)

the lesser of:

(A)

the Net WAC for Loan Group 2 and

(B)

the Available Funds Rate Cap for Loan Group 2, over

(2)

the sum of:

(A)

an amount equal to the product of:

1.

the Current Interest for the Class 2-AIO Certificates for the related Accrual Period, calculated without regard to the Net Rate Cap on the Class 2-AIO Certificates; and

2.

 12, divided by the aggregate Class Principal Balance of the Group 2 Certificates (other than the Class 2-AIO Certificates) immediately prior to the Distribution Date, and

(B)

the Certificate Insurer Fee Rate; and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(e)

with respect to any class of Interest-Only Certificates, the product of:

(i)

the lesser of:

(1)

the Net WAC for the related Loan Group; and:

(2)

the Available Funds Rate Cap for the related Loan Group; and

(ii)

a fraction, the numerator of which is the aggregate Stated Principal Balance of the Loans in such Loan Group, and the denominator of which is the Notional Amount of such Class, each as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Net Rate Carryover:  For each Class of Senior Certificates and Mezzanine Certificates on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such Class would have accrued for such Distribution Date had the Pass-Through Rate for that Class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)

the amount of interest such Class accrued on such Distribution Date based on the related Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Net WAC:   For any Distribution Date and any Loan Group or Loan Subgroup, the weighted average of the Net Mortgage Rate of each Loan in that Loan Group or Loan Subgroup, as applicable, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, Class P Certificates and/or the Residual Certificates.

NIMS Insurer Default: The continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

No Delay Certificates:  As specified in the Preliminary Statement.

Nonrecoverable Advance:  Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 10.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class 1-AIO Certificates and any Distribution Date, the amount set forth in the table in Schedule IX.

With respect to the Class 2-AIO Certificates and any Distribution Date, the amount set forth in the table in Schedule X.

With respect to the Class 1-C Certificates and any Distribution Date, the aggregate uncertificated balance of the Middle REMIC 1 Regular Interests for such Distribution Date.

With respect to the Class 2-C Certificates and any Distribution Date, the aggregate uncertificated balance of the Middle REMIC 2 Regular Interests for such Distribution Date.

OC Floor:   For each Loan Group or Loan Subgroup, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans in such Loan Group or Loan Subgroup, as applicable, as of the Cut-off Date.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor, the Trustee and the Trust Administrator, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in house counsel, reasonably acceptable to the Trustee or the Trust Administrator, as applicable; provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Order:  A final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that a Holder or the Trust Administrator is required to return or repay all or a portion of a Preference Amount.

Original Certificate Principal Balance: The Certificate Principal Balance of the Senior Certificates or the Mezzanine Certificates on the Closing Date.

OTS:  The Office of Thrift Supervision.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)

Certificates theretofore canceled by the Trust Administrator or delivered to the Trust Administrator for cancellation; and

(b)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trust Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value:  As defined in Section 10.01 and Section 10.03, as applicable.

Pass-Through Rate:  For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(c)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of any Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(d)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(e)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, to any of the Certificates;

(f)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(g)

repurchase obligations with respect to any security described in subclauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in subclause (d) above;

(h)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to the of the Certificates, as evidenced by a signed writing delivered by each Rating Agency;

(i)

units of a taxable money-market portfolio having the highest available long-term rating assigned by each Rating Agency at the time of such investment and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)

any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or Master Servicer or any Affiliate of the Trust Administrator or Master Servicer or for which the Trust Administrator or Master Servicer or any Affiliate of the Trust Administrator or Master Servicer  acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

(k)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate:  As specified in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Mortgage Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Policy Payments Account: The account created and maintained by the Trust Administrator pursuant to Section 12.04 hereof, which shall be entitled “U.S. Bank National Association in trust for registered holders of MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3, Class 1-1A2, Class 1-2A2, Class 2-1A2, Class 2-2A3 and Class 2-2A6 Certificates.”  The Policy Payments Account must be an Eligible Account.

Pool Balance: The aggregate of the Principal Balances of the Mortgage Loans.

Premium Distribution Amount: The Group 1 Premium Distribution Amount or the Group 2 Premium Distribution Amount, as applicable.

Prepayment Interest Excess: As to any Principal Prepayment with respect to any AHM Mortgage Loan received or, in the case of partial Principal Prepayments, applied by the applicable Servicer or the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.  All Prepayment Interest Excess shall be retained by the related Servicer as additional servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the applicable Prepayment Period, the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest at the Net Mortgage Rate paid in connection with such Principal Prepayment.

Prepayment Period:  With respect to any prepayment of an AHM Mortgage Loan and any Distribution Date, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs and to and including the 15th day of the month in which such Distribution Date occurs, and with respect to any other Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Primary Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Balance: As to any Mortgage Loan and any Distribution Date, the unpaid principal balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.  The Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Loan during the related Prepayment Period shall be zero.

Principal Funds: With respect to any Distribution Date and Loan Group or Loan Subgroup, the excess, if any, of (i) the Principal Remittance Amount for such Loan Group or Loan Subgroup, as applicable, for such Distribution Date over (ii) the Deferred Interest for such Loan Group or Loan Subgroup, as applicable, for the related Due Date.

Principal Prepayment:  Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, excluding any prepayment penalty or premium thereon.  Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Servicing Agreements and in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: With respect to any Distribution Date and any Loan Group or Loan Subgroup, (a) the sum of (i) all scheduled payments of principal collected on the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, by the related Servicer that were due during the related Due Period and the principal portion of any Advances made with respect to such Distribution Date with respect to Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, applied by the related Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group or Loan Subgroup, as applicable, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amount deposited in the Collection Account during such Prepayment Period with respect to the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Article X of this Agreement, that portion of the Termination Price representing principal with respect to the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable; minus (b) all Nonrecoverable Advances relating to principal on the Mortgage Loans in that Loan Group or Loan Subgroup, as applicable, and certain expenses reimbursed since the prior Due Date.

Private Certificate:  As specified in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus Supplement:  The Prospectus Supplement dated May 14, 2007 relating to the Offered Certificates.

Protected Account:  An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.  Each Protected Account is required to be an Eligible Account.

Purchase Price: With respect to any Mortgage Loan that is purchased by the transferor pursuant to Section 2.02 or 2.03 hereof, a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Mortgage Insurer:  Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

Rating Agency:  Each of the rating agencies specified in the Preliminary Statement.  If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Trust Administrator.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:  With respect to each Mortgage Loan that is a Liquidated Mortgage Loan, an amount (not less than zero or more than the Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the unpaid Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan.  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Mortgage Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Mortgage Loan and (ii) make certain agreements with respect to such Cooperative Mortgage Loan.

Record Date:  With respect to any Distribution Date and any Class of Delay Certificates or Physical Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.  With respect to any Distribution Date and any Class of No Delay Certificates held in Book-Entry Form, the last Business Day immediately preceding such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates:  Each Class of Certificates, other than the Residual Certificates.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on Exhibit X attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by any of the Master Servicer, the Trust Administrator or each Servicer, the term Relevant Servicing Criteria may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code, as amended).

Relief Act Reduction:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Maximum Rate:  For each Class of Group 1 Certificates (other than the Class C, Class P, Class R-X, and Class R Certificates) and the REMIC regular interest represented thereby, the Group 1 REMIC Maximum Rate.  For each Class of Group 2 Certificates (other than the Class C, Class P, Class R-X, and Class R Certificates) and the REMIC regular interest represented thereby, the Group 2 REMIC Maximum Rate.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 9.12.

Reporting Servicer:  As defined in Section 9.12(b)(i).

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the applicable Servicing Agreement.

Residual Certificates:  As specified in the Preliminary Statement.

Residual Interests:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, any Director, any Managing Director, any Associate, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

RFC:  Residential Funding Company, LLC, formerly known as Residential Funding Corporation, and its successors and assigns, in its capacity as Servicer of the RFC Serviced Loans.

RFC Serviced Mortgage Loans:  The Mortgage Loans for which RFC is listed as “Servicer” on the Mortgage Loan Schedule.

RFC Servicing Agreement:  Solely with respect to the RFC Serviced Mortgage Loans, the Standard Terms and Provisions of Sale and Servicing Agreement, dated as of May 30, 2006, as amended by Amendment Number One, dated as of August 23, 2006, and as modified by the Reference Agreement, dated as of May 30, 2006, each by and between the Transferor, as initial owner, and RFC, as company, as the same may be amended from time to time (as modified pursuant to the related Assignment Agreement).

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of certification required as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.  If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to S&P shall be Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each other party to this Agreement.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Mortgage Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Mortgage Loan in the related Cooperative Shares.

Senior Certificates:  As specified in the Preliminary Statement.

Servicers:  AHM, Cenlar, Chevy Chase, Countrywide, IndyMac and RFC.

Servicer Remittance Date:  With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations.

Servicing Agreements:

(a)

the AHM Servicing Agreement;

(b)

the Cenlar Servicing Agreement;

(c)

the Chevy Chase Servicing Agreement;

(d)

the Countrywide Servicing Agreement;

(e)

the IndyMac Servicing Agreement

(f)

the RFC Servicing Agreement; and

(g)

the Assignment Agreements.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one twelfth of the Servicing Fee Rate multiplied by the Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant:  Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Custodian or the Trust Administrator, respectively.

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS® Glossary.

Startup Day:  The Closing Date.

Stated Principal Balance:  For any Mortgage Loan and date of determination, the unpaid principal balance of the Mortgage Loan as of the most recent Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

Stepdown Target Subordination Percentage:  With respect to each Class of Group 1 Mezzanine Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class 1-A3	11.125%	8.900%
Class 1-M1	7.375%	5.900%
Class 1-M2	5.250%	4.200%
Class 1-M3	3.875%	3.100%
Class 1-M4	2.500%	2.000%
Class 1-M5	1.250%	1.000%

__________________

(1) For any Distribution Date occurring on or after the Group 1 Stepdown Date  and prior to the Distribution Date occurring in May 2013.

(2) For any Distribution Date occurring on or after the Group 1 Stepdown Date and on or after the Distribution Date in May 2013.

With respect to each Class of Group 2 Mezzanine Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class 2-M1	16.875%	13.500%
Class 2-M2	13.000%	10.400%
Class 2-M3	11.250%	9.000%
Class 2-M4	9.625%	7.700%
Class 2-M5	8.125%	6.500%
Class 2-M6	5.375%	4.300%
Class 2-M7	2.500%	2.000%
Class 2-M8	1.250%	1.000%

__________________

(1) For any Distribution Date occurring on or after the Group 2 Stepdown Date  and prior to the Distribution Date occurring in May 2013.

(2) For any Distribution Date occurring on or after the Group 2 Stepdown Date and on or after the Distribution Date in May 2013.

Stock Power:  With respect to a Cooperative Mortgage Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Trust Administrator.

Subgroup 1-1 Certificates:  As defined in the Preliminary Statement.

Subgroup 1-1 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Certificate Insurer under Section 4.02 or 4.07 for reimbursement, with interest, for claims paid with respect to the Class 1-1A2 Certificates under the Certificate Insurance Policy and any amounts with respect to the Class 1-1A2 Certificates owing to the Certificate Insurer and remaining unpaid for such Distribution Date.

Subgroup 1-1 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Subgroup 1-1 Loans.

Subgroup 1-1 Premium Distribution Amount:  With respect to any Distribution Date, the sum of (A) the product of (x) the Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Class 1-1A2 Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Certificate Insurance Policy, multiplied by (a) 12 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, in each case, divided by 360 and (B) the Subgroup 1-1 Premium Distribution Amount for any prior Distribution Date, plus interest thereon at the Late Payment Rate.

Subgroup 1-1 Principal Distribution Amount:  With respect to each Distribution Date, the product of (i) the Group 1 Principal Distribution Amount for such Distribution Date and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Subgroup 1-1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 for that Distribution Date.

Subgroup 1-1 Senior Principal Distribution Amount:  With respect to each Distribution Date, the excess of: (a) the aggregate Class Principal Balance of the Subgroup 1-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (A) the product of (i) (x) approximately 70.000% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in May 2013 or (y) approximately 76.000% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013 and (ii) the aggregate Stated Principal Balance of the Subgroup 1-1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Subgroup 1-1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Subgroup 1-1.

Subgroup 1-2 Certificates:  As defined in the Preliminary Statement.

Subgroup 1-2 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Certificate Insurer under Section 4.02 or 4.07 for reimbursement, with interest, for claims paid with respect to the Class 1-2A2 Certificates under the Certificate Insurance Policy and any amounts with respect to the Class 1-2A2 Certificates owing to the Certificate Insurer and remaining unpaid for such Distribution Date.

Subgroup 1-2 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Subgroup 1-2 Loans.

Subgroup 1-2 Premium Distribution Amount:  With respect to any Distribution Date, the sum of (A) the product of (x) the Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Class 1-2A2 Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Certificate Insurance Policy, multiplied by (a) 12 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, in each case, divided by 360 and (B) the Subgroup 1-2 Premium Distribution Amount for any prior Distribution Date, plus interest thereon at the Late Payment Rate.

Subgroup 1-2 Principal Distribution Amount:  With respect to each Distribution Date, the product of (i) the Group 1 Principal Distribution Amount for such Distribution Date and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Subgroup 1-2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 for that Distribution Date.

Subgroup 1-2 Senior Principal Distribution Amount:  With respect to each Distribution Date, the excess of: (a) the aggregate Class Principal Balance of the Subgroup 1-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (A) the product of (i) (x) approximately 70.000% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in May 2013 or (y) approximately 76.000% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013 and (ii) the aggregate Stated Principal Balance of the Subgroup 1-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Subgroup 1-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Subgroup 1-2.

Subgroup 2-1 Certificates:  As defined in the Preliminary Statement.

Subgroup 2-1 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Certificate Insurer under Section 4.02, 4.09, or 4.11 for reimbursement, with interest, for claims paid with respect to the Class 2-1A2 Certificates under the Certificate Insurance Policy and any amounts with respect to the Class 2-1A2 Certificates owing to the Certificate Insurer and remaining unpaid for such Distribution Date.

Subgroup 2-1 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Subgroup 2-1 Loans.

Subgroup 2-1 Premium Distribution Amount:  With respect to any Distribution Date, the sum of (A) the product of (x) the Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Class 2-1A2 Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Certificate Insurance Policy, multiplied by (a) 12 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, in each case, divided by 360 and (B) the Subgroup 2-1 Premium Distribution Amount for any prior Distribution Date, plus interest thereon at the Late Payment Rate.

Subgroup 2-1 Principal Distribution Amount:  With respect to each Distribution Date, the product of (i) the Group 2 Principal Distribution Amount for such Distribution Date and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Subgroup 2-1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 2 for that Distribution Date.

Subgroup 2-1 Senior Principal Distribution Amount:  With respect to each Distribution Date, the excess of: (a) the aggregate Class Principal Balance of the Subgroup 2-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (A) the product of (i) (x) approximately 76.500% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in May 2013 or (y) approximately 81.200% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013 and (ii) the aggregate Stated Principal Balance of the Subgroup 2-1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Subgroup 2-1 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Subgroup 2-1.

Subgroup 2-2 Certificates:  As defined in the Preliminary Statement.

Subgroup 2-2 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Certificate Insurer under Section 4.02, 4.09, or 4.11 for reimbursement, with interest, for claims paid with respect to the Class 2-2A3 and Class 2-2A6 Certificates under the Certificate Insurance Policy and any amounts with respect to the Class 2-2A3 and Class 2-2A6 Certificates owing to the Certificate Insurer and remaining unpaid for such Distribution Date.

Subgroup 2-2 Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Subgroup 2-2 Loans.

Subgroup 2-2 Premium Distribution Amount:  With respect to any Distribution Date, the sum of (A) the product of (x) the Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Class 2-2A3 and Class 2-2A6 Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Certificate Insurance Policy, multiplied by (a) 12 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, in each case, divided by 360 and (B) the Subgroup 2-2 Premium Distribution Amount for any prior Distribution Date, plus interest thereon at the Late Payment Rate.

Subgroup 2-2 Principal Distribution Amount:  With respect to each Distribution Date, the product of (i) the Group 2 Principal Distribution Amount for such Distribution Date and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Subgroup 2-2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 2 for that Distribution Date.

Subgroup 2-2 Senior Principal Distribution Amount:  With respect to each Distribution Date, the excess of: (a) the aggregate Class Principal Balance of the Subgroup 2-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (A) the product of (i) (x) approximately  76.500% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in May 2013 or (y) approximately 81.200% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013 and (ii) the aggregate Stated Principal Balance of the Subgroup 2-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Subgroup 2-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor for Loan Subgroup 2-2.

Subgroup Principal Distribution Amount:  Any of the Subgroup 1-1 Principal Distribution Amount, Subgroup 1-2 Principal Distribution Amount, Subgroup 2-1 Principal Distribution Amount, or Subgroup 2-2 Principal Distribution Amount, as applicable.

Subgroup Senior Principal Distribution Amount:  Any of the Subgroup 1-1 Senior Principal Distribution Amount, Subgroup 1-2 Senior Principal Distribution Amount, Subgroup 2-1 Senior Principal Distribution Amount, or Subgroup 2-2 Senior Principal Distribution Amount, as applicable.

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Subsequent Recoveries: Unanticipated amounts received on a liquidated Mortgage Loan the absence of which resulted in a Realized Loss in a prior month.

Subsidiary REMIC 1:  As specified in the Preliminary Statement.

Subsidiary REMIC 2:  As specified in the Preliminary Statement.

Subsidiary REMIC Regular Interest:  As specified in the Preliminary Statement.

Substitution Adjustment Amount: With respect to any Mortgage Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan, pursuant to Section 2.03.

Supplemental Interest Trust:  A trust created pursuant to Section 4.06 of this Agreement, separate from the Trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Senior Certificates and the Mezzanine Certificates.

Supplemental Interest Trust Trustee:  Wells Fargo, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Holders of the Certificates under this Agreement, and any successor thereto.

Tax Matters Person:  In the case of each REMIC created by this Agreement, the person designated as “tax matters person” in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1 for such REMIC.

Termination Price:  As defined in Section 10.01(d).

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferor:  UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

Trust:  As defined in Section 2.01(c).

Trust Administrator:  Wells Fargo in its capacity as Trust Administrator hereunder, and its successors and assigns, or any successor trust administrator appointed hereunder.

Trust Administrator Compensation:  All investment earnings on amounts on deposit in the Distribution Account.

Trust Collateral:  As defined in Section 10.01(a).

Trust Fund:  The corpus of the trust created hereunder consisting of:  (a) the Mortgage Loan Purchase Agreement and the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable  Servicer (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements); (b) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (c) the Collection Account, the Policy Payments Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement (other than, in the case of the Collection Account, any prepayment penalties (exclusive of the Class P Prepayment Charges) deposited therein which shall be retained by the Transferor); (d) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  U.S. Bank, and, if a successor trustee is appointed hereunder, such successor.

UBSRES:  UBS Real Estate Securities Inc., and its successors and assigns.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Realized Loss Amount:  For any Class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that Class.

U.S. Bank:  U.S. Bank National Association, a national banking association organized under the laws of the United States, and its successors and assigns.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Senior Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

Wells Fargo:  Wells Fargo Bank, N.A. , a national banking association organized under the laws of the United States, and its successors and assigns.

Section 1.02.  Certain Calculations.

Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest for the Delay Certificates (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30 day months and all calculations of interest for the No Delay Certificates (other than as provide din the Mortgage Loan documents) provided for herein shall be made on the basis of the actual number of days in a year assumed to consist of 360 days.

Section 1.03.  Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01.  Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Transferor to the Depositor, pursuant to the Mortgage Loan Purchase Agreement, solely with respect to the Mortgage Loans, and, solely with respect to the Mortgage Loans, all of the Transferor’s right, title and interest in and to the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by each Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements.  In connection with the foregoing assignments, the Transferor has caused each Servicer to enter into the related Assignment Agreement.

(b)

(i) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan so assigned:

(A)

the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of ___________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related originator, a custodian or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(B)

except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related originator as being a true and complete copy of the Mortgage;

(C)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in blank (except with respect to MERS designated Mortgage Loans) together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(D)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(E)

except as provided below, the original or duplicate original lender’s title policy and all riders thereto.

(ii)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Cooperative Mortgage Loan so assigned:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Mortgage Loan;

(D)

the executed Recognition Agreement, if any;

(E)

copies of the original Financing Statement, and any continuation statements, filed by the originator of such Cooperative Mortgage Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

copies of the filed UCC assignments or amendments of the security interest referenced in clause (v) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

an executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(H)

for any Cooperative Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer under its related Servicing Agreement to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

If in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (b)(i)(B), (C) or (E) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (b)(i)(B) or (C) above, or because the title policy has not been delivered to either the Custodian or the Depositor by the applicable title insurer in the case of clause (b)(i)(E) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (b)(i)(B) or (C) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (b)(i)(E) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.  The Depositor shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the Custodian.  In the event that the original Mortgage is not delivered and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document in connection with the payment in full of the related Mortgage Loan, upon receipt by the Custodian of such affidavit or equivalent document executed by the party responsible for the failure to deliver the original Mortgage, the Custodian shall forward the same to the appropriate Servicer to be delivered to the applicable public recording office.  In the event that the Custodian is responsible for the failure to deliver the original Mortgage, the Custodian shall execute and deliver or cause to be executed and delivered such a document to the appropriate Servicer who shall forward such document to the public recording office.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

If an assignment of Mortgage is to be recorded, the Depositor shall cause the Mortgage to be assigned to “U.S. Bank National Association, in trust for the MASTR Adjustable Rate Mortgages Trust 2007-3 for the benefit of the Holders of the Mortgage Pass-Through Certificates, Series 2007-3” and, subject to Section 2.02, the Master Servicer shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and except that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) in any state where, in an Opinion of Counsel addressed to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor, (b) in any state where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates set forth in the Prospectus Supplement or (c) with respect to any Mortgage which has been recorded in the name of MERS, or its designee.  As of the date hereof, recordation is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may conclusively rely).

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

(c)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “MASTR Adjustable Rate Mortgages Trust 2007-3” and U.S. Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d)

The Depositor and the Trustee on behalf of the Trust agree and understand that it is not intended that any Loan be included in the Trust Fund that is (i) a “High Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, or (v) a “high cost home loan” under the Indiana High Cost Home Loan Law, effective January 1, 2005.  The Trustee shall be entitled to indemnification from the Depositor and the Trust Fund for any loss, liability or expense arising out of, or in connection with, the provisions of the preceding sentence, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to such provisions.

(e)

Each of the Collection Account and Distribution Account shall at all times be an Eligible Account, provided that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account or the Distribution Account ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

(f)

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute, deliver and perform its obligations under the Group 1 Certificate Cap Contract.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Senior Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Group 1 Certificate Cap Contract and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Group 1 Certificate Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(g)

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute, deliver and perform its obligations under the Group 1 Basis Risk Cap Contract.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Senior Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Group 1 Basis Risk Cap Contract and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Group 1 Basis Risk Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(h)

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute, deliver and perform its obligations under the Group 2 Certificate Cap Contract.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Senior Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Group 2 Certificate Cap Contract and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Group 2 Certificate Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(i)

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute, deliver and perform its obligations under the Group 2 Basis Risk Cap Contract.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Senior Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Group 2 Basis Risk Cap Contract and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Group 2 Basis Risk Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(j)

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute, deliver and perform its obligations under the Class 2-2A3 Basis Risk Cap Contract.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Senior Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Class 2-2A3 Basis Risk Cap Contract and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Class 2-2A3 Basis Risk Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(k)

The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under each of the Assignment Agreements to which it is a party, and to execute any acknowledgement or agreement to any Assignment Agreements, in the forms presented to it by the Depositor, for the benefit of the Holders of the Certificates.  The Trustee shall execute, deliver and perform its obligations under such Assignment Agreements and shall do so solely in its capacity as Trustee of the Trust, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of each of the Assignment Agreements to which it is a party, and of any acknowledgement or agreement to any Assignment, and the performance of any obligations thereunder.

Section 2.02.  Acceptance by Trustee of the Mortgage Loans.

The Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification issued by it in the form annexed hereto as Exhibit G and declares that it holds and will hold such related documents and the other documents delivered to it constituting the Mortgage Files, and the Custodian and Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.  The Custodian acknowledges that it will maintain possession of the Mortgage Notes held by it in the State of Minnesota, unless otherwise permitted by the Rating Agencies, the Trustee and the Certificate Insurer.

The Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit G.  Based on its review and examination, and only as to the documents identified in such Initial Certification, the  Custodian acknowledges, subject to any applicable exceptions noted on Exhibit G, that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall be under no duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Mortgage Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Certificate Insurer, the Trustee and the Transferor a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.  The Custodian shall make available, upon request of any Certificateholder or the Certificate Insurer, a copy of any exceptions noted on the Initial Certification or the Final Certification.  The Custodian shall make available, upon request of the Trustee, the identity of the originator for any Mortgage Loan with a material exception.

If, in the course of such review, the Custodian finds any document constituting a part of a related Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Final Certification; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Mortgage Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Upon receiving each Final Certification from the Custodian, the Trustee shall notify the Transferor and the Certificate Insurer of any document defects listed as exceptions in each such Final Certification.  The Transferor shall promptly correct or cure such document defects, and if the Transferor fails to correct or cure the defect within ninety (90) days of the earlier of its discovery or its receipt of written notice of any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, and such defect materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Transferor shall repurchase the affected Mortgage Loan from the Trustee at the Purchase Price.  In each case, such Deleted Mortgage Loan will be removed from the Trust.  Any such purchase of a Deleted Mortgage Loan shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit M.  The Purchase Price for any such Deleted Mortgage Loan shall be paid by the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall instruct the Custodian to release, and the Custodian shall release, the related Mortgage File to the Transferor and the Trustee shall execute and deliver at the Transferor’s written request such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Transferor, or a designee, the Trustee’s interest in any Deleted Mortgage Loan released pursuant hereto.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing such repurchase by the Transferor.

The Custodian shall retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions set forth herein.  Pursuant to the terms of the related Servicing Agreement, the Master Servicer shall cause each of the related Servicers to promptly deliver to the Custodian who shall thereupon promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

It is understood and agreed that the obligations of the Transferor hereunder to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedies respecting such defect available to the Trustee, the Master Servicer, the Depositor and any Certificateholder.

Section 2.03.  Remedies for Breaches of Representations and Warranties.

The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.  With respect to any representation and warranties set forth on Schedule II hereto which are made to the best of the Transferor’s knowledge if it is discovered by any of the Depositor, the Certificate Insurer, the Master Servicer, the Transferor, any Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, notwithstanding the Transferor’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by any of the Depositor, the Certificate Insurer, the Transferor, the Master Servicer, the Trust Administrator or the Custodian of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Trustee.  Notwithstanding the foregoing, (i) a breach which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, or (ii) a breach of any of the representations and warranties set forth in clauses (xiii), (xiv), (xv) and (xxxv) through (l) of Schedule II, in each case, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan.  Upon receiving notice of a breach, the Trustee shall in turn notify the Transferor of such breach.  The Trustee shall enforce the obligations of the Transferor in accordance with this Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders and the Certificate Insurer in the related Mortgage Loan, the Trustee shall enforce the Transferor’s obligations hereunder to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan.  In each case, such Deleted Mortgage Loan will be removed from the Trust Fund.

The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such ninety (90) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Mortgage Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below.  The Transferor shall promptly reimburse the Master Servicer, the NIMS Insurer, the Certificate Insurer and the Trustee for any expenses reasonably incurred by the Master Servicer, the NIMS Insurer, the Certificate Insurer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

With respect to any Eligible Substitute Mortgage Loan or Mortgage Loans, the Transferor shall deliver to the Custodian on behalf of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Custodian shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Custodian shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section 2.03 with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Transferor and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, without recourse, representation or warranty, as shall be necessary to vest title in the Transferor, as applicable, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments received in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Transferor to the Master Servicer, and the Master Servicer shall deposit such amounts received from the Transferor into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to the Transferor, and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of the Transferor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Transferor respecting such matters available to Certificateholders, the Master Servicer, the NIMS Insurer, the Depositor, the Trust Administrator or the Trustee on their behalf.

The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the Custodian for the benefit of the Trustee, the Certificateholders and the Certificate Insurer.

Section 2.04.  Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee, the Trust Administrator, the NIMS Insurer, the Certificate Insurer and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.  Upon discovery by the Depositor, the Transferor, the Master Servicer, the Certificate Insurer, the Trust Administrator, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties hereto and to each Rating Agency.

Section 2.05.  Early Payment Default on IndyMac Serviced Loans.

With respect to any IndyMac Serviced Mortgage Loan, in the event that a Scheduled Payment with respect to such Mortgage Loan becomes thirty days past due at any time on or prior to the first day of the first calendar month following the date that such Mortgage Loan was purchased by the Transferor from IndyMac pursuant to the IndyMac Servicing Agreement, then the Trustee shall enforce the Transferor’s obligation to (a) promptly repurchase the related Mortgage Loan from the Trust Fund in accordance with the procedures set forth in Subsection 2.03 hereof and any such repurchase shall be made at the Purchase Price or (c) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan in accordance with the procedures set forth in Section 2.03 hereof.  The request to repurchase a Loan due to early payment default must be made within ninety (90) days of the Trustee’s receipt of notice from the Transferor of such early payment default.  After the ninety (90) day period elapses, the option to request repurchase of any such Mortgage Loan for early payment default reasons irrevocably expires.

Section 2.06.  Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and acknowledges the issuance of the Subsidiary REMIC 1, Subsidiary REMIC 2, Middle REMIC 1 and Middle REMIC 2 Regular Interests, all as described in the Preliminary Statement and the Residual Certificates in exchange therefor.  The Trustee further acknowledges the transfer and assignment to it of the Subsidiary REMIC 1, Subsidiary REMIC 2, Middle REMIC 1 and Middle REMIC 2 Regular Interests and, concurrently with such transfer and assignment, the Trust Administrator, on its behalf, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund, the Subsidiary REMIC 1, Subsidiary REMIC 2, Middle REMIC 1 and Middle REMIC 2 Regular Interests and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurer and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates and the Certificate Insurer may be adequately and effectively protected.

Section 2.07.  REMIC Matters.

The Preliminary Statement sets forth the designations as “regular interests” or “residual interests” and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  Each REMIC shall have the calendar year as its fiscal year and shall use the accrual method of accounting.

Section 2.08.  Covenants of the Master Servicer.

The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

(i)

subject to Section 3.01, the Master Servicer shall cause each Servicer to perform its obligations under the applicable Servicing Agreement; and

(ii)

no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading at the time provided.

Section 2.09.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents and warrants to the Depositor, the Trustee and the Certificate Insurer, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Master Servicer is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(b)

The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding relating thereto may be brought.

(c)

The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer’s ability to perform or meet any of its obligations under this Agreement.

(d)

The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(e)

No litigation is pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

(f)

No consent, approval, authorization or, to the knowledge of the Master Servicer, order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

Section 2.10.  Representations and Warranties of the Custodian.

The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Trust Administrator, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Custodian is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)

Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Custodian; and the Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Custodian’s ability to perform or meet any of its obligations under this Agreement.

(d)

No litigation is pending or, to the knowledge of the Custodian, threatened against the Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

(e)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of, or compliance by the Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Custodian has obtained the same.

ARTICLE III

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS

Section 3.01.  Master Servicing of Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.04 and any other information and statements required hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.10.  The costs incurred by the Master Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02.  Monitoring of Servicers.

(a)

The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator, the Certificate Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)

If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

(g)

To the extent a Servicer requests the consent of the Trust or the Master Servicer with respect to any servicing-related matter for which the applicable Servicer is required to seek consent under the applicable Servicing Agreement or Assignment Agreement, the Master Servicer shall promptly or within the time frame specified in such Servicing Agreement, if any, evaluate such request for consent in the best interest of the Trust and the Certificateholders, and grant or withhold such consent accordingly.

(h)

To the extent a Servicer is obligated under the related Servicing Agreement to procure the consent of the Master Servicer in connection with the Servicer’s engagement of a Subservicer to perform any servicing responsibilities under the related Servicing Agreement with respect to the related Mortgage Loans, the Master Servicer will only give such consent if that Subservicer first agrees in writing with such Servicer and the Master Servicer to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permit that Servicer and the Master Servicer to comply with Sections 3.21 and 3.22 of this Agreement.

(i)

The Master Servicer shall enforce any negative covenant in the related Servicing Agreement which prohibits a Servicer from outsourcing one or more separate servicing functions under the related Servicing Agreement with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer and the Master Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer and the Master Servicer to comply with Section 3.22 of this Agreement.

Section 3.03.  [Reserved].

Section 3.04.  Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer or any Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or any Servicer under any Servicing Agreement or otherwise.

Section 3.05.  Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.09 hereof (or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 hereof, (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder or (vi) obligated to perform any obligation of the Master Servicer under Section 3.21 or 3.22 with respect to any period of time the Trustee was not the Master Servicer).  Any such assumption shall be subject to Section 7.02 hereof.  If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each subservicing agreement or substitute subservicing agreement to the assuming party.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 3.06.  Protected Accounts.

(a)

The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan or amounts received with respect to any REO Property, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account.  The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.

(b)

In accordance with the terms of the applicable Servicing Agreement, amounts on deposit in a Protected Account are required to be invested by the applicable Servicer in Permitted Investments.  The income earned from investments made pursuant to this Section 3.06 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer.  The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 3.07.  Collection of Mortgage Loan Payments; Accounts.

(a)

The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

(b)

The Master Servicer shall establish and maintain a Collection Account, which may be deemed to be a sub account of the Distribution Account, into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers, or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

(iii)

all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or Master Servicer’s normal servicing procedures, and all Recoveries;

(iv)

any amount required to be deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments;

(v)

any amounts required to be deposited by the Master Servicer pursuant to Section 3.15(b) and 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

(vi)

all Substitution Adjustment Amounts;

(vii)

all Advances made by the Master Servicer pursuant to Section 4.01;

(viii)

any Class P Prepayment Charges;

(ix)

any Compensating Interest payments;

(x)

any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans in such Loan Group;

(xi)

all proceeds of a primary mortgage guaranty insurance policy in respect of the Mortgage Loans; and

(xii)

any other amounts required to be deposited hereunder.

In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

(c)

[Reserved].

(d)

The Trust Administrator shall establish and maintain, on behalf of the Certificateholders and the Certificate Insurer, the Distribution Account.  The Trust Administrator shall, promptly upon receipt but no later than on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

(i)

the aggregate amount remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.10(a)(ix)(A);

(ii)

any amount deposited by the Master Servicer or the Trust Administrator pursuant to Section 3.07(e) in connection with any losses on Permitted Investments; and

(iii)

any other amounts described hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trust Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trust Administrator in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.10(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(e)

Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account, as directed in writing by the Master Servicer, or the Distribution Account, as directed in writing by the Trust Administrator, in Permitted Investments.  Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains, or is the custodian for, such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date).  Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity.  All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as Master Servicing Compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer (from its own funds without any right of reimbursement) in the Collection Account or paid to the Trust Administrator by wire transfer of immediately available funds for deposit into the Distribution Account.  All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account) shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator, in the Distribution Account.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trust Administrator is the obligor and has defaulted thereon), or the Distribution Account, and made in accordance with this Section 3.07.  In the absence of written instructions by the Trust Administrator, all funds on deposit therein shall remain uninvested.

(f)

The Master Servicer shall give notice to the Trustee, the Trust Administrator, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof.  The Trust Administrator shall give notice to the Trustee, the Master Servicer, the Certificate Insurer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

(g)

Each of the Collection Account and Distribution Account, shall at all times be an Eligible Account, provided, that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account, or Distribution Account, as applicable, ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

(h)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Offered Certificates, the Group 1 Carryover Reserve Fund and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  The Group 1 Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

The Trust Administrator shall make withdrawals from the Group 1 Carryover Reserve Fund to make distributions pursuant to Section 4.12 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 1 Carryover Reserve Fund may be invested in Permitted Investments at the direction of the Majority of the Holders of the Class 1-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 1 Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Holders of the Class 1-C Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 1 Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Group 1 Carryover Reserve Fund (or such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 1 Carryover Reserve Fund and made in accordance with this Section 3.05.  The Group 1 Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder.  The Class 1-C Certificates shall evidence ownership of the Group 1 Carryover Reserve Fund for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 1-C Certificates, funds in the Group 1 Carryover Reserve Fund shall remain uninvested.

(i)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Offered Certificates, the Group 2 Carryover Reserve Fund and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  The Group 2 Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

The Trust Administrator shall make withdrawals from the Group 2 Carryover Reserve Fund to make distributions pursuant to Section 4.13 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 2 Carryover Reserve Fund may be invested in Permitted Investments at the direction of the Majority of the Holders of the Class 2-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 2 Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Holders of the Class 2-C Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 2 Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Group 2 Carryover Reserve Fund (or such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 2 Carryover Reserve Fund and made in accordance with this Section 3.05.  The Group 2 Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder.  The Class 2-C Certificates shall evidence ownership of the Group 2 Carryover Reserve Fund for federal tax purposes. If no investment direction is received by the Trust Administrator from Holders of the Class 2-C Certificates, funds in the Group 2 Carryover Reserve Fund shall remain uninvested.

(j)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 1 Certificates and the Certificate Insurer, the Group 1 Certificate Cap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group 1 Certificate Cap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Group 1 Certificate Cap Account all amounts received in respect of the Group 1 Certificate Cap Contract for the related Accrual Period. The Trust Administrator shall make withdrawals from the Group 1 Certificate Cap Account to make distributions pursuant to Section 4.07 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 1 Certificate Cap Account may be invested in Permitted Investments at the direction of the Holders of the Class 1-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 1 Certificate Cap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 1  Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 1 Certificate Cap Account in respect of any such investments shall be charged against amounts on deposit in the Group 1 Certificate Cap Account (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 1 Certificate Cap Account and made in accordance with this Section 3.07.  The Group 1 Certificate Cap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 1-C Certificates shall evidence ownership of the Group 1 Certificate Cap Account for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 1-C Certificates, funds in the Group 1 Certificate Cap Account shall remain uninvested.

(k)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 1 Certificates, the Group 1 Basis Risk Cap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group 1 Basis Risk Cap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Group 1 Basis Risk Cap Account all amounts received in respect of the Group 1 Basis Risk Cap Contract for the related Accrual Period. The Trust Administrator shall make withdrawals from the Group 1 Basis Risk Cap Account to make distributions pursuant to Section 4.08 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 1 Basis Risk Cap Account may be invested in Permitted Investments at the direction of the Holders of the Class 1-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 1 Basis Risk Cap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 1  Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 1 Basis Risk Cap Account in respect of any such investments shall be charged against amounts on deposit in the Group 1 Basis Risk Cap Account (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 1 Basis Risk Cap Account and made in accordance with this Section 3.07.  The Group 1 Basis Risk Cap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 1-C Certificates shall evidence ownership of the Group 1 Basis Risk Cap Account for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 1-C Certificates, funds in the Group 1 Basis Risk Cap Account shall remain uninvested.

(l)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 2 Certificates and the Certificate Insurer, the Group 2 Certificate Cap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group 2 Certificate Cap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Group 2 Certificate Cap Account all amounts received in respect of the Group 2 Certificate Cap Contract for the related Accrual Period. The Trust Administrator shall make withdrawals from the Group 2 Certificate Cap Account to make distributions pursuant to Section 4.09 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 2 Certificate Cap Account may be invested in Permitted Investments at the direction of the Holders of the Class 2-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 2 Certificate Cap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 2  Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 2 Certificate Cap Account in respect of any such investments shall be charged against amounts on deposit in the Group 2 Certificate Cap Account (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 2 Certificate Cap Account and made in accordance with this Section 3.07.  The Group 2 Certificate Cap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 2-C Certificates shall evidence ownership of the Group 2 Certificate Cap Account for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 2-C Certificates, funds in the Group 2 Certificate Cap Account shall remain uninvested.

(m)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 2 Certificates, the Group 2 Basis Risk Cap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group 2 Basis Risk Cap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Group 2 Basis Risk Cap Account all amounts received in respect of the Group 2 Basis Risk Cap Contract for the related Accrual Period. The Trust Administrator shall make withdrawals from the Group 2 Basis Risk Cap Account to make distributions pursuant to Section 4.10 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 2 Basis Risk Cap Account may be invested in Permitted Investments at the direction of the Holders of the Class 2-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 2 Basis Risk Cap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 2  Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 2 Basis Risk Cap Account in respect of any such investments shall be charged against amounts on deposit in the Group 2 Basis Risk Cap Account (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 2 Basis Risk Cap Account and made in accordance with this Section 3.07.  The Group 2 Basis Risk Cap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 2-C Certificates shall evidence ownership of the Group 2 Basis Risk Cap Account for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 2-C Certificates, funds in the Group 2 Basis Risk Cap Account shall remain uninvested.

(n)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 2 Certificates and the Certificate Insurer, the Class 2-2A3 Basis Risk Cap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Class 2-2A3 Basis Risk Cap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Class 2-2A3 Basis Risk Cap Account all amounts received in respect of the Class 2-2A3 Basis Risk Cap Contract for the related Accrual Period. The Trust Administrator shall make withdrawals from the Class 2-2A3 Basis Risk Cap Account to make distributions pursuant to Section 4.11 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Class 2-2A3 Basis Risk Cap Account may be invested in Permitted Investments at the direction of the Holders of the Class 2-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Class 2-2A3 Basis Risk Cap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 2 Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Class 2-2A3 Basis Risk Cap Account in respect of any such investments shall be charged against amounts on deposit in the Class 2-2A3 Basis Risk Cap Account (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Class 2-2A3 Basis Risk Cap Account and made in accordance with this Section 3.07.  The Class 2-2A3 Basis Risk Cap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 2-C Certificates shall evidence ownership of the Class 2-2A3 Basis Risk Cap Account for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 2-C Certificates, funds in the Class 2-2A3 Basis Risk Cap Account shall remain uninvested.

(o)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Class 1-1P Certificates, the Class 1-1P Reserve Fund and shall deposit $100 therein upon receipt from or on behalf of the Depositor of such amount.  The Class 1-1P Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  Funds in the Class 1-1P Reserve Fund shall remain uninvested.

(p)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Class 1-2P Certificates, the Class 1-2P Reserve Fund and shall deposit $100 therein upon receipt from or on behalf of the Depositor of such amount.  The Class 1-2P Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  Funds in the Class 1-2P Reserve Fund shall remain uninvested.

(q)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Class 2-1P Certificates, the Class 2-1P Reserve Fund and shall deposit $100 therein upon receipt from or on behalf of the Depositor of such amount.  The Class 2-1P Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  Funds in the Class 2-1P Reserve Fund shall remain uninvested.

(r)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Class 2-2P Certificates, the Class 2-2P Reserve Fund and shall deposit $100 therein upon receipt from or on behalf of the Depositor of such amount.  The Class 2-2P Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  Funds in the Class 2-2P Reserve Fund shall remain uninvested.

(s)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group 2 Certificates and the Certificate Insurer, the Group 2 Credit Enhancement Reserve Fund, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group 2 Credit Enhancement Reserve Fund shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Trust Administrator shall deposit into the Group 2 Credit Enhancement Reserve Fund all amounts received in respect of the prepayment penalties on Loan Subgroup 2-P for the related Accrual Period. The Trust Administrator shall make withdrawals from the Group 2 Credit Enhancement Reserve Fund to make distributions pursuant to Section 4.14 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group 2 Credit Enhancement Reserve Fund may be invested in Permitted Investments at the direction of the Holders of the Class 2-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group 2 Credit Enhancement Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group 2  Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group 2 Credit Enhancement Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Group 2 Credit Enhancement Reserve Fund (or the amount of such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group 2 Credit Enhancement Reserve Fund and made in accordance with this Section 3.07.  The Group 2 Credit Enhancement Reserve Fund will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class 2-C Certificates shall evidence ownership of the Group 2 Credit Enhancement Reserve Fund for federal tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class 2-C Certificates, funds in the Group 2 Credit Enhancement Reserve Fund shall remain uninvested.

Section 3.08.  Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

Section 3.09.  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer and the Custodian shall afford and the Master Servicer shall require the Servicers to afford the Depositor, the Trustee, the Certificate Insurer and the Trust Administrator and their respective agents or representatives reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer, the applicable Servicer or the Custodian to the extent set forth in the applicable Servicing Agreement.

Upon reasonable advance notice in writing, the Master Servicer and the Custodian will provide or the Master Servicer shall require the Servicers, to the extent set forth in the applicable Servicing Agreement, to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Master Servicer, the applicable Servicer or the Custodian shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer, the applicable Servicer or the Custodian in providing such reports and access.

Section 3.10.  Permitted Withdrawals from the Accounts.

(a)

The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)

to pay to the Servicers (to the extent not previously retained by them), the servicing compensation to which they are entitled pursuant to the applicable Servicing Agreements, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account;

(ii)

to reimburse each of the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this sub-clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii)

to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicers or the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v)

to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers’ or the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 4.01 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

(viii)

to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix)

on or prior to the Distribution Account Deposit Date, to (A) withdraw (i) an amount equal to the related Available Funds for such Distribution Date and (ii) any Recoveries received during the related Prepayment Period, and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit in the Distribution Account and (B) withdraw any Class P Prepayment Charges received and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit into the Distribution Account;

(x)

to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02; and

(xi)

to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such sub-clauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Collection Account pursuant to sub-clause (iii), the Master Servicer shall deliver to the Trust Administrator an Officer’s Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Trust Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to the Trust Administrator earnings on or investment income, if any with respect to funds in or credited to the Distribution Account;

(ii)

to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.07(d);

(iii)

to withdraw any indemnity, expense or other reimbursement owed to it or the Trustee pursuant to this Agreement, including, without limitation, Section 3.05, Section 7.02, Section 8.05 and Section 9.05;

(iv)

[reserved]; and

(v)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01 hereof.

(c)

The Trust Administrator shall withdraw funds from the Group 1 Carryover Reserve Fund for distribution to the Group 1 Senior Certificates and the Group 1 Mezzanine Certificates in the manner specified in Section 4.12 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 1 Carryover Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Group 1 Carryover Reserve Fund and not required to be deposited therein;

(ii)

to pay the Depositor investment earnings

(iii)

to distribute any amounts remaining in the Group 1 Carryover Reserve Fund to the Depositor after the distribution of any Net Rate Carryover to the Group 1 Certificates on the Distribution Date in June 2007; and

(iv)

to clear and terminate the Group 1 Carryover Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(d)

The Trust Administrator shall withdraw funds from the Group 2 Carryover Reserve Fund for distribution to the Group 2 Senior Certificates and the Group 2 Mezzanine Certificates in the manner specified in Section 4.13 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 2 Carryover Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Group 2 Carryover Reserve Fund and not required to be deposited therein;

(ii)

to pay the Depositor investment earnings

(iii)

to distribute any amounts remaining in the Group 2 Carryover Reserve Fund to the Depositor after the distribution of any Net Rate Carryover to the Group 2 Certificates on the Distribution Date in June 2007; and

(iv)

to clear and terminate the Group 2 Carryover Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(e)

The Trust Administrator shall withdraw funds from the Group 1 Certificate Cap Account for distribution to the Group 1 Certificates and the Certificate Insurer in the manner specified in Section 4.07 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 1 Certificate Cap Account for the following purposes:

(i)

to withdraw any amount deposited in the Group 1 Certificate Cap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group 1 Certificate Cap Account upon the earlier of (A) the Group 1 Certificate Cap Contract Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

(f)

The Trust Administrator shall withdraw funds from the Group 1 Basis Risk Cap Account for distribution to the Group 1 Certificates in the manner specified in Section 4.08 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 1 Basis Risk Cap Account for the following purposes:

(i)

to withdraw any amount deposited in the Group 1 Basis Risk Cap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group 1 Basis Risk Cap Account upon the earlier of (A) the Group 1 Basis Risk Cap Contract Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

(g)

The Trust Administrator shall withdraw funds from the Group 2 Certificate Cap Account for distribution to the Group 2 Certificates and the Certificate Insurer in the manner specified in Section 4.09 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 2 Certificate Cap Account for the following purposes:

(i)

to withdraw any amount deposited in the Group 2 Certificate Cap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group 2 Certificate Cap Account upon the earlier of (A) the Group 2 Certificate Cap Contract Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

(h)

The Trust Administrator shall withdraw funds from the Group 2 Basis Risk Cap Account for distribution to the Group 2 Certificates in the manner specified in Section 4.10 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 2 Basis Risk Cap Account for the following purposes:

(i)

to withdraw any amount deposited in the Group 2 Basis Risk Cap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group 2 Basis Risk Cap Account upon the earlier of (A) the Group 2 Basis Risk Cap Contract Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

(i)

The Trust Administrator shall withdraw funds from the Class 2-2A3 Basis Risk Cap Account for distribution to the Group 2 Certificates and the Certificate Insurer in the manner specified in Section 4.11 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class 2-2A3 Basis Risk Cap Account for the following purposes:

(i)

to withdraw any amount deposited in the Class 2-2A3 Basis Risk Cap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Class 2-2A3 Basis Risk Cap Account upon the earlier of (A) the Class 2-2A3 Basis Risk Cap Contract Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

(j)

The Trust Administrator shall withdraw funds from the Class 1-1P Reserve Fund for distribution to the Class 1-1P Certificates in the manner specified in Section 4.02(c) (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class 1-1P Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Class 1-1P Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Class 1-1P Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(k)

The Trust Administrator shall withdraw funds from the Class 1-2P Reserve Fund for distribution to the Class 1-2P Certificates in the manner specified in Section 4.02(c) (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class 1-2P Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Class 1-2P Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Class 1-2P Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(l)

The Trust Administrator shall withdraw funds from the Class 2-1P Reserve Fund for distribution to the Class 2-1P Certificates in the manner specified in Section 4.03(c) (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class 2-1P Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Class 2-1P Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Class 2-1P Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(m)

The Trust Administrator shall withdraw funds from the Class 2-2P Reserve Fund for distribution to the Class 2-2P Certificates in the manner specified in Section 4.03(c) (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class 2-2P Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Class 2-2P Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Class 2-2P Reserve Fund upon the termination of this Agreement pursuant to Section 10.01.

(n)

The Trust Administrator shall withdraw funds from the Group 2 Credit Enhancement Reserve Fund for distribution to the Group 2 Certificates and the Certificate Insurer in the manner specified in Section 4.14 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Group 2 Credit Enhancement Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Group 2 Credit Enhancement Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Group 2 Credit Enhancement Reserve Fund upon the earlier of (A) the Group 2 Credit Enhancement Reserve Fund Termination Date and (B) the termination of this Agreement pursuant to Section 10.01.

Section 3.11.  Maintenance of Hazard Insurance.

(a)

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Sections 3.07 and 3.10, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.10.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.10.

Section 3.12.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee, the Certificateholders and the Certificate Insurer all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.13.  Maintenance of the Primary Insurance Policies.

(a)

The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Certificateholders and the Certificate Insurer, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Sections 3.07 and 3.10, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.10.

Section 3.14.  Realization upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.15.  REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders and the Certificate Insurer.  The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Collection Account.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed-in-lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445 2(d)(3) (or any successor provision thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.16.  Due on Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.17.  Trustee to Cooperate; Release of Mortgage Files.

Upon (i) the payment in full of any Mortgage Loan, or (ii) the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer shall, upon receipt of notification from the related Servicer pursuant to the applicable Servicing Agreement, which notification shall state that such payment in full has been deposited in the Collection Account or has otherwise been escrowed in a manner customary for such purposes, instruct the Custodian to, and the Custodian shall release the related Mortgage File to the related Servicer.  Upon notification, the Trustee shall at the Custodian’s direction execute and deliver to the Custodian the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Custodian, together with the Mortgage Note with written evidence of cancellation thereon.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreements, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Subject to this Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Servicer to carry out their servicing and administrative duties hereunder.  The Trustee shall not be liable for the actions of the Master Servicer or any Servicers under any such documents.

Section 3.18.  Documents, Records and Funds in Possession of the Master Servicer and the Custodian to Be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Master Servicer shall forward to the Custodian with an instruction to, and the Custodian shall, place within the Mortgage File and the Master Servicer shall cause each Servicer to transmit to the Custodian as required by this Agreement and the related Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the related Servicer or the Custodian in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer, the related Servicer or the Custodian for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement.  Each of the Master Servicer and the Custodian also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.19.  Master Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Master Servicing Compensation.

Section 3.20.  Access to Certain Documentation.

The Master Servicer and the Custodian shall provide and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Mezzanine Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge to the requesting party, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer, the Custodian and the related Servicer.   To the extent costs are incurred by the Custodian in providing such access, such costs shall be reimbursed pursuant to Section 6.06 hereof. Nothing in this Section shall limit the obligation of the Master Servicer, the Custodian and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer, the Custodian or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  In fulfilling such requests, the Master Servicer and the Custodian shall not be responsible to determine the sufficiency of such information.

Section 3.21.  Annual Statement as to Compliance.

(a)

The Master Servicer and the Trust Administrator shall deliver or otherwise make available (and the Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement or such other applicable Agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Annual Statement of Compliance, the Depositor shall review such Annual Statement of Compliance and, if applicable, consult with each such party, as applicable, as to the nature of any failure by such party identified therein, in the fulfillment of any of such party’s obligations hereunder.

(b)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Annual Statement of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all annual statements of compliance received by it from each servicer with its own annual statement of compliance to be submitted to the Trust Administrator pursuant to this Section.

(c)

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.21 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.22.  Report on Assessment of Compliance and Attestation.

(a)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria in the form of Exhibit Q hereto, (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)

No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided,  that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same Person).  When each of the Master Servicer, the Custodian and the Trust Administrator (or any Servicing Function Participant engaged by either of them) submit their Assessments of Compliance to the Trust Administrator, each such party will also at such time include the Assessment of Compliance and Accountant’s Attestation pursuant to Section 3.22(b)(i) of each Servicing Function Participant engaged by it.

(iii)

Promptly after receipt of each Assessment of Compliance, (A) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, the Custodian and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party, and (B) the Trust Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit X and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(iv)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Custodian, the Trust Administrator, or such Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor (an “Accountant’s Attestation”), to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(ii)

Promptly after receipt of each such Assessment of Compliance and Accountant’s Attestation the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.22(a)(i) is coupled with an attestation that appears on its face to meet the requirements of this Section and notify the Depositor of any exceptions.

(iii)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.22, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(c)

(i)

The Master Servicer agrees to indemnify and hold harmless each of the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (A) the failure of the Master Servicer (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), as applicable, or (B) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(ii)

The Trust Administrator agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trust Administrator (or any Servicing Function Participant engaged by it) to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(iii)

The Custodian agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Custodian (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(d)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.22 is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective (and to the extent the requesting party will pay any increased cost of the Trustee resulting from such request provided that such request results in extraordinary expenses), with requests made by the Transferor or the Depositor for delivery of additional or different information as the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 3.23.  Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer.  In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.24.  [Reserved].

Section 3.25.  Credit Risk Management Services and Reports; Reliability of Data.

(a)

The Depositor hereby appoints Wells Fargo Bank, N.A. as Credit Risk Manager. The Credit Risk Manager shall perform certain services related to servicer review and oversight, monitoring and reporting of various Mortgage Loans and each Servicer’s performance, preparation of Mortgage Loan and REO Property payment, delinquency and loss information, reconciliation of Prepayment Charge collections by such Servicer and monitoring information related to insurance claims and foreclosures.  No later than the end of each calendar month, the Credit Risk Manager shall prepare and make available certain reports containing various performance, payment, delinquency and loss information and information related to insurance claims and foreclosures. Such reports shall be made available through the facilities of Wells Fargo’s corporate trust services website, currently located at www.CTSLink.com, and shall be in a format and contain such content as is mutually agreed upon by the Depositor and the Credit Risk Manager. None of the Trustee, the Trust Administrator or the Master Servicer shall have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(b)

Each of the Depositor, the Servicers, the Trustee, the Trust Administrator, the Master Servicer and the Custodian acknowledge and agree that the reports that are compiled and prepared by the Credit Risk Manager are based on information provided to the Credit Risk Manager by the Servicers, the Master Servicer and from various unaffiliated third parties, including other Persons involved in the servicing and administration of the related Mortgage Loans or related REO Properties. The Credit Risk Manager makes no representation or warranty as to the accuracy or completeness of any such information or data, and the Credit Risk Manager shall not be responsible for any misstatements, omissions, errors, or inaccuracies in any such reports or information resulting from any misstatements, omissions, errors, or inaccuracies in any information or data provided by third parties.

Section 3.26.  Limitation Upon Liability of Credit Risk Manager.

Neither the Credit Risk Manager nor any of the directors, officers, employees, or agents of the Credit Risk Manager shall be under any liability to the Servicers, the Master Servicer, the Trust Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement in reliance upon information provided by the Servicers or the Master Servicer or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager against any breach of representation or warranty made herein, failure to perform its obligations hereunder, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence of the Credit Risk Manager in the performance of its duties hereunder or by reason of a breach of its obligations and duties hereunder. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to the terms of this Agreement, the Credit Risk Manager shall be under no obligation to appear in, prosecute, or defend any legal action which, in its opinion, may involve it in any expense or liability; provided, however, that the Credit Risk Manager may with the consent of the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Custodian, and the Servicers, and at the  expense of the respective consenting party, undertake any such action as it may deem necessary or desirable in respect to this Agreement and the rights, duties, and the interests of the parties hereto.

Section 3.27.  Resignation or Removal of Credit Risk Manager.

The Credit Risk Manager may resign upon ninety (90) days’ prior written notice to the Trustee and the Depositor.  If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights.  The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the related Servicer, the Master Servicer, the Trust Administrator, the Trustee, each Rating Agency and the Credit Risk Manager.  Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.27 shall not become effective until the appointment of a successor Credit Risk Manager.

Section 3.28.  Group 1 Certificate Cap Contract.

The Group 1 Certificate Cap Contract will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group 1 Certificate Cap Contract into the Group 1 Certificate Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group 1 Certificate Cap Contract.

The Supplemental Interest Trust Trustee shall terminate the Group 1 Certificate Cap Contract upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the related confirmation.  Upon any such termination, the Cap Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group 1 Certificate Cap Account to pay Unpaid Realized Loss Amounts and Net Rate Carryover Amounts on the Classes of Group 1 Certificates as provided in Section 4.07 hereof on the Distribution Dates following such termination to and including the Group 1 Certificate Cap Contract Termination Date.  On the Group 1 Certificate Cap Contract Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee with respect thereto in respect of such termination remain in the Group 1 Certificate Cap Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.29.  Group 1 Basis Risk Cap Contract.

The Group 1 Basis Risk Cap Contract will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group 1 Basis Risk Cap Contract into the Group 1 Basis Risk Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group 1 Basis Risk Cap Contract.

The Supplemental Interest Trust Trustee shall terminate the Group 1 Basis Risk Cap Contract upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the related confirmation.  Upon any such termination, the Cap Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group 1 Basis Risk Cap Account to pay Unpaid Realized Loss Amounts and Net Rate Carryover Amounts on the Classes of Group 1 Certificates as provided in Section 4.08 hereof on the Distribution Dates following such termination to and including the Group 1 Basis Risk Cap Contract Termination Date.  On the Group 1 Basis Risk Cap Contract Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee with respect thereto in respect of such termination remain in the Group 1 Basis Risk Cap Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.30.  Group 2 Certificate Cap Contract.

The Group 2 Certificate Cap Contract will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group 2 Certificate Cap Contract into the Group 2 Certificate Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group 2 Certificate Cap Contract.

The Supplemental Interest Trust Trustee shall terminate the Group 2 Certificate Cap Contract upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the related confirmation.  Upon any such termination, the Cap Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group 2 Certificate Cap Account to pay Unpaid Realized Loss Amounts and Net Rate Carryover Amounts on the Classes of Group 2 Certificates as provided in Section 4.09 hereof on the Distribution Dates following such termination to and including the Group 2 Certificate Cap Contract Termination Date.  On the Group 2 Certificate Cap Contract Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee with respect thereto in respect of such termination remain in the Group 2 Certificate Cap Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.31.  Group 2 Basis Risk Cap Contract.

The Group 2 Basis Risk Cap Contract will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group 2 Basis Risk Cap Contract into the Group 2 Basis Risk Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group 2 Basis Risk Cap Contract.

The Supplemental Interest Trust Trustee shall terminate the Group 2 Basis Risk Cap Contract upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the related confirmation.  Upon any such termination, the Cap Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group 2 Basis Risk Cap Account to pay Unpaid Realized Loss Amounts and Net Rate Carryover Amounts on the Classes of Group 2 Certificates as provided in Section 4.10 hereof on the Distribution Dates following such termination to and including the Group 2 Basis Risk Cap Contract Termination Date.  On the Group 2 Basis Risk Cap Contract Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee with respect thereto in respect of such termination remain in the Group 2 Basis Risk Cap Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.32.  Class 2-2A3 Basis Risk Cap Contract.

The Class 2-2A3 Basis Risk Cap Contract will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Class 2-2A3 Basis Risk Cap Contract into the Class 2-2A3 Basis Risk Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Class 2-2A3 Basis Risk Cap Contract.

The Supplemental Interest Trust Trustee shall terminate the Class 2-2A3 Basis Risk Cap Contract upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the related confirmation.  Upon any such termination, the Cap Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Class 2-2A3 Basis Risk Cap Account to pay Unpaid Realized Loss Amounts and Net Rate Carryover Amounts on the Classes of Subgroup 2-2 Certificates as provided in Section 4.11 hereof on the Distribution Dates following such termination to and including the Class 2-2A3 Basis Risk Cap Contract Termination Date.  On the Class 2-2A3 Basis Risk Cap Contract Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee with respect thereto in respect of such termination remain in the Class 2-2A3 Basis Risk Cap Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.33.  The Guaranty.

The Cap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Cap Agreements (such guaranty the “Guaranty” and such third party the “Guarantor”).  To the extent that the Cap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of any of the Cap Agreements, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) shall, immediately following actual notice of the Cap Provider’s failure to pay, demand by written notice (which may be provided in electronic format) that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty.  Upon receipt of such notice, the Guarantor will make the required payment under the Cap Agreements no later than the close of business one business day prior to the related Distribution Date.

In no event shall the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) be liable for any failure or delay in the performance by the Cap Provider or the Guarantor of its obligations hereunder or pursuant to the any of the Group 1 Certificate Cap Contract, the Group 1 Basis Risk Cap Contract, the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract, or the Class 2-2A3 Basis Risk Cap Contract and the related Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or costs associated with any legal proceedings) in connection with  enforcing the terms of the Cap Agreements or this Agreement.

ARTICLE IV

DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01.  Advances.

The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement, the amount of such Advance, and (y) amounts deposited in the Collection Account to be used for any Advance with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer’s Certificate to the Trust Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 4.01 shall be net of the Servicing Fee for the related Mortgage Loans.

Section 4.02.  Priorities of Distributions on the Group 1 Certificates.

(a)

On each Distribution Date, the Trust Administrator shall withdraw the Interest Funds for Loan Group 1, (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the Subsidiary REMIC 1 Regular Interests and the Middle REMIC 1 Regular Interests, as provided in the Preliminary Statement, and then to distributions on the Group 1 Certificates and to the Certificate Insurer in the following order and priority and, in each case, to the extent of such Interest Funds for Loan Group 1:

(1)

first, concurrently, as follows:

(A)

from the Interest Funds for Loan Subgroup 1-1, sequentially, as follows:

(a)

first, to the Class 1-AIO Certificates, up to the product of (i) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date and (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Subgroup 1-1 Loans, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 1 Loans, in each case, as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date); and

(b)

second, concurrently, pro rata, as follows:

(i)

to each Class of Subgroup 1-1 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(ii)

to the Certificate Insurer, up to the Subgroup 1-1 Premium Distribution Amount, if any, for such Distribution Date;

(B)

from the Interest Funds for Loan Subgroup 1-2, sequentially, as follows:

(a)

first, to the Class 1-AIO Certificates, up to the product of (i) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date and (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Subgroup 1-2 Loans, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 1 Loans, in each case, as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date); and

(b)

second, concurrently, pro rata, as follows:

(i)

to each Class of Subgroup 1-2 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(ii)

to the Certificate Insurer, up to the Subgroup 1-2 Premium Distribution Amount, if any, for such Distribution Date;

(2)

second, from the remaining Interest Funds for Loan Group 1, sequentially, as follows:

(A)

first, to the Class 1-AIO Certificates up to the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date; and

(B)

second, concurrently, pro rata, as follows:

(a)

to each Class of Subgroup 1-1 Certificates and Subgroup 1-2 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(b)

to the Certificate Insurer, up to the sum of the Group 1 Premium Distribution Amount and the Group 1 Certificate Insurer Reimbursement Amount, if any, for such Distribution Date, to the extent remaining unpaid; and

(3)

third, from the remaining Interest Funds for Loan Group 1, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, up to the Current Interest for each such Class and such Distribution Date.

(b)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Section 4.02(a), shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group 1 Certificates and to the Certificate Insurer in the following order and priority and, in each case, to the extent of the Principal Funds for Loan Group 1:

(A) on each Distribution Date (a) prior to the Group 1 Stepdown Date or (b) on which a Group 1 Trigger Event is in effect in the following order of priority, in an amount up to the Group 1 Principal Distribution Amount:

(1)

first, concurrently, to the following Classes of Certificates, pro rata on the basis of the related Subgroup Principal Distribution Amount:

(a)

in an amount up to the Subgroup 1-1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 1-1 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Subgroup 1-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, concurrently, to the Subgroup 1-2 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 1-2 Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero; and

(b)

in an amount up to the Subgroup 1-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 1-2 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero

(ii)

second, to the Certificate Insurer, up to the Subgroup 1-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, concurrently, to the Subgroup 1-1 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 1-1 Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero;

(2)

second, to the Certificate Insurer up to the Group 1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(3)

third, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(B)

on each Distribution Date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, in the following order of priority, in an amount up to the Group 1 Principal Distribution Amount:

(1)

first, in an amount up to the Group 1 Senior Principal Distribution Amount for that Distribution Date, concurrently, to the following Classes of Certificates, pro rata on the basis of the related Subgroup Senior Principal Distribution Amount:

(a)

in an amount up to the Subgroup 1-1 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 1-1 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Subgroup 1-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, concurrently, to the Subgroup 1-2 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 1-2 Senior Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero; and

(b)

in an amount up to the Subgroup 1-2 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 1-2 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(ii)

second, to the Certificate Insurer, up to the Subgroup 1-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, concurrently, to the Subgroup 1-1 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 1-1 Senior Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero;

(2)

second, to the Certificate Insurer, in an amount up to the Group 1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(3)

third, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, in each case in an amount up to the Group 1 Mezzanine Principal Distribution Amount for each such Class, until their respective Class Principal Balances are reduced to zero.

(c)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Sections 4.02(a) and 4.02(b), shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group 1 Certificates and to the Certificate Insurer in the following order and priority and, in each case, up to the Group 1 Net Monthly Excess Cashflow for such Distribution Date:

(1)

first, to the Class or Classes of Group 1 Certificates then entitled to receive distributions of principal pursuant to Section 4.02(b)(A) or Section 4.02(b)(B) above, as applicable, in an amount up to any Group 1 Overcollateralization Maintenance Amount (as included in the Group 1 Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in Section 4.02(b)(A) or Section 4.02(b)(B) above, as applicable;

(2)

second, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, the Interest Carry Forward Amount for each such Class and such Distribution Date;

(3)

third, concurrently, to the Group 1 Senior Certificates (other than the Class 1-AIO Certificates), pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup 1-1 or Subgroup 1-2 Certificates, as applicable:

(a)

with respect to the Subgroup 1-1 Certificates, sequentially, (i) first, to the Class 1-1A1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates, (ii) second, to the Class 1-1A2 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 1-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date;

(b)

with respect to the Subgroup 1-2 Certificates, sequentially, (i) first, to the Class 1-2A1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates, (ii) second, to the Class 1-2A2 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 1-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date;

(4)

fourth, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class;

(5)

fifth, to the Class 1-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates;

(6)

sixth,  to the Group 1 Senior Certificates (other than the Class 1-AIO Certificates), pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, as applicable, in an amount up to the Net Rate Carryover for each such Class of Certificates, as applicable;

(7)

seventh, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, and Class 1-M5 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class;

(8)

eighth, to the Class 1-C Certificates; and

(9)

ninth, any remaining amounts to the Class 1-RX Certificates to the extent attributable to the Class 1-C, Class 1-1P or Class 1-2P REMIC, and to the Class 1-R Certificates to the extent attributable to any other REMIC created hereby relating to Group 1;

provided that (A) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Subgroup 1-1 Loans or if such Distribution Date is the final Distribution Date, the Trust Administrator shall withdraw any amounts on deposit in the Class 1-1P Reserve Fund and distribute such amounts to the Holders of the Class 1-1P Certificates, pro rata according to Class Principal Balance, in reduction of their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero; (B) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Subgroup 1-2 Loans or if such Distribution Date is the final Distribution Date, the Trust Administrator shall withdraw any amounts on deposit in the Class 1-2P Reserve Fund and distribute such amounts to the Holders of the Class 1-2P Certificates, pro rata according to Class Principal Balance, in reduction of their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and (C) any distributions pursuant to this Section 4.02(c) will be made prior to any distributions pursuant to Sections 4.07, 4.08 and 4.12.

(d)

Application of Class P Prepayment Charges.  On each Distribution Date prior to the date on which the Class Principal Balance of the Class 1-1P Certificates has been reduced to zero, the Trust Administrator shall withdraw from the Distribution Account and distribute to the Class 1-1P Certificates any Class P Prepayment Charges related to the Subgroup 1-1 Loans.

On each Distribution Date prior to the date on which the Class Principal Balance of the Class 1-2P Certificates has been reduced to zero, the Trust Administrator shall withdraw from the Distribution Account and distribute to the Class 1-2P Certificates any Class P Prepayment Charges related to the Subgroup 1-2 Loans.

(e)

Application of Applied Realized Loss Amounts.  On each Distribution Date, the Trust Administrator shall allocate any Group 1 Applied Realized Loss Amount, first,  to reduce the Class Principal Balances of the Class 1-M5, Class 1-M4, Class 1-M3, Class 1-M2, Class 1-M1 and Class 1-A3 Certificates, sequentially, in that order, in each case until their respective Class Principal Balances are reduced to zero and second, concurrently, pro rata, to the Subgroup 1-1 Certificates and Subgroup 1-2 Certificates: (a) to reduce the Class Principal Balances of the Class 1-1A2 and Class 1-1A1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero and (b) to reduce the Class Principal Balances of the Class 1-2A2 and Class 1-2A1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero.

(f)

Application of Subsequent Recoveries.  On each Distribution Date, the Trust Administrator shall allocate the amount of the Subsequent Recoveries with respect to Group 1 Loans, if any, to increase the Class Principal Balance of the Classes of Group 1 Certificates to which Group 1 Applied Realized Loss Amounts have been previously allocated, first, pro rata based on the Group 1 Applied Realized Loss Amounts previously allocated the Subgroup 1-1 Certificates and Subgroup 1-2 Certificates: (a) sequentially, to the Class 1-1A1 and Class 1-1A2 Certificates (or, with respect to the Class 1-1A2 Certificates, to the extent that Group 1 Applied Realized Loss Amounts have been covered by payments under the Certificate Insurance Policy, to the Certificate Insurer), in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount for each such Class and (b) sequentially, to the Class 1-2A1 and Class 1-2A2 Certificates (or, with respect to the Class 1-2A2 Certificates, to the extent that Group 1 Applied Realized Loss Amounts have been covered by payments under the Certificate Insurance Policy, to the Certificate Insurer), in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount for each such Class, and second, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

Holders of Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

Section 4.03.  Priorities of Distributions on the Group 2 Certificates.

(a)

  On each Distribution Date, the Trust Administrator shall withdraw the Interest Funds for Loan Group 2, (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the Subsidiary REMIC 2 Regular Interests and the Middle REMIC 2 Regular Interests, as provided in the Preliminary Statement, and then to distributions on the Group 2 Certificates and to the Certificate Insurer in the following order and priority and, in each case, to the extent of such Interest Funds for Loan Group 2:

(1)

first, concurrently, as follows:

(A)

from the Interest Funds for Loan Subgroup 2-1, sequentially, as follows:

(a)

first, to the Class 2-AIO Certificates, up to the product of (i) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date and (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Subgroup 2-1 Loans, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 2 Loans, in each case, as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date); and

(b)

second, concurrently, pro rata, as follows:

(i)

to each Class of Subgroup 2-1 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(ii)

to the Certificate Insurer, up to the Subgroup 2-1 Premium Distribution Amount, if any, for such Distribution Date;

(B)

from the Interest Funds for Loan Subgroup 2-2, sequentially, as follows:

(a)

first, to the Class 2-AIO Certificates, up to the product of (i) the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date and (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Subgroup 2-2 Loans, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 2 Loans, in each case, as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date); and

(b)

second, concurrently, pro rata, as follows:

(i)

to each Class of Subgroup 2-2 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(ii)

to the Certificate Insurer, up to the Subgroup 2-2 Premium Distribution Amount, if any, for such Distribution Date;

(2)

second, from the remaining Interest Funds for Loan Group 2, sequentially, as follows:

(A)

first, to the Class 2-AIO Certificates up to the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date; and

(B)

second, concurrently, pro rata, as follows:

(a)

to each Class of Subgroup 2-1 Certificates and Subgroup 2-2 Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(b)

to the Certificate Insurer, up to the sum of the Group 2 Premium Distribution Amount and the Group 2 Certificate Insurer Reimbursement Amount, if any, for such Distribution Date, to the extent remaining unpaid; and

(3)

third, from the remaining Interest Funds for Loan Group 2, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, up to the Current Interest for each such Class and such Distribution Date;

(b)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Section 4.03(a), shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group 2 Certificates and to the Certificate Insurer in the following order and priority and, in each case, to the extent of the Principal Funds for Loan Group 2:

(A) on each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect in the following order of priority, in an amount up to the Group 2 Principal Distribution Amount:

(1)

first, concurrently, to the following Classes of Certificates, pro rata on the basis of the related Subgroup Principal Distribution Amount:

(a)

in an amount up to the Subgroup 2-1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 2-1 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Subgroup 2-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, to the Subgroup 2-2 Certificates (after any payments to such Certificates from the Subgroup 2-2 Principal Distribution Amount), concurrently, (pro rata based on, with respect to clause (x), the aggregate Class Principal Balance of the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, and Class 2-2A5 Certificates, and with respect to clause (y), the Class Principal Balance of the Class 2-2A6 Certificates), as follows:

(x)

sequentially, as follows:

(1)

first, to the Class 2-2A1 Certificates, until its Class Principal Balance is reduced to zero;

(2)

second, to the Class 2-2A2 Certificates, until its Class Principal Balance is reduced to zero;

(3)

third, concurrently, to the Class 2-2A3 and Class 2-2A4 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(4)

fourth, to the Class 2-2A5 Certificates, until its Class Principal Balance is reduced to zero;

(y)

to the Class 2-2A6 Certificates, until its Class Principal Balance is reduced to zero; and

(b)

in an amount up to the Subgroup 2-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, (pro rata based on, with respect to clause (x), the aggregate Class Principal Balance of the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, and Class 2-2A5 Certificates, and with respect to clause (y), the Class Principal Balance of the Class 2-2A6 Certificates), as follows:

(x)

sequentially, as follows:

(1)

first, to the Class 2-2A1 Certificates, until its Class Principal Balance is reduced to zero;

(2)

second, to the Class 2-2A2 Certificates, until its Class Principal Balance is reduced to zero;

(3)

third, concurrently, to the Class 2-2A3 and Class 2-2A4 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(4)

fourth, to the Class 2-2A5 Certificates, until its Class Principal Balance is reduced to zero;

(y)

to the Class 2-2A6 Certificates, until its Class Principal Balance is reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Subgroup 2-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

 (iii)

third, concurrently, to the Subgroup 2-1 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 2-1 Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero;

 (2)

second, to the Certificate Insurer up to the Group 2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(3)

third, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

 (B)

on each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, in the following order of priority, in an amount up to the Group 2 Principal Distribution Amount:

(1)

first, in an amount up to the Group 2 Senior Principal Distribution Amount for that Distribution Date, concurrently, to the following Classes of Certificates, pro rata on the basis of the related Subgroup Senior Principal Distribution Amount:

(a)

in an amount up to the Subgroup 2-1 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup 2-1 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Group 2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(iii)

third, to the Subgroup 2-2 Certificates (after any payments to such Certificates from the Subgroup 2-2 Senior Principal Distribution Amount), concurrently, (pro rata based on, with respect to clause (x), the aggregate Class Principal Balance of the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, and Class 2-2A5 Certificates, and with respect to clause (y), the Class Principal Balance of the Class 2-2A6 Certificates), as follows:

(x)

sequentially, as follows:

(1)

first, to the Class 2-2A1 Certificates, until its Class Principal Balance is reduced to zero;

(2)

second, to the Class 2-2A2 Certificates, until its Class Principal Balance is reduced to zero;

(3)

third, concurrently, to the Class 2-2A3 and Class 2-2A4 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(4)

fourth, to the Class 2-2A5 Certificates, until its Class Principal Balance is reduced to zero;

(y)

to the Class 2-2A6 Certificates, until its Class Principal Balance is reduced to zero; and

 (b)

in an amount up to the Subgroup 2-2 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, to the Subgroup 2-2 Certificates, concurrently, (pro rata based on, with respect to clause (x), the aggregate Class Principal Balance of the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4, and Class 2-2A5 Certificates, and with respect to clause (y), the Class Principal Balance of the Class 2-2A6 Certificates), as follows:

(x)

sequentially, as follows:

(1)

first, to the Class 2-2A1 Certificates, until its Class Principal Balance is reduced to zero;

(2)

second, to the Class 2-2A2 Certificates, until its Class Principal Balance is reduced to zero;

(3)

third, concurrently, to the Class 2-2A3 and Class 2-2A4 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(4)

fourth, to the Class 2-2A5 Certificates, until its Class Principal Balance is reduced to zero;

(y)

to the Class 2-2A6 Certificates, until its Class Principal Balance is reduced to zero;

(ii)

second, to the Certificate Insurer, up to the Subgroup 2-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

 (iii)

third, concurrently, to the Subgroup 2-1 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup 2-1 Senior Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero;

(2)

second, to the Certificate Insurer, in an amount up to the Group 2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date; and

(3)

third, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, in each case in an amount up to the related Group 2 Mezzanine Principal Distribution Amount for each such class, until their respective Class Principal Balances are reduced to zero.

(c)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Sections 4.03(a) and 4.03(b), shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group 2 Certificates and to the Certificate Insurer in the following order and priority and, in each case, up to the Group 2 Net Monthly Excess Cashflow for such Distribution Date:

(1)

first, to the Class or Classes of Group 2 Certificates then entitled to receive distributions of principal pursuant to Section 4.03(b)(A) or Section 4.03(b)(B) above, as applicable, in an amount up to any Group 2 Overcollateralization Maintenance Amount (as included in the Group 2 Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in Section 4.03(b)(A) or Section 4.03(b)(B) above, as applicable;

(2)

second, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, the Interest Carry Forward Amount for each such Class and such Distribution Date;

(3)

third, concurrently, to the Group 2 Senior Certificates (other than the Class 2-AIO Certificates), pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup 2-1 Certificates or Subgroup 2-2 Certificates, as applicable:

(a)

with respect to the Subgroup 2-1 Certificates, sequentially, (i) first, to the Class 2-1A1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates, (ii) second, to the Class 2-1A2 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 2-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date;

(b)

with respect to the Subgroup 2-2 Certificates, sequentially, (i) first, concurrently, pro rata based on the Unpaid Realized Loss Amount with respect to each such Class of Certificates, to the Class 2-2A1, Class 2-2A2, Class 2-2A3 (to the extent not covered by the Certificate Insurance Policy), Class 2-2A4, and Class 2-2A5 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, (ii) second, to the Class 2-2A6 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 2-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid for such Distribution Date;

(4)

fourth, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class;

(5)

fifth, to the Class 2-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates;

(6)

sixth, to the Group 2 Senior Certificates (other than the Class 2-AIO Certificates), pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, as applicable, in an amount up to the Net Rate Carryover for each such Class of Certificates, as applicable;

(7)

seventh, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, and Class 2-M8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class;

(8)

eighth, to the Class 2-C Certificates; and

(9)

ninth, any remaining amounts to the Class 2-RX Certificates to the extent attributable to the Class 2-C, Class 2-1P or Class 2-2P REMIC, and to the Class 2-R Certificates to the extent attributable to any other REMIC created hereby relating to Group 2;

provided that (A) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Subgroup 2-1 Loans or if such Distribution Date is the final Distribution Date, the Trust Administrator shall withdraw any amounts on deposit in the Class 2-1P Reserve Fund and distribute such amounts to the Holders of the Class 2-1P Certificates, pro rata according to Class Principal Balance, in reduction of their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero; (B) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Subgroup 2-2 Loans or if such Distribution Date is the final Distribution Date, the Trust Administrator shall withdraw any amounts on deposit in the Class 2-2P Reserve Fund and distribute such amounts to the Holders of the Class 2-2P Certificates, pro rata according to Class Principal Balance, in reduction of their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and (C) any distributions pursuant to this Section 4.03(c) will be made prior to any distributions pursuant to Sections 4.09, 4.10, 4.11, 4.13 and 4.14.

(d)

Application of Class P Prepayment Charges.  On each Distribution Date prior to the date on which the Class Principal Balance of the Class 2-1P Certificates has been reduced to zero, so long as a Group 2 Reserve Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account and distribute to the Class 2-1P Certificates any Class P Prepayment Charges related to the Subgroup 2-1 Loans.

On each Distribution Date on which a Group 2 Reserve Trigger Event is in effect and prior to the date on which the Class Principal Balance of the Class 2-1P Certificates has been reduced to zero, the Trust Administrator shall withdraw from the Distribution Account and (a) distribute to the Class 2-1P Certificates 30% of any Class P Prepayment Charges related to the Subgroup 2-1 Loans and (b) deposit 70% of any Class P Prepayment Charges related to the Subgroup 2-1 Loans in the Group 2 Credit Enhancement Reserve Fund.

On each Distribution Date prior to the date on which the Class Principal Balance of the Class 2-2P Certificates has been reduced to zero, so long as a Group 2 Reserve Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account and distribute to the Class 2-2P Certificates any Class P Prepayment Charges related to the Subgroup 2-2 Loans.

On each Distribution Date on which a Group 2 Reserve Trigger Event is in effect and prior to the date on which the Class Principal Balance of the Class 2-2P Certificates has been reduced to zero, the Trust Administrator shall withdraw from the Distribution Account and (a) distribute to the Class 2-2P Certificates 30% of any Class P Prepayment Charges related to the Subgroup 2-2 Loans and (b) deposit 70% of any Class P Prepayment Charges related to the Subgroup 2-2 Loans in the Group 2 Credit Enhancement Reserve Fund.

(e)

Application of Applied Realized Loss Amounts.  On each Distribution Date, the Trust Administrator shall allocate any Group 2 Applied Realized Loss Amount, first,  to reduce the Class Principal Balances of the Class 2-M8, Class 2-M7, Class 2-M6, Class 2-M5, Class 2-M4, Class 2-M3, Class 2-M2 and Class 2-M1 Certificates, sequentially, in that order, in each case until their respective Class Principal Balances are reduced to zero and second, concurrently, pro rata, to the Subgroup 2-1 Certificates and Subgroup 2-2 Certificates: (a) to reduce the Class Principal Balances of the Class 2-1A2 and Class 2-1A1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero and (b) first, to reduce the Class Principal Balances of the Class 2-A-6 Certificates, until its Class Principal Balance is reduced to zero; and second, concurrently, to reduce the Class Principal Balances of the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4 and Class 2-2A5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero.

(f)

Application of Subsequent Recoveries.  On each Distribution Date, the Trust Administrator shall allocate the amount of the Subsequent Recoveries with respect to Group 2 Loans, if any, to increase the Class Principal Balance of the Classes of Group 2 Certificates to which Group 2 Applied Realized Loss Amounts have been previously allocated, (A) first, pro rata based on the Group 2 Applied Realized Loss Amounts previously allocated the Subgroup 2-1 Certificates and Subgroup 2-2 Certificates: (a) sequentially, to the Class 2-1A1 and Class 2-1A2 Certificates (or, with respect to the Class 2-1A2 Certificates, to the extent that Group 2 Applied Realized Loss Amounts have been covered by payments under the Certificate Insurance Policy, to the Certificate Insurer), in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount for each such Class and (b) (x) first, concurrently, pro rata based on the Group 2 Applied Realized Loss Amounts that have been previously allocated to each such Class of Certificates, to the Class 2-2A1, Class 2-2A2, Class 2-2A3, Class 2-2A4 and Class 2-2A5 Certificates (or, with respect to the Class 2-2A3 Certificates, to the extent that Group 2 Applied Realized Loss Amounts have been covered by payments under the Certificate Insurance Policy, to the Certificate Insurer), in each case by not more than the amount of the Unpaid Realized Loss Amount for each such Class of Certificates and (y) second, to the Class 2-2A6 Certificates (or, with respect to the Class 2-2A6 Certificates, to the extent that Group 2 Applied Realized Loss Amounts have been covered by payments under the Certificate Insurance Policy, to the Certificate Insurer), by not more than the amount of the Unpaid Realized Loss Amount for such Class of Certificates, and (B) second, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

Holders of Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

Section 4.04.  Distribution Date Statements to Certificateholders.

(a)

Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trust Administrator and not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Certificate Insurer, the Depositor, the Rating Agencies, the NIMS Insurer, the Credit Risk Manager, the Trustee and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i) and (ii) below, the amounts shall be expressed as a dollar amount per one thousand:

(i)

the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest and how such distributions are calculated;

(iii)

the aggregate Servicing Fee (and any other compensation payable to the Servicer) paid during the related Due Period;

(iv)

the aggregate amount of any Class P Prepayment Charges collected on the Mortgage Loans identified on Schedule VIII hereto;

(v)

the aggregate Principal Balance of the Mortgage Loans in each Loan Group, and in each Subgroup, and any REO Properties as of the close of business on such Distribution Date;

(vi)

the amount of Deferred Interest payable with respect to the Loans in each Loan Group and in each Loan Subgroup for the Distribution Date;

(vii)

the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Loan Group and in each Loan Subgroup as of the related Due Date;

(viii)

the number and aggregate unpaid Principal Balance of Mortgage Loans in each Loan Group and in each Loan Subgroup (calculated in accordance with the MBA method) (a) delinquent 1 to 30 days (b) delinquent 31 to 60 days, (c) delinquent 61 to 90 days, (d) delinquent 91 or more days, in each case, as of the last day of the preceding calendar month (after taking into account any prepayments in full received prior to the end of the Prepayment Period), (e) as to which foreclosure proceedings have been commenced and (f) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(ix)

the book value of any REO Property related to each Loan Group and each Loan Subgroup as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the preceding Prepayment Period;

(x)

the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

(xi)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

the aggregate amount of Realized Losses incurred during the related Prepayment Period, the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xiii)

the aggregate Class Principal Balance and Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xiv)

the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xv)

the Current Interest in respect of the Senior Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Interest Carry Forward Amounts, if any, with respect to the Senior Certificates and the Mezzanine Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Reductions;

(xvi)

any Prepayment Interest Shortfalls included in such distribution and the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer;

(xvii)

the aggregate amount of Relief Act Reductions for such Distribution Date;

(xviii)

the Group 1 Overcollateralization Target Amount, Group 2 Overcollateralization Target Amount, Group 1 Overcollateralization Amount and Group 2 Overcollateralization Amount for such Distribution Date;

(xix)

the respective Pass-Through Rates applicable to the Senior Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Senior Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

(xx)

the Net WAC, the Available Funds Rate Cap and the Net Rate Cap, in each case, for each Loan Group and each Loan Subgroup;

(xxi)

the Group 1 Senior Enhancement Percentage and Group 2 Senior Enhancement Percentage for the Distribution Date;

(xxii)

when the Group 1 Stepdown Date, Group 2 Stepdown Date, Group 1 Trigger Event or Group 2 Trigger Event has occurred;

(xxiii)

the Available Funds for each Loan Group and each Loan Subgroup;

(xxiv)

the Net Rate Carryover for the Senior Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xxv)

the application of the Net Rate Cap on such Distribution Date, and the amount of any Net Rate Carryover for each Class for such Distribution Date;

(xxvi)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Loan terms, fees, penalties or payments during the Due Period or that have become material over time; and

(xxvii)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material breaches of Mortgage Loan representation or warranties or transaction covenants.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

(b)

The Trust Administrator’s responsibility for making available the above information to the Master Servicer, the Trustee, the NIMS Insurer, Depositor, Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer.  The Trust Administrator will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Certificate Insurer and other interested parties, and other parties to this Agreement via the Trust Administrator’s internet website located at “www.ctslink.com”.  Assistance in using the internet website can be obtained by calling the Trust Administrator’s customer service desk at (866) 846-4526.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trust Administrator shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Trust Administrator shall provide timely and adequate notification to the Certificateholders, the Certificate Insurer and the parties to this Agreement regarding any such changes.

The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties (including each Servicer) for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer.  The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(c)

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)

With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to Section 4.04 (each, a “Distribution Date Statement”) by the Trust Administrator, the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer, pursuant and to the extent set forth in each Servicing Agreement, by the related Servicer for inclusion in such Distribution Date Statement.  In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the related Servicer and use its reasonable best efforts to cause such Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Trust Administrator to make available the Distribution Date Statement at the time required in this Agreement).

Section 4.05.  Determination of LIBOR.

On the first LIBOR Determination Date, LIBOR for any Class of LIBOR Certificates shall be equal to the Initial LIBOR Rate, and on each LIBOR Determination Date thereafter for any Class of LIBOR Certificates, the Trust Administrator shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date.  As used herein, “Telerate page 3750” means the display designated as page 3750 on the Bridge Telerate Service.

If on any LIBOR Determination Date for any Class of LIBOR Certificates, the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous LIBOR Determination Date for such Class of Certificates or (y) the Reserve Interest Rate.  The “Reserve Interest Rate” will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one month U.S. Dollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one month U.S. Dollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date for any Class of LIBOR Certificates, the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous LIBOR Determination Date for such Class of Certificates, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates will, in the absence of manifest error, be final and binding.  After a LIBOR Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Certificate Owners or Holders of such Certificates who place a telephone call to the Trust Administrator at (301) 815-6600 and make a request therefor.

Section 4.06.  Supplemental Interest Trust.

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee in trust for the benefit of the holders of the Senior Certificates and the Mezzanine Certificates.  The Supplemental Interest Trust will not be a part of any REMIC created hereby.

Section 4.07.  Distributions from the Group 1 Certificate Cap Account.

(a)

On each Distribution Date prior to the Distribution Date in October 2012, amounts on deposit in the Group 1 Certificate Cap Account from the Group 1 Certificate Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.02 and Section 4.08 on such Distribution Date, distributed to the Group 1 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class 1-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(2)

second, concurrently, to the Group 1 Senior Certificates (other than the Class A-IO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(3)

third, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(4)

fourth, (i) on any Distribution Date prior to the Distribution Date in October 2012, any remaining amounts shall remain on deposit in the Group 1 Certificate Cap Account for distribution on future Distribution Dates as specified  in this Section 4.07(a) and (ii) with respect to any Distribution Date on or after the Distribution Date in October 2012, any remaining amounts shall be distributed pursuant to Section 4.07(b).

(b)

On each Distribution Date on or after the Distribution Date in October 2012, amounts on deposit in the Group 1 Certificate Cap Account from the Group 1 Certificate Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.02 and Section 4.08 on such Distribution Date, distributed to the Group 1 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class or Classes of Certificates then entitled to receive distributions of principal pursuant to Section 4.02(b)(A) or Section 4.02(b)(B), in an amount up to any Group 1 Overcollateralization Deficiency Amount for such Distribution Date, to the extent remaining unpaid, in the order of priority set forth in Section 4.02(b)(A) or Section 4.02(b)(B), as applicable;

(2)

second, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, the Interest Carry Forward Amount for each such Class and such Distribution Date, to the extent remaining unpaid;

(3)

third, concurrently, to the Group 1 Senior Certificates (other than the Class 1-AIO Certificates), pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to each Subgroup of Group 1 Senior Certificates (other than the Class 1-AIO Certificates):

(a)

with respect to the Subgroup 1-1 Certificates, first, sequentially, to the Class 1-1A1 and Class 1-1A2 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Subgroup 1-1 Certificates, to the extent remaining unpaid, and in the case of the Class 1-1A2 Certificates, to the extent not covered by the Certificate Insurance Policy and second, to the Certificate Insurer, in an amount up to the Subgroup 1-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(b)

with respect to the Subgroup 1-2 Certificates, first, sequentially, to the Class 1-2A1 and Class 1-2A2 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Subgroup 1-2 Certificates, to the extent remaining unpaid, and in the case of the Class 1-2A2 Certificates, to the extent not covered by the Certificate Insurance Policy and second, to the Certificate Insurer, in an amount up to the Subgroup 1-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(4)

fourth, to the Certificate Insurer, up to the Group 1 Certificate Insurer Reimbursement Amount, to the extent remaining unpaid;

(5)

fifth, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, to the extent remaining unpaid;

(6)

sixth, to the Class 1-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(7)

seventh, concurrently, to the Group 1 Senior Certificates (other than the Class A-IO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(8)

eighth, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(9)

ninth, (i) on any Distribution Date prior to the Distribution Date on which the aggregate Class Principal Balance of the Group 1 Senior Certificates and Group 1 Mezzanine Certificates is reduced to zero, any remaining amounts shall remain on deposit in the Group 1 Certificate Cap Account for distribution on future Distribution Dates as specified  in this Section 4.07(b) and (ii) with respect to any Distribution Date on the Distribution Date on which the aggregate Class Principal Balance of the Group 1 Senior Certificates and Group 1 Mezzanine Certificates is reduced to zero, any remaining amounts shall be distributed to UBS Securities LLC.

Section 4.08.  Distributions from the Group 1 Basis Risk Cap Account.

On each Distribution Date on or prior to the Group 1 Basis Risk Cap Contract Termination Date, amounts on deposit in the Group 1 Basis Risk Cap Account from the Group 1 Basis Risk Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.02 on such Distribution Date, distributed to the Group 1 Certificates, sequentially as follows:

(1)

first, to the Class 1-AIO Certificates, in an amount up to the amount of Net Rate Carryover for such Class to the extent remaining unpaid;

(2)

second, to the Group 1 Certificates (other than the Class 1-AIO Certificates), pro rata based on Certificate Principal Balance, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(3)

third, to the Group 1 Certificates (other than the Class 1-AIO Certificates), pro rata based on Net Rate Carryover, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(4)

fourth, to the Class 1-C Certificates, any remaining amounts.

Section 4.09.  Distributions from the Group 2 Certificate Cap Account.

(a)

On each Distribution Date prior to the Distribution Date in October 2012, amounts on deposit in the Group 2 Certificate Cap Account from the Group 2 Certificate Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.03 and Section 4.10 on such Distribution Date, distributed to the Group 2 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class 2-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(2)

second, concurrently, to the Group 2 Senior Certificates (other than the Class A-IO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(3)

third, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(4)

fourth, (i) on any Distribution Date prior to the Distribution Date in October 2012, any remaining amounts shall remain on deposit in the Group 2 Certificate Cap Account for distribution on future Distribution Dates as specified in this Section 4.09(a) and (ii) with respect to any Distribution Date on or after the Distribution Date in October 2012, any remaining amounts shall be distributed pursuant to Section 4.09(b).

(b)

On each Distribution Date on or after the Distribution Date in October 2012, amounts on deposit in the Group 2 Certificate Cap Account from the Group 2 Certificate Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.03 and Section 4.10 on such Distribution Date, distributed to the Group 2 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class or Classes of Certificates then entitled to receive distributions of principal pursuant to Section 4.03(b)(A) or Section 4.03(b)(B), in an amount up to any Group 2 Overcollateralization Deficiency Amount for such Distribution Date, to the extent remaining unpaid, in the order of priority set forth in Section 4.03(b)(A) or Section 4.03(b)(B), as applicable;

(2)

second, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, the Interest Carry Forward Amount for each such Class and such Distribution Date, to the extent remaining unpaid;

(3)

third, concurrently, to the Group 2 Senior Certificates (other than the Class 2-AIO Certificates), pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to each Subgroup of Group 2 Senior Certificates (other than the Class 2-AIO Certificates):

(a)

with respect to the Subgroup 2-1 Certificates, first, sequentially, to the Class 2-1A1 and Class 2-1A2 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Subgroup 2-1 Certificates, to the extent remaining unpaid, and in the case of the Class 2-1A2 Certificates, to the extent not covered by the Certificate Insurance Policy and second, to the Certificate Insurer, in an amount up to the Subgroup 2-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(b)

with respect to the Subgroup 2-2 Certificates, sequentially, (i) first, pro rata based on the Unpaid Realized Loss Amount with respect to each such Class of Certificates, to the Class 2-2A1, Class 2-2A2, Class 2-2A3 (to the extent not covered by the Certificate Insurance Policy), Class 2-2A4, and Class 2-2A5 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, (ii) second, to the Class 2-2A6 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy and to the extent remaining unpaid, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 2-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;;

(4)

fourth, to the Certificate Insurer, up to the Group 2 Certificate Insurer Reimbursement Amount, to the extent remaining unpaid;

(5)

fifth, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, to the extent remaining unpaid;

(6)

sixth, to the Class 2-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(7)

seventh, concurrently, to the Group 2 Senior Certificates (other than the Class 2-AIO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(8)

eighth, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(9)

ninth, (i) on any Distribution Date prior to the Distribution Date in April 2014, any remaining amounts shall remain on deposit in the Group 2 Certificate Cap Account for distribution on future Distribution Dates as specified in this Section 4.09(b) and (ii) with respect to any Distribution Date on or after the Distribution Date in April 2014, any remaining amounts shall be distributed to the Class 2-C Certificates.

Section 4.10.  Distributions from the Group 2 Basis Risk Cap Account.

On each Distribution Date on or prior to the Group 2 Basis Risk Cap Contract Termination Date, amounts on deposit in the Group 2 Basis Risk Cap Account from the Group 2 Basis Risk Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.03 on such Distribution Date, distributed to the Group 2 Certificates, sequentially as follows:

(1)

first, to the Class 2-AIO certificates, in an amount up to the amount of Net Rate Carryover for such class of certificates to the extent remaining unpaid;

(2)

second, concurrently, to the Group 2 Certificates (other than the Class 2-2A3 and Class 2-AIO Certificates), pro rata based on Certificate Principal Balance, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(3)

third, concurrently, to the Group 2 Certificates (other than the Class 2-2A3 and Class 2-AIO Certificates), pro rata based on Net Rate Carryover, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid;

(4)

fourth, to the Class 2-2A3 Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates to the extent remaining unpaid; and

(5)

fifth, to the Class 2-C Certificates, any remaining amounts.

Section 4.11.  Distributions from the Class 2-2A3 Basis Risk Cap Account.

On each Distribution Date on or prior to the Class 2-2A3 Basis Risk Cap Contract Termination Date, amounts on deposit in the Class 2-2A3 Basis Risk Cap Account from the Class 2-2A3 Basis Risk Cap Contract will be withdrawn therefrom and, following distributions pursuant to Section 4.03, Section 4.09 and Section 4.10 on such Distribution Date, distributed to the Group 2 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class 2-2A3 Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates to the extent remaining unpaid;

(2)

second, to the Class 2-AIO Certificates, in an amount up to the amount of Net Rate Carryover for such Class of Certificates to the extent remaining unpaid;

(3)

third, to the Group 2 Certificates (other than the Class 2-2A3 and Class 2-AIO Certificates), pro rata based on Net Rate Carryover, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid

(4)

fourth, to the Certificate Insurer, up to the Group 2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid; and

(5)

fifth, to the Class 2-C Certificates, any remaining amounts.

Section 4.12.  Distributions from the Group 1 Carryover Reserve Fund.

(a)

On the Distribution Date in May 2007 and June 2007, amounts on deposit in the Group 1 Carryover Reserve Fund will be withdrawn therefrom and, following distributions pursuant to Section 4.03, Section 4.07 and Section 4.08 on such Distribution Date, distributed to the Group 1 Certificates, sequentially as follows:

(1)

first, to the Class 1-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(2)

second, concurrently, to the Group 1 Senior Certificates (other than the Class A-IO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(3)

third, sequentially, to the Class 1-A3, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid.

(b)

On the Distribution Date in June 2007, following any distributions pursuant to Section 4.12(a), any amounts remaining on deposit in the Group 1 Carryover Reserve Fund shall be distributed to UBS Securities LLC.

Section 4.13.  Distributions from the Group 2 Carryover Reserve Fund.

(a)

On the Distribution Date in May 2007 and June 2007, amounts on deposit in the Group 2 Carryover Reserve Fund will be withdrawn therefrom and, following distributions pursuant to Section 4.03, Section 4.09, Section 4.10 and Section 4.11 on such Distribution Date, distributed to the Group 2 Certificates, sequentially as follows:

(1)

first, to the Class 2-AIO Certificates, in an amount up to the Net Rate Carryover for such Class of Certificates, to the extent remaining unpaid;

(2)

second, concurrently, to the Group 2 Senior Certificates (other than the Class A-IO Certificates), pro rata based on the Net Rate Carryover for each such Class of Certificates, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid; and

(3)

third, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such Class of Certificates, to the extent remaining unpaid.

(b)

On the Distribution Date in June 2007, following any distributions pursuant to Section 4.13(a), any amounts remaining on deposit in the Group 2 Carryover Reserve Fund shall be distributed to UBS Securities LLC.

Section 4.14.  Distributions from the Group 2 Credit Enhancement Reserve Fund.

On each Distribution Date on and after the Distribution Date in October 2012 and prior to the Group 2 Credit Enhancement Reserve Fund Termination Date, amounts on deposit in the Group 2 Credit Enhancement Reserve Fund will be withdrawn therefrom and, following distributions pursuant to Section 4.03, Section 4.09, Section 4.10, Section 4.11 and Section 4.13 on such Distribution Date, distributed to the Group 2 Certificates and the Certificate Insurer, sequentially as follows:

(1)

first, to the Class or Classes of Group 2 Certificates then entitled to receive distributions of principal pursuant to Section 4.03(b)(A) or Section 4.03(b)(B), in an amount up to any Group 2 Overcollateralization Deficiency Amount for such Distribution Date, to the extent remaining unpaid, in the order of priority set forth in Section 4.03(b)(A) or Section 4.03(b)(B), as applicable;

(2)

second, concurrently, to the Group 2 Senior Certificates (other than the Class 2-AIO Certificates), pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to each Subgroup of Group 2 Senior Certificates (other than the Class 2-AIO Certificates):

(a)

with respect to the Subgroup 2-1 Certificates, first, sequentially, to the Class 2-1A1 and Class 2-1A2 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Subgroup 2-1 Certificates, to the extent remaining unpaid, and in the case of the Class 2-1A2 Certificates, to the extent not covered by the Certificate Insurance Policy and second, to the Certificate Insurer, in an amount up to the Subgroup 2-1 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(b)

with respect to the Subgroup 2-2 Certificates, sequentially, (i) first, pro rata based on the Unpaid Realized Loss Amount with respect to each such Class of Certificates, to the Class 2-2A1, Class 2-2A2, Class 2-2A3 (to the extent not covered by the Certificate Insurance Policy), Class 2-2A4, and Class 2-2A5 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, (ii) second, to the Class 2-2A6 Certificates, in an amount up to the Unpaid Realized Loss Amount for such Class of Certificates to the extent not covered by the Certificate Insurance Policy and to the extent remaining unpaid, and (iii) third, to the Certificate Insurer, in an amount up to the Subgroup 2-2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(3)

third, to the Certificate Insurer, up to the Group 2 Certificate Insurer Reimbursement Amount, if any, to the extent remaining unpaid;

(4)

fourth, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7 and Class 2-M8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class of Certificates, to the extent remaining unpaid; and

(5)

fifth, (i) on any Distribution Date prior to the Distribution Date in April 2014, any remaining amounts shall remain on deposit in the Group 2 Credit Enhancement Reserve Fund for distribution on future Distribution Dates as specified in this Section 4.14 and (ii) with respect to any Distribution Date on or after the Distribution Date in April 2014, any remaining amounts shall be distributed to the Class 2-C Certificates.

ARTICLE V

THE CERTIFICATES

Section 5.01.  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A through F.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 10.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trust Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trust Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02.  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trust Administrator.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(b)

(i)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer (other than the Depositor or an affiliate of the Depositor) shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”).  Further, such Certificateholder’s prospective transferee will either (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) deliver to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trust Administrator and the Master Servicer shall cooperate with the Depositor, in accordance with the Depositor’s request, in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the NIMS Insurer, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(ii)

No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trust Administrator shall have received in accordance with Exhibit K or Exhibit L (in the event such Certificate is a Private Certificate) or paragraph 13 of Exhibit I (in the event such Certificate is a Residual Certificate), in form and substance satisfactory to such Trust Administrator (i) a representation that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code (a “Plan”), or a person acting for, on behalf of or with the assets of, any such Plan, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trust Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the NIMS Insurer, the Depositor, the Transferor, the Master Servicer or the Trust Fund, addressed to the Trust Administrator to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Trust Administrator, the Depositor, the Transferor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, to or on behalf of a Plan in violation of the above restrictions shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

Neither the Trust Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to the compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trust Administrator nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

(iii)

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the related Cap Agreement and the Group 2 Credit Enhancement Reserve Fund relating to such Certificate shall be made unless the Trust Administrator shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit K or Exhibit L (or Exhibit I in the event such Certificate is a Residual Certificate), to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Trust Administrator of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Trust Administrator, the Depositor, the Transferor or the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 5.02(b)(iii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel addressed to the Trust Administrator and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the NIMS Insurer, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished and addressed to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain Book-Entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor notifies the Trust Administrator in writing, with the consent of the applicable Depository Participants, that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trust Administrator and the Depository through the Depository Participants in writing that the continuation of a Book-Entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trust Administrator, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates.  None of the Master Servicer, the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trust Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer, the NIMS Insurer and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator and its counsel) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

The Master Servicer, the Trustee, the Trust Administrator, the NIMS Insurer and any agent of the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trust Administrator, the NIMS Insurer or the Trustee nor any agent of the Master Servicer, the Trust Administrator, the NIMS Insurer or the Trustee shall be affected by any notice to the contrary.

Section 5.05.  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06.  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at Corporate Trust Office of the Trust Administrator.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIAN

Section 6.01.  Respective Liabilities of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer, the NIMS Insurer and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02.  Merger or Consolidation of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer and the Custodian will each keep in full effect its existence, rights and franchises as a corporation or national banking association, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Master Servicer or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Custodian shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Custodian, shall be the successor of the Depositor, the Master Servicer or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 6.03.  Limitation on Liability of the Depositor, the NIMS Insurer, the Certificate Insurer, the Transferor, the Master Servicer, the Custodian and Others.

None of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Transferor, the NIMS Insurer, the Certificate Insurer, the Master Servicer or the Custodian shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the NIMS Insurer, the Certificate Insurer, the Master Servicer, the Custodian or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer, the Custodian or any such Person from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of (or failure to exercise) its rights under this Agreement or the Certificates which constitute “unanticipated expenses incurred by the REMIC” within the meaning of the REMIC Provisions, or (iii) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer and the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Certificate Insurer or the Custodian may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders and the Certificate Insurer hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor, the NIMS Insurer, the Certificate Insurer, the Custodian and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.04.  Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 6.05.  Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.  No such resignation shall become effective until the Trustee or a successor master servicer acceptable to the NIMS Insurer and the Certificate Insurer, shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.  Sale and Assignment of Master Servicing Rights.

The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that:  (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac, (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) or (c) shall execute and deliver to the Trustee, the Certificate Insurer and the NIMS Insurer an agreement, in form and substance reasonably satisfactory to the Trustee, the Certificate Insurer and the NIMS Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, from and after the effective date of such assumption agreement or delegation; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer, the Trustee, the Certificate Insurer and the NIMS Insurer that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment; and (iii) the Master Servicer shall deliver to the Trustee, the Certificate Insurer and the NIMS Insurer an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement.  No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.06.  Fees of the Custodian.

The Custodian shall be compensated as separately agreed in writing with the Master Servicer.

ARTICLE VII

DEFAULT

Section 7.01.  Events of Default.

“Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i)

The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day; or

(ii)

The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders or the Certificate Insurer, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the NIMS Insurer or to the Master Servicer and the Trustee or the Trust Administrator by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

(iii)

There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)

The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)

The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.04; or

(vi)

any failure by the Master Servicer to comply with Sections 3.21 or 3.22.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, the Trustee may, and (i) at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates or (ii) if such Master Servicer Event of Termination is related to a failure by the Master Servicer to make any Advance required to be made by it pursuant to the terms of this Agreement or perform its obligations under Sections 3.21 or 3.22 of this Agreement, the Trustee shall, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof provided, however, with respect to an Event of Default set forth in clause (vi), the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.  Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder.  In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given.  The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (xi), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 7.01 hereof, the Trust Administrator shall likewise be removed as trust administrator hereunder.

Section 7.02.  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law, including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the Trustee shall be entitled to investment income on all funds to which the Master Servicer would have been entitled in the Collection Account or Distribution Account if the Master Servicer had continued to act hereunder.  Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation.  Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder.  The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor master servicer as Master Servicer shall give notice to each Servicer of such change of master servicer and shall, during the term of its service as master servicer enforce the requirement of each Servicer to maintain in force the policy or policies pursuant to Section 3.11.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.  If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 7.03.  Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Master Servicer, the Trustee (or the Trust Administrator on its behalf) shall give prompt written notice thereof to the NIMS Insurer, the Certificate Insurer, Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee or the Trust Administrator shall transmit by mail to the NIMS Insurer, the Certificate Insurer and all Certificateholders notice of each such Master Servicer Event of Termination hereunder actually known to a Responsible Officer of the Trustee or the Trust Administrator, unless such Master Servicer Event of Termination shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 8.01.  Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement to the extent that forms of such documents have been provided to the Trustee; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the NIMS Insurer, the Certificate Insurer and the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless a Master Servicer Event of Termination of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

(v)

the Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such Notice (i) is delivered to the Trustee at its Corporate Trust Office; and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.  The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 8.01:

(i)

the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (including, without limitation, the Custodian) and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care or on the part of the Custodian;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the NIMS Insurer, the Certificate Insurer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates.  In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer, the Certificate Insurer or the Certificateholders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(b)

The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Trust Administrator.

Section 8.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

Section 8.05.  Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Master Servicer as separately agreed with the Master Servicer.  The Trustee and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement (b) the Mortgage Loans, (c) the Assignment Agreements or (d) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, (ii) incurred in connection with the performance of any of the Trustee’s duties or the exercise of (or failure to exercise) its rights hereunder or under the Assignment Agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, or in the exercise (or failure to exercise) any of the Trustee’s rights hereunder, (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders, or (iv) resulting from any error in any tax or information return prepared by the Master Servicer, provided, that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 8.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07.  Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the NIMS Insurer, the Certificate Insurer and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee acceptable to the NIMS Insurer and the Certificate Insurer and in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the NIMS Insurer or the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the NIMS Insurer, the Certificate Insurer, the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer and the Certificate Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer and the Certificate Insurer, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 8.08 hereof.

Section 8.08.  Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the NIMS Insurer and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trustee of appointment as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Certificate Insurer.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trustee of appointment, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09.  Merger or Consolidation of Trustee.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the Certificate Insurer and the NIMS Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer, the NIMS Insurer, the Certificate Insurer and the Trustee may consider necessary or desirable.  If the Master Servicer, the Certificate Insurer or the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case where a Master Servicer Event of Termination and a Certificate Insurer Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor master servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, the NIMS Insurer, the Certificate Insurer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

CONCERNING THE TRUST ADMINISTRATOR

Section 9.01.  Duties of Trust Administrator.

The Trust Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trust Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders and the Certificate Insurer of such non-conforming instrument in the event the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trust Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trust Administrator was negligent in ascertaining the pertinent facts;

(iii)

the Trust Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trust Administrator under this Agreement; and

(iv)

The Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 9.02.  Certain Matters Affecting the Trust Administrator.

Except as otherwise provided in Section 9.01:

(i)

the Trust Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trust Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trust Administrator shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodian and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trust Administrator with due care;

(vi)

the Trust Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

[reserved];

(viii)

[reserved];

(ix)

the Trust Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity satisfactory to the Trust Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

(x)

the Trust Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Trust Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Trust Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trust Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

The Trust Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 9.03.  Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trust Administrator’s execution and authentication of the Certificates.  The Trust Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 9.04.  Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trust Administrator.

Section 9.05.  Trust Administrator’s Fees and Expenses.

As compensation for its activities hereunder, the Trust Administrator shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  The Trust Administrator (including in its capacity as Supplemental Interest Trust Trustee and any other capacity as described herein) and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trust Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Trust Administrator’s duties or the exercise of (or failure to exercise) its rights (a) hereunder or (b) under the Cap Agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, or (iii) incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trust Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 9.06.  Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.  The entity serving as Trust Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Section 9.07.  Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign by giving written notice of resignation to the Depositor, the Certificate Insurer and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and acceptance by a successor trust administrator in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.  If no successor trust administrator meeting such qualifications shall have been so appointed by the Depositor, the Certificate Insurer or the Trustee and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trust administrator.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor or the Certificate Insurer, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trust Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Trust Administrator, then the Depositor or the Trustee may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trust Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trust administrator.  If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 7.01 hereof, the Depositor shall also remove the Trust Administrator as trust administrator hereunder.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trust Administrator and appoint a successor trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trust Administrator to the Trustee, one complete set to the Trust Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Trust Administrator shall be given to each Rating Agency by the successor trust administrator.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance by the successor trust administrator of appointment as provided in Section 9.08 hereof.  If the Trust Administrator and the Master Servicer are the same Person, then at any time the Trust Administrator is removed pursuant to this Section 9.07, the Master Servicer shall likewise be terminated as master servicer hereunder.

The Trust Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's (or such rating acceptable to Fitch pursuant to a rating confirmation).  If no successor trust administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Trust Administrator, ceases to be the trust administrator pursuant to this Section 9.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.  In such event, the Trustee shall assume all of the rights and obligations of the Trust Administrator hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the predecessor Trust Administrator or any acts or omissions of the predecessor Trust Administrator hereunder or (ii) deemed to have made any representations and warranties of the Trust Administrator made herein.  The Trustee shall not be accountable for, shall have no liability for and makes no representation as to any acts or omissions hereunder of the Trust Administrator until such time as the Trustee may be required to act as successor Trust Administrator pursuant to this Section 9.07 and thereupon only for the acts or omissions of the Trustee as successor Trust Administrator.

The Trustee or successor trust administrator shall be entitled to be reimbursed from the Master Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Trust Administrator from the predecessor Trust Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all trust administrator data and the completion, correction or manipulation of such trust administrator data as may be required by the Trustee or successor trust administrator to correct any errors or insufficiencies in such trust administrator data or otherwise to enable the Trustee or successor trust administrator to perform the duties of the Trust Administrator properly and effectively.

The Trustee, as successor Trust Administrator, as compensation for its activities hereunder, shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  To the extent such Trust Administrator Compensation is less than the current market rate that the Trustee would charge for providing similar trust administrator services in a similarly structured transaction, as mutually determined by the Trustee and the successor Master Servicer at the time the Trustee becomes the successor Trust Administrator, the successor Master Servicer, out of its own funds, shall pay the Trustee, as successor Trust Administrator, additional compensation in an amount equal to the difference between the Trust Administrator Compensation and such current market rate for such trust administrator services, as separately negotiated by the successor Master Servicer and the Trustee at the time the Trustee becomes the successor Trust Administrator.

Section 9.08.  Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trust administrator of appointment as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates and the Certificate Insurer.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trust administrator of appointment, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 9.09.  Merger or Consolidation of Trust Administrator.

Any corporation or other entity into which the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any corporation or other entity succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10.  [Reserved].

Section 9.11.  Tax Matters.

It is intended that the assets with respect to which each REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each REMIC and that in such capacity it shall:

(a)

prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the prepayment assumption identified in the Prospectus Supplement;

(b)

apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)

make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)

provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(e)

to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

(f)

not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

(g)

not permit the creation of any interests in such REMIC other than the Certificates;

(h)

not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

(i)

receive any income attributable to any asset which is neither a “qualified mortgage” nor a “permitted investment” within the meaning of the REMIC Provisions;

(j)

not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

(k)

not dispose of any assets of such REMIC at a gain if such disposition would be a “prohibited transaction” within the meaning of Section 860F(a)(2) of the Code;

(l)

pay, from the sources specified in the last paragraph of this Section 9.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings);

(m)

ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

(n)

maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The holder of the largest percentage interest in the Class 1-RX Certificates shall act as Tax Matters Person for each of the Class 1-C, Class 1-1P and Class 1-2P REMICs and the holder of the largest percentage interest in the Class 1-R Certificates shall act as Tax Matters Person for each remaining REMIC relating to Group 1, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d). The holder of the largest percentage interest in the Class 2-RX Certificates shall act as Tax Matters Person for each of the Class 2-C, Class 2-1P and Class 2-2P REMICs and the holder of the largest percentage interest in the Class 2-R Certificates shall act as Tax Matters Person for each remaining REMIC relating to Group 2, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d).  The Master Servicer is hereby designated as agent of such Certificateholder for such purpose (or if the Master Servicer is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions).  In such capacity, the Master Servicer shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

For federal income tax purposes, the Trust Administrator shall treat the Holders of Group 1 Certificates (other than the Class P, Class C, and Residual Certificates) (the “Group 1 Carryover Certificates”) as having entered into a notional principal contract with respect to the Holders of the Class 1-C Certificates. Pursuant to each such notional principal contract, the Holder of the Class 1-C Certificates shall be treated as having agreed to pay any interest on a Carryover Certificate to the extent such interest reflects an interest rate greater than the REMIC Maximum Rate, including any Net Rate Carryover, in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a regular interest in a REMIC within the meaning of Code Section 860G(a)(1).  In addition, the REMIC regular interest corresponding to the Class 1-AIO Certificates shall be treated as being entitled to receive all amounts payable on the Class 1-AIO Certificates, determined by treating the Net Rate Cap in the definition of the Pass Through Rate thereof as being equal to the Group 1 REMIC Maximum Rate.  The holders of the Class 1-AIO Certificates shall be treated as having received and then paid to the holders of the Class 1-C Certificates the excess, if any, of (i) the amount payable on the REMIC regular interest corresponding to such certificates over (ii) the amount payable on such certificates. Thus, each Group 1 Carryover Certificate shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and with respect to the Class 1-AIO Certificates and Class 1-C Certificate, an obligation with respect to) a notional principal contract.  For federal income tax purposes, the Trust Administrator shall treat such notional principal contract as having a value of $10,000 as of the Closing Date.

For federal income tax purposes, the Trust Administrator shall treat the Holders of Group 2 Certificates (other than the Class P, Class C, and Residual Certificates) (the “Group 2 Carryover Certificates”) as having entered into a notional principal contract with respect to the Holders of the Class 2-C Certificates. Pursuant to each such notional principal contract, the Holder of the Class 2-C Certificates shall be treated as having agreed to pay any interest on a Carryover Certificate to the extent such interest reflects an interest rate greater than the REMIC Maximum Rate, including any Net Rate Carryover, in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a regular interest in a REMIC within the meaning of Code Section 860G(a)(1).  In addition, the REMIC regular interest corresponding to the Class 2-AIO Certificates shall be treated as being entitled to receive all amounts payable on the Class 2-AIO Certificates, determined by treating the Net Rate Cap in the definition of the Pass Through Rate thereof as being equal to the Group 2 REMIC Maximum Rate.  The holders of the Class 2-AIO Certificates shall be treated as having received and then paid to the holders of the Class 2-C Certificates the excess, if any, of (i) the amount payable on the REMIC regular interest corresponding to such certificates over (ii) the amount payable on such certificates. Thus, each Group 2 Carryover Certificate shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and with respect to the Class 2-AIO Certificates and Class 2-C Certificate, an obligation with respect to) a notional principal contract.  For federal income tax purposes, the Trust Administrator shall treat such notional principal contract as having a value of $10,000 as of the Closing Date.

In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein.  The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer, the Trustee or the Trust Administrator, respectively, if any such other tax arises out of or results from a breach by the Master Servicer, the Trustee or the Trust Administrator, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Trust Administrator, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

Section 9.12.  Periodic Filing.

The Master Servicer shall reasonably cooperate with the Depositor to enable the Trust to satisfy its reporting requirements under the Exchange Act.

(a)

(i)

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and be directed and approved by and at the direction of the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Distribution Date, (i) certain parties set forth on Exhibit T shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  Wells Fargo, in its capacity as the Trust Administrator only,  has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)

After preparing the Form 10-D, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-D to the Depositor and the Master Servicer for review no later than 10 calendar days after the related Distribution Date; provided, the Trust Administrator shall only be required to forward such Form 10-D to the Depositor, where such Form 10-D contains Additional Form 10-D Disclosure.  No later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 9.12 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(a) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby instructs the Trust Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Trust Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item.

(b)

(i)

On or before the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and each Servicing Agreement, (A) an annual compliance statement for each Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by any such party (each, together with the Custodian, a “Reporting Servicer”) as described under Section 3.21 of this Agreement and the under the related Servicing Agreements, provided, however, that the Trust Administrator may omit from the Form 10-K any annual compliance statement that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (B)(I) each annual Assessment of Compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.22(a) of this Agreement and the related Servicing Agreements, and (II) if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Trust Administrator may omit from the Form 10-K any Assessment of Compliance or Accountant’s Attestation described in clause (C) below that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (C)(I) the Accountant’s Attestation for each Reporting Servicer, as described under Section 3.22(b) of this Agreement, or the applicable section of any Servicing Agreement, and (II) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accountant’s Attestation is not included and an explanation why such Accountant’s Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 9.12(b)(iv). Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit U hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except to the extent of its obligations as set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than March 10 (with a 5 calendar day cure period, but in no event later than March 15th) of each year, commencing in 2008, (A) certain parties set forth on Exhibit U shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure as set forth on Exhibit U, if applicable, together with an Additional Disclosure Notification and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  Wells Fargo, in its capacity as the Trust Administrator only, has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.  In order to allow the parties to comply with the requirements of this section, on or before March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the Depositor will provide all parties to the Pooling and Servicing Agreement with a list of (i) each Servicer contemplated under §1108 of Regulation AB, (ii) the Trustee, (iii) each originator contemplated by §1110 of Regulation AB, (iv) significant obligor contemplated by §1112 of Regulation AB, (v) enhancement or support provider contemplated under §§1114 or 1115 or Regulation AB and (vi) any other material parties related to the Trust contemplated by §1101(d)(1) of Regulation AB.

(iii)

After preparing the Form 10-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-K to the Depositor no later than March 23rd of the related year.  The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K no later than March 25th of the related year.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(d)(ii).  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.”  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 9.12(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12(b), Section 3.21, Section 3.22(a) and Section 3.22(b).  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(b) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Each Form 10-K shall include the “Sarbanes-Oxley Certification”, exactly as set forth in Exhibit N attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Depositor, the Master Servicer and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 9.12(b)(iv) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(c)

(i)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), if requested by the Depositor, and to the extent it receives the Form 8-K Disclosure Information described below, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit S hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties specified on Exhibit V shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on the Form 8-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)

After preparing the Form 8-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 8-K to the Depositor no later than Noon New York City time on the third Business Day after the Reportable Event. The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K no later than the close of business on the third Business Day after the Reportable Event.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 9.12 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(c) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)

(i)

On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(ii)

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor.  In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Distribution Date Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A; provided, the Trust Administrator will only be required to notify the Depositor of an amendment to any Form 10-D where such amendment contains Additional Form 10-D Disclosure.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized officer (or in the case of a Form 10-K a senior officer) of the Master Servicer.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 9.12(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute  and/or timely file any such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any servicer, the Custodian, or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

ARTICLE X

TERMINATION

Section 10.01.  Termination upon Liquidation or Purchase of Mortgage Loans

(a)

Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Transferor, the Trustee and the Trust Administrator (other than the indemnification obligations of the Master Servicer pursuant to Section 6.03 and the obligation of the Master Servicer to make remittances to the Trust Administrator and of the Trust Administrator to make payments in respect of the Classes of Group 1 Certificates and to the Certificate Insurer as hereinafter set forth) shall terminate upon payment to the Group 1 Certificateholders and the Certificate Insurer of all amounts required to be distributed to them and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Group 1 Auction Purchaser (as defined below) or the Master Servicer on a servicing retained basis of all Group 1 Mortgage Loans and each REO Property remaining in the Subsidiary REMIC 1 (the “Group 1 Trust Collateral”) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group 1 Mortgage Loan or REO Property remaining in the Subsidiary REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof or (b) the Latest Possible Maturity Date as defined in the Preliminary Statement.

(b)

On any date on which the aggregate Principal Balance of the Group 1 Mortgage Loans and each REO Property remaining in the Trust Fund on such date is reduced to less than 10% of the aggregate Principal Balance of the Group 1  Mortgage Loans as of the Cut-off Date (any such date, a “Group 1 Auction Date”), the Group 1 Auction Initiator may direct the Trust Administrator to solicit bids for the Trust Collateral from at least three entities, at least two of which are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for the Group 1 Trust Collateral, and one of such bids is equal to or greater than the Principal Balance of the Group 1 Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser selected by the Group 1 Auction Initiator and mutually agreed upon by the Master Servicer, the Certificate Insurer and the Trust Administrator in their reasonable discretion, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group 1 Mortgage Loans and REO Properties, any accrued and unpaid Net Rate Carryover then remaining unpaid or which is due to the exercise of such option (collectively, the “Par Value”), the Trust Administrator shall sell the Group 1 Trust Collateral to the highest bidder (the “Group 1 Auction Purchaser”) at the price offered by the Group 1 Auction Purchaser (the “Group 1 Auction Sale Price”); provided, however, such Group 1 Auction Sale may only occur (i) if the Group 1 Auction Sale Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Certificate Insurer, the Master Servicer and the Trust Administrator, including without limitation the costs incurred by the Trust Administrator in conducting such auction and any previous auction, (ii) if the fair market value of the Group 1 Mortgage Loans and REO Properties determined as described above is at least equal to the Principal Balance of the Group 1 Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (iii) with the consent of the Certificate Insurer if a payment would be required under the Certificate Insurance Policy or if amounts due to the Certificate Insurer would remain unreimbursed.  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Group 1 Auction Initiator may direct the Trust Administrator, on each six-month anniversary of the initial Group 1 Auction Date on which the Group 1 Mortgage Loans remain outstanding, to repeat these auction procedures until the date on which the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells the Group 1 Trust Collateral to the Group 1 Auction Purchaser at the Group 1 Auction Sale Price.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group 1 Mortgage Loans of the sale of the Trust Collateral pursuant to this Section 10.01 (a “Group 1 Auction Sale”) and of the Group 1 Auction Date.

(c)

If a Majority in Interest of the Class 1-C Certificateholders, as Group 1 Auction Initiator, has not exercised its rights pursuant to Section 10.01(b) to initiate an auction of the Group 1 Mortgage Loans on any Group 1 Auction Date, the Master Servicer shall have the right to purchase the Group 1 Trust Collateral no later than the Determination Date in the month immediately preceding the month in which occurs the Distribution Date on which the Group 1 Certificates will be retired; provided, however, that the Master Servicer may elect to purchase the Group 1 Trust Collateral only if the aggregate Principal Balance of the Group 1 Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Subject to Section 3.10 hereof, the purchase by the Master Servicer of all Group 1 Mortgage Loans and each REO Property remaining in the Subsidiary REMIC 1 shall be at a price (the “Group 1 Termination Price”) equal to the greater of (i) the Principal Balance of the Group 1 Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser selected by the Group 1 Auction Initiator and mutually agreed upon by the Master Servicer and the Trust Administrator in their reasonable discretion and (ii) the fair market value of all of the assets of the Subsidiary REMIC 1 (as determined by the Master Servicer and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Group 1 Certificateholders pursuant to Section 10.01(d)) in each case, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group 1 Mortgage Loans and REO Properties and any accrued and unpaid Net Rate Carryover; provided, however, such option may only be exercised (i) if the Group 1 Termination Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Certificate Insurer, (ii) if the fair market value of the Group 1 Mortgage Loans and REO Properties determined as described above is at least equal to the Principal Balance of the Group 1 Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (iii) with the consent of the Certificate Insurer if a payment would be required under the Certificate Insurance Policy or if amounts due to the Certificate Insurer would remain unreimbursed.

By acceptance of the Group 1 Residual Certificates, the Holder of the Group 1 Residual Certificates agrees for so long as any notes insured by the NIMS Insurer and secured by all or a portion of the Class 1-C, Class 1-P, Class 1-RX or Class 1-R Certificates are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class 1-C Certificates.

(d)

Notice of the liquidation of the Group 1 Certificates shall be given promptly by the Trust Administrator by letter to the Group 1 Certificateholders, the Certificate Insurer, the NIMS Insurer and the Trustee mailed (a) in the event such notice is given in connection with the purchase of the Group 1 Mortgage Loans and each REO Property by the Master Servicer, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the Group 1 Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the portion of the Trust Fund related to Loan Group 1 will terminate and the final payment in respect of the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Subsidiary REMIC 1 or Middle REMIC 1 Regular Interests or the Group 1 Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group 1 Certificates at the office of the Trust Administrator.

In the event such notice is given in connection with the purchase of all of the Group 1 Mortgage Loans and each REO Property remaining in the Subsidiary REMIC 1 by the Master Servicer, the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group 1 Certificates an amount in immediately available funds equal to the Group 1 Termination Price.  The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.10 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 4.02.  Upon certification to the Trust Administrator by the Master Servicer of the making of such final deposit and of the delivery of the Certificate Insurance Policy to the Certificate Insurer for cancellation, the Trustee (or the Custodian on its behalf) shall promptly release to the Master Servicer the Mortgage Files for the remaining Group 1 Mortgage Loans, and the Trustee (or, as applicable, the Custodian on its behalf) shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

In the event such notice is given in connection with the purchase of the Trust Collateral by the Group 1 Auction Purchaser, the Group 1 Auction Purchaser shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group 1 Certificates an amount in immediately available funds equal to the Group 1 Auction Sale Price.  Upon the making of such final deposit and certification to the Trust Administrator by the Group 1 Auction Purchaser of the delivery of the Certificate Insurance Policy to the Certificate Insurer for cancellation, the Trust Administrator shall promptly release to the Group 1 Auction Purchaser the Mortgage Files for the remaining Group 1 Mortgage Loans, and the Trust Administrator shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(e)

Upon presentation of the Group 1 Certificates by the Group 1 Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Group 1 Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.02 in respect of the Group 1 Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Group 1 Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Group 1 Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders.  If any Group 1 Certificates as to which notice has been given pursuant to this Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Group 1 Certificateholders to surrender their Group 1 Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Group 1 Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group 1 Certificateholders concerning surrender of their Group 1 Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Group 1 Certificateholders shall be paid out of the assets remaining in the Trust Fund.  If within one year after the final notice any such Group 1 Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC, all such amounts, and all rights of non-tendering Group 1 Certificateholders in or to such amounts shall thereupon cease hereunder, under the related Group 1 Certificates and, if applicable, under the Certificate Insurance Policy.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Group 1 Certificate(s) for final payment thereof in accordance with this Section 10.01.  Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments.  All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Group 1 Certificates, the portion of the Trust Fund related to Loan Group 1 shall terminate.

Section 10.02.  Additional Termination Requirements.

(a)

In the event that the Group 1 Auction Purchaser or the Master Servicer purchases the Group 1 Trust Collateral, or the final payment on or other liquidation of the last Group 1 Mortgage Loan or REO Property remaining in the Subsidiary REMIC 1 occurs pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Master Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Master Servicer (or in connection with a termination resulting from the final payment on or other liquidation of the last Group 1 Mortgage Loan or REO Property remaining in the Subsidiary REMIC 1, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Servicer or the Trust Administrator), to the effect that the failure of the Subsidiary REMIC 1 to comply with such additional requirements of this Section 10.02 will not (A) result in the imposition on the Trust Fund of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (B) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)

The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

(ii)

If the Subsidiary REMIC 1 is being terminated in connection with a purchase pursuant to Section 10.01(a)(i), during such 90-day liquidation period and at or prior to the time of making of the final payment on the Group 1 Certificates, the Trust Administrator shall sell all of the assets of the Subsidiary REMIC 1 to the Group 1 Auction Purchaser or Master Servicer, as applicable, for cash; and

(iii)

At the time of the making of the final payment on the Group 1 Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Group 1 Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

At the expense of the Master Servicer, the Depositor shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 10.02.

(c)

By their acceptance of Group 1 Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Group 1 Certificateholders.

Section 10.03.  Termination upon Liquidation or Purchase of Mortgage Loans

(a)

Subject to Section 10.04, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Transferor, the Trustee and the Trust Administrator (other than the indemnification obligations of the Master Servicer pursuant to Section 6.03 and the obligation of the Master Servicer to make remittances to the Trust Administrator and of the Trust Administrator to make payments in respect of the Classes of Group 2 Certificates and to the Certificate Insurer as hereinafter set forth) shall terminate upon payment to the Group 2 Certificateholders and the Certificate Insurer of all amounts required to be distributed to them and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Group 2 Auction Purchaser (as defined below) or the Master Servicer on a servicing retained basis of all Group 2 Mortgage Loans and each REO Property remaining in Subsidiary REMIC 2 (the “Group 2 Trust Collateral”) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group 2 Mortgage Loan or REO Property remaining in Subsidiary REMIC 2; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof or (b) the Latest Possible Maturity Date as defined in the Preliminary Statement.

(b)

On any date on which the aggregate Principal Balance of the Group 2 Mortgage Loans and each REO Property remaining in the Trust Fund on such date is reduced to less than 10% of the aggregate Principal Balance of the Group 2  Mortgage Loans as of the Cut-off Date (any such date, a “Group 2 Auction Date”), the Group 2 Auction Initiator may direct the Trust Administrator to solicit bids for the Trust Collateral from at least three entities, at least two of which are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for the Group 2 Trust Collateral, and one of such bids is equal to or greater than the Principal Balance of the Group 2 Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser selected by the Group 2 Auction Initiator and mutually agreed upon by the Master Servicer, the Certificate Insurer and the Trust Administrator in their reasonable discretion, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group 2 Mortgage Loans and REO Properties, any accrued and unpaid Net Rate Carryover then remaining unpaid or which is due to the exercise of such option (collectively, the “Par Value”), the Trust Administrator shall sell the Group 2 Trust Collateral to the highest bidder (the “Group 2 Auction Purchaser”) at the price offered by the Group 2 Auction Purchaser (the “Group 2 Auction Sale Price”); provided, however, such Group 2 Auction Sale may only occur (i) if the Group 2 Auction Sale Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Certificate Insurer, the Master Servicer and the Trust Administrator, including without limitation the costs incurred by the Trust Administrator in conducting such auction and any previous auction, (ii) if the fair market value of the Group 2 Mortgage Loans and REO Properties determined as described above is at least equal to the Principal Balance of the Group 2 Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (iii) with the consent of the Certificate Insurer if a payment would be required under the Certificate Insurance Policy or if amounts due to the Certificate Insurer would remain unreimbursed.  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Group 2 Auction Initiator may direct the Trust Administrator, on each six-month anniversary of the initial Group 2 Auction Date on which the Group 2 Mortgage Loans remain outstanding, to repeat these auction procedures until the date on which the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells the Group 2 Trust Collateral to the Group 2 Auction Purchaser at the Group 2 Auction Sale Price.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group 2 Mortgage Loans of the sale of the Trust Collateral pursuant to this Section 10.03 (a “Group 2 Auction Sale”) and of the Group 2 Auction Date.

(c)

If a Majority in Interest of the Class 2-C Certificateholders, as Group 2 Auction Initiator, has not exercised its rights pursuant to Section 10.03(b) to initiate an auction of the Group 2 Mortgage Loans on any Group 2 Auction Date, the Master Servicer shall have the right to purchase the Group 2 Trust Collateral no later than the Determination Date in the month immediately preceding the month in which occurs the Distribution Date on which the Group 2 Certificates will be retired; provided, however, that the Master Servicer may elect to purchase the Group 2 Trust Collateral only if the aggregate Principal Balance of the Group 2 Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Subject to Section 3.10 hereof, the purchase by the Master Servicer of all Group 2 Mortgage Loans and each REO Property remaining in Subsidiary REMIC 2 shall be at a price (the “Group 2 Termination Price”) equal to the greater of (i) the Principal Balance of the Group 2 Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser selected by the Group 2 Auction Initiator and mutually agreed upon by the Master Servicer and the Trust Administrator in their reasonable discretion and (ii) the fair market value of all of the assets of Subsidiary REMIC 2 (as determined by the Master Servicer and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Group 2 Certificateholders pursuant to Section 10.03(d)) in each case, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group 2 Mortgage Loans and REO Properties and any accrued and unpaid Net Rate Carryover; provided, however, such option may only be exercised (i) if the Group 2 Termination Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Certificate Insurer, (ii) if the fair market value of the Group 2 Mortgage Loans and REO Properties determined as described above is at least equal to the Principal Balance of the Group 2 Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (iii) with the consent of the Certificate Insurer if a payment would be required under the Certificate Insurance Policy or if amounts due to the Certificate Insurer would remain unreimbursed.

By acceptance of the Group 2 Residual Certificates, the Holder of the Group 2 Residual Certificates agrees for so long as any notes insured by the NIMS Insurer and secured by all or a portion of the Class 2-C, Class 2-P, Class 2-RX or Class 2-R Certificates are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class 2-C Certificates.

(d)

Notice of the liquidation of the Group 2 Certificates shall be given promptly by the Trust Administrator by letter to the Group 2 Certificateholders, the Certificate Insurer, the NIMS Insurer and the Trustee mailed (a) in the event such notice is given in connection with the purchase of the Group 2 Mortgage Loans and each REO Property by the Master Servicer, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the Group 2 Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the portion of the Trust Fund related to Loan Group 2 will terminate and the final payment in respect of the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Subsidiary REMIC 2 or Middle REMIC 2 Regular Interests or the Group 2 Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group 2 Certificates at the office of the Trust Administrator.

In the event such notice is given in connection with the purchase of all of the Group 2 Mortgage Loans and each REO Property remaining in Subsidiary REMIC 2 by the Master Servicer, the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group 2 Certificates an amount in immediately available funds equal to the Group 2 Termination Price.  The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.10 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 4.02.  Upon certification to the Trust Administrator by the Master Servicer of the making of such final deposit and of the delivery of the Certificate Insurance Policy to the Certificate Insurer for cancellation, the Trustee (or the Custodian on its behalf) shall promptly release to the Master Servicer the Mortgage Files for the remaining Group 2 Mortgage Loans, and the Trustee (or, as applicable, the Custodian on its behalf) shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

In the event such notice is given in connection with the purchase of the Trust Collateral by the Group 2 Auction Purchaser, the Group 2 Auction Purchaser shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group 2 Certificates an amount in immediately available funds equal to the Group 2 Auction Sale Price.  Upon the making of such final deposit and certification to the Trust Administrator by the Group 2 Auction Purchaser of the delivery of the Certificate Insurance Policy to the Certificate Insurer for cancellation, the Trust Administrator shall promptly release to the Group 2 Auction Purchaser the Mortgage Files for the remaining Group 2 Mortgage Loans, and the Trust Administrator shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(e)

Upon presentation of the Group 2 Certificates by the Group 2 Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Group 2 Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.02 in respect of the Group 2 Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Group 2 Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Group 2 Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders.  If any Group 2 Certificates as to which notice has been given pursuant to this Section 10.03 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Group 2 Certificateholders to surrender their Group 2 Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Group 2 Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group 2 Certificateholders concerning surrender of their Group 2 Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Group 2 Certificateholders shall be paid out of the assets remaining in the Trust Fund.  If within one year after the final notice any such Group 2 Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC, all such amounts, and all rights of non-tendering Group 2 Certificateholders in or to such amounts shall thereupon cease hereunder, under the related Group 2 Certificates and, if applicable, under the Certificate Insurance Policy.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Group 2 Certificate(s) for final payment thereof in accordance with this Section 10.03.  Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments.  All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Group 2 Certificates, the portion of the Trust Fund related to Loan Group 2 shall terminate.

Section 10.04.  Additional Termination Requirements.

(a)

In the event that the Group 2 Auction Purchaser or the Master Servicer purchases the Group 2 Trust Collateral, or the final payment on or other liquidation of the last Group 2 Mortgage Loan or REO Property remaining in Subsidiary REMIC 2 occurs pursuant to Section 10.03, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Master Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Master Servicer (or in connection with a termination resulting from the final payment on or other liquidation of the last Group 2 Mortgage Loan or REO Property remaining in Subsidiary REMIC 2, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Servicer or the Trust Administrator), to the effect that the failure of Subsidiary REMIC 2 to comply with such additional requirements of this Section 10.04 will not (A) result in the imposition on the Trust Fund of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (B) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)

The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

(ii)

If Subsidiary REMIC 2 is being terminated in connection with a purchase pursuant to Section 10.03(a)(i), during such 90-day liquidation period and at or prior to the time of making of the final payment on the Group 2 Certificates, the Trust Administrator shall sell all of the assets of Subsidiary REMIC 2 to the Group 2 Auction Purchaser or Master Servicer, as applicable, for cash; and

(iii)

At the time of the making of the final payment on the Group 2 Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Group 2 Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

At the expense of the terminating party, the Depositor shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 10.04.

(c)

By their acceptance of Group 2 Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Group 2 Certificateholders.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.  Amendment.

This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee, with the consent of the NIMS Insurer and the Certificate Insurer and without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Trust Administrator, the Transferor, the Custodian or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trust Administrator, the Certificate Insurer and the NIMS Insurer (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trust Administrator requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trust Administrator, the Trustee, the Depositor, the Transferor, the Custodian and the Master Servicer also may at any time and from time to time amend this Agreement with the consent of the NIMS Insurer and the Certificate Insurer and without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trust Administrator, the NIMS Insurer, the Certificate Insurer and the Master Servicer have been provided an Opinion of Counsel addressed to the Trust Administrator, the NIMS Insurer, the Certificate Insurer and the Master Servicer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator, the Master Servicer or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.   In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Transferor and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

Section 9.12 of this Agreement may also be amended by the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the NIMS Insurer and the Certificate Insurer and without the consent of any of the Certificateholders, and without the need for any Opinions of Counsel or Rating Agency confirmation, in the event that new guidelines or procedures are issued by the Securities and Exchange Commission with respect to the preparation and filing of the Form 10-K and the Certification required to be attached thereto as referenced in Section 9.12(d).

This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee with the consent of the NIMS Insurer, the Certificate Insurer, and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee, the NIMS Insurer and the Trust Administrator shall not consent to any amendment to this Agreement (other than pursuant to the second preceding paragraph) unless it shall have first received an Opinion of Counsel addressed to the Trustee, the NIMS Insurer, the Certificate Insurer and the Trust Administrator, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Certificate Insurer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Nothing in this Agreement shall require the Trustee or the Trust Administrator to enter into an amendment without receiving an Opinion of Counsel addressed to the Trust Administrator, the Certificate Insurer and the Trustee (which Opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), satisfactory to the Trust Administrator and the Certificate Insurer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.01.  Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Custodian, the Trust Administrator and the Master Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

Section 11.02.  Recordation of Agreement; Counterparts.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trust Administrator (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04.  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee.  It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders and the Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

Section 11.05.  Notices.

(a)

The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)

Any material change or amendment to this Agreement;

(ii)

The occurrence of any Master Servicer Event of Termination that has not been cured;

(iii)

The resignation or termination of the Master Servicer, the Custodian, the Trust Administrator, the NIMS Insurer or the Trustee and the appointment of any successor;

(iv)

The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

(v)

The final payment to Certificateholders.

In addition, the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(vi)

Each annual statement as to compliance described in Section 3.21;

(vii)

Each annual independent public accountants’ servicing report described in Section 3.22; and

(viii)

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02 or 2.03.

(b)

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager – MARM 2007-3, or such other address as the Master Servicer may hereafter furnish to each other party to this Agreement in writing, and in the case of Wells Fargo in its capacity as Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, Minneapolis, Minnesota 55414, Attention: Client Manager – MARM 2007-3, (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing, (d) in the case of the Transferor, UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (e) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (f) in the case of the Trust Administrator, the Corporate Trust Office, or such other address as the Trust Administrator may hereafter furnish to each other party to this Agreement in writing and (g) in the case of the Certificate Insurer, Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019, Attention: Managing Director – Transaction Oversight, Policy No. 51776-N, with wire instructions as follows:

Bank:

The Bank of New York, New York,
ABA Number 021-000-018,

For the Account of:

Financial Security Assurance Inc.,

Account Number:

8900-297-263,

Policy Number:

51776-N.

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07.  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 11.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee, the Certificate Insurer and Depositor.  Pursuant to Section 6.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

Section 11.08.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Trust Administrator a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee or the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.09.  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s or Servicer’s, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or each Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or each Servicer, as the case may be, hereby authorize said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

Section 11.10.  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11.  Compliance With Regulation AB

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.21, 3.22 and 9.12 of this Agreement is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and at the expense of the Depositor, with requests made by the Trust Administrator, the Transferor or the Depositor for delivery of additional or different information as the Trust Administrator, the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 11.12.  Third Party Rights.

The NIMS Insurer and the Certificate Insurer shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

ARTICLE XII

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 12.01.  Exercise of Voting Rights of Holder of the Insured Certificates.

For so long as there is no continuing default by the Certificate Insurer in respect of its obligations under the Certificate Insurance Policy (a “Certificate Insurer Default”), each of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, and, by accepting its Insured Certificate, each Holder of an Insured Certificate, agrees that the Certificate Insurer shall have the right to exercise all Voting Rights of the Holders of the Insured Certificates under this Agreement without any further consent of the Holders of the Insured Certificates.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default has occurred and is continuing, the Voting Rights of such Holder with respect to such Insured Certificate may be exercised by such Holder only with the prior written consent of the Certificate Insurer.

Section 12.02.  Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

Unless a Certificate Insurer Default has occurred and is continuing, neither the Trustee nor the Trust Administrator shall undertake any litigation pursuant to Section 8.02(a)(ix) at the request or direction of the Certificateholders, without the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld or delayed); provided, however, nothing contained herein shall prohibit or prevent the Trustee and the Trust Administrator from defending itself or the Trust Fund or taking any action related thereto.

Section 12.03.  Trust Fund and Accounts Held for Benefit of Certificate Insurer.

The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

The Master Servicer hereby acknowledges and agrees that it shall master service and administer the related Loans and any REO Properties, and the Trust Administrator hereby acknowledges and agrees that it shall maintain the Distribution Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Certificate Insurer (which consent shall not be unreasonably withheld or delayed).

Section 12.04.  Claims Upon the Certificate Insurance Policy; Policy Payments Account.

(a)

If, at or before 12:00 p.m., New York time, on the second Business Day prior to a Distribution Date, the Trust Administrator determines that the Available Funds for such Distribution Date distributable to the Holders of the Insured Certificates pursuant to Section 4.02 will be insufficient to pay the Guaranteed Distributions (as defined in the Certificate Insurance Policy) for each Class of Insured Certificates on such Distribution Date, the Trust Administrator shall determine the amount of any such deficiency and shall give notice to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy), if any, by telephone, electronic mail or telecopy of the amount of such deficiency.  Such notice of such deficiency shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy, to the Certificate Insurer at or before 12:00 p.m. New York time on the second Business Day prior to such Distribution Date and will be accompanied by sufficient information such that the Certificate Insurer can confirm the deficiency amount.  Following Receipt (as defined in the Certificate Insurance Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Certificate Insurance Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such claims relates, as provided in the Endorsement to the Certificate Insurance Policy.

(b)

The Trust Administrator is hereby appointed as agent for the Trustee in connection with the receipt and distribution of all amounts required to be paid by the Certificate Insurer under the Certificate Insurance Policy and the providing of any notices required to be provided thereunder.  The Trust Administrator on behalf of the Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Guaranteed Distributions or any amount in respect of a Preference Claim (as defined in the Certificate Insurance Policy) for which a claim under the Certificate Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund.  Amounts paid under the Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trust Administrator to Holders of the Insured Certificates entitled to such amounts in accordance with Section 4.02 (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Insured Certificates as contemplated in Section 12.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.02.  However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.04.  Funds held in the Policy Payments Account shall not be invested.

(c)

On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to pay the Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trust Administrator, directly to the payment in full of the Insured Amount due on the Insured Certificates. Funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trust Administrator in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to (and subject to receipt of) the instructions of the Certificate Insurer, by the end of such Business Day.

(d)

The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of each Class of Insured Certificates, (B) Realized Losses allocated to each Class of the Insured Certificates and (C) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.02. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trust Administrator.

(e)

The Trust Administrator and the Trustee shall promptly notify the Certificate Insurer of: (A) the commencement of any proceeding of which a Responsible Officer of the Trust Administrator or the Trustee, as applicable, has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim of which a Responsible Officer of the Trust Administrator or the Trustee has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates.  Each Holder of an Insured Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Master Servicer, Trust Administrator, the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(f)

The Trustee and the Trust Administrator each acknowledge, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Insured Certificates, by acceptance of their respective Insured Certificates, assign their rights as Holders of such Insured Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Certificate Insurance Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining the Premium Distribution Amount payable to the Certificate Insurer and the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Certificate Insurance Policy, shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Certificate Balance of the Insured Certificates within the meaning of Article IV.

(g)

Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the Certificate Insurer of such Event of Default. The Trustee, the Depositor, the Master Servicer and the Trust Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(h)

The Master Servicer shall designate a contact person who shall be available within a reasonable period of time to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

(i)

[Reserved]

(j)

With respect to this Article XII, (i) the term “Receipt” and “Received” shall mean actual delivery to the Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.  If any notice or certificate given under the Certificate Insurance Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received.  The Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trust Administrator, and the Trust Administrator may submit an amended notice and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Master Servicer, the Trustee or the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

(k)

Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Certificate Insurance Policy does not cover Prepayment Interest Shortfalls, Net Rate Carryovers, or Relief Act Interest Shortfalls nor does the Certificate Insurance Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment.  In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC, the Trust Administrator or the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes).

(l)

The Trust Administrator is hereby designated, appointed, authorized and directed to administer pursuant to, and to hold, receive and make all payments under, the Certificate Insurance Policy and the Indemnification Agreement on behalf of the Holders of Insured Certificates and the Trustee in accordance with the provisions of this Agreement, including without limitation, to deliver on behalf of the Trustee the notices in accordance with Section 12.04 (a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Trust Administrator, to accomplish the foregoing.

Section 12.05.  Effect of Payments by Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any Insured Certificate which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Insured Certificate from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Insured Certificate within the meaning of Section 4.01. The Depositor, the Master Servicer, Trust Administrator and the Trustee each acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, Trust Administrator or the Trustee (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate to the Holder of such Certificate, the Certificate Insurer will be fully subrogated to the rights of such Holder to receive such principal and interest from the Trust Fund and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

The Trustee, the Trust Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that neither the Trustee nor the Trust Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, direction or order of the Certificate Insurer pursuant to the provisions of this Agreement, unless the Certificate Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 12.06.  Trust Administrator to Hold the Certificate Insurance Policy.

The Trust Administrator shall hold the Certificate Insurance Policy in trust as agent for the Holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the Certificate Principal Balance of the Insured Certificates has been reduced to zero and all Guaranteed Distributions have been made and (ii) the date the Term of This Policy (as defined in the Certificate Insurance Policy) ends, the Trust Administrator shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement. Each Holder of an Insured Certificate, by accepting its Insured Certificate, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

Section 12.07.  Termination of Certain of Certificate Insurer’s Rights.

Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Certificate Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Certificate Principal Balance of each Insured Certificate has been reduced to zero, the Certificate Insurance Policy has been returned to the Certificate Insurer and all payments of Guaranteed Distributions (as defined in the Certificate Insurance Policy) have been made, (B) the date the Term of This Policy (as defined in the Certificate Insurance Policy) ends and (C) the payment in full to the Certificate Insurer of all amounts paid under the Certificate Insurance Policy plus interest at the Late Payment Rate thereon from the date such payment was made, and any other amounts owing to the Certificate Insurer under this Agreement.

Section 12.08.  Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Trust Administrator, the Transferor, the Master Servicer and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor

By:

            /s/ Lima Ekram

Name:   Lima Ekram

Title:     Director

By:

            /s/ Adrian Wu

Name:   Adrian Wu

Title:     Director

UBS REAL ESTATE SECURITIES INC., as Transferor

By:

            /s/ Lima Ekram

Name:   Lima Ekram

Title:     Director

By:

            /s/ Adrian Wu

Name:   Adrian Wu

Title:     Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

            /s/ Shannon M. Rantz

Name:   Shannon M. Rantz

Title:     Vice President

WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian

By:

            /s/ Graham M. Oglesby

Name:   Graham M. Oglesby

Title:     Vice President

WELLS FARGO BANK, N.A., as Credit Risk Manager

By:

            /s/ Graham M. Oglesby

Name:   Graham M. Oglesby

Title:     Vice President

STATE OF NEW YORK       )

)

ss.:

COUNTY OF NEW YORK

)

On the 15th day of May, 2007 before me, a notary public in and for said State, personally appeared before me each of the above-named Lima Ekram and Adrian Wu, in each case known to me to be a Director and a Director, respectively, of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Anthony Beshara___________
Notary Public

[SEAL]

My commission expires:

____June 27, 2010_________________

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 15th day of May, 2007 before me, a notary public in and for said State, personally appeared before me each of the above-named Lima Ekram and Adrian Wu, in each case known to me to be a Director and a Director, respectively, of UBS Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Anthony Beshara___________
Notary Public

[SEAL]

My commission expires:

____June 27, 2010________________

STATE OF MARYLAND

)

)

ss.:

COUNTY OF HOWARD

)

On the 15th day of May, 2007 before me, a notary public in and for said State, personally appeared Graham M. Oglesby known to me to be a Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Jennifer Richardson___________
Notary Public

[SEAL]

My commission expires:

____April 1, 2010____________________

STATE OF MINNESOTA

)

)

ss.:

COUNTY OF RAMSEY

)

On the 15th day of May, 2007 before me, a notary public in and for said State, personally appeared Shannon M. Rantz known to me to be a Vice President of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____/s/ Trisha L. Willett___________
Notary Public

[SEAL]

My commission expires:

____January 31, 2012_____________________

SCHEDULE I
Mortgage Loan Schedule

[On File]

SCHEDULE II
MASTR Adjustable Rate Mortgages Trust 2007-3
Mortgage Pass-Through Certificates
Series 2007-3

Representations and Warranties as to the Mortgage Loans

UBS Real Estate Securities Inc. (the “Transferor”) hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the following representations and warranties as of the Closing Date or, if so specified herein, as of the Cut-off Date.

1.

the information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

2.

immediately prior to the transfer and assignment of the Mortgage Loans to the depositor, the transferor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

3.

the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

4.

the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

5.

the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor’s knowledge, all parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the mortgage and each Mortgage Note and mortgage has been duly and properly executed by the mortgagor;

6.

each Mortgage Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory, abusive and fair lending laws;

7.

no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

8.

the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

9.

the mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the trustee or to the master servicer with, any Mortgage establishes in the transferor a valid and subsisting first lien on the property described therein and the transferor has full right to sell and assign the same to the trustee;

10.

neither the transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the trustee or the master servicer;

11.

all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

12.

the Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the trustee by the transferor;

13.

except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

14.

to the best of the transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

15.

all payments required to be made up to but not including the Due Date immediately preceding the Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

16.

the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

17.

the Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

18.

the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

19.

to the best of the transferor’s knowledge no foreclosure action has been commenced or is currently threatened, with respect to the Mortgage Loan and the transferor has not waived any default, breach, violation or event of acceleration;

20.

each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 480 months;

21.

each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

22.

to the best of the transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

23.

each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements;

24.

the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

25.

with respect to each Mortgage where a lost note affidavit has been delivered to the trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

26.

in the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

27.

if the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

28.

the Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Originator in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

29.

the Originator used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the transferor;

30.

with respect to each Mortgage Loan, the transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the trustee or which have been submitted for recording and not yet returned;

31.

as of the Cut-off Date, the range of original Mortgage Loan-to-Value Ratios of the Group 1 Mortgage Loans is 17.71% to 95.00% and approximately 7.27% of the Group 1 Mortgage Loans by aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, had Mortgage Loan-to-Value Ratios at origination in excess of 80%, and the range of original Mortgage Loan-to-Value Ratios of the Group 2 Mortgage Loans is 14.90% to 95.00% and approximately 8.00% of the Group 2 Mortgage Loans by aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, had Mortgage Loan-to-Value Ratios at origination in excess of 80%;  Each such Mortgage Loan is subject to a Primary Insurance Policy;

32.

with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Mortgage Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

33.

with respect to each Mortgage Loan, the related servicing agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Mortgage Loan that are Delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Mortgage Loan;

34.

Each Subgroup 1-1 or Subgroup 2-1 Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

35.

No Subgroup 1-1 or Subgroup 2-1 Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

36.

No Subgroup 1-1 or Subgroup 2-1 Loan that is a “residential mortgage transaction” within the meaning of the federal Truth in Lending Act, Regulation Z, 12 CFR Section 226.2, has either an “annual percentage rate” or “total points and fees” payable by the borrower that exceeds the applicable thresholds under HOEPA;

37.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Subgroup 1-1 or Subgroup 2-1 Loan subject to the Georgia Fair Lending Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

38.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

39.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

40.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

41.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

42.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

43.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

44.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Cost Home Subgroup 1-1 or Subgroup 2-1 Loan ” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

45.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

46.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Risk Home Loan” as defined in the Rhode Island Home Loan Protection Act, effective December 31, 2006 (R.I. Gen. Laws Sections 34-25.2-1 through 34-25.2-15);

47.

No Subgroup 1-1 or Subgroup 2-1 Loan is a “High-Risk Home Loan” as defined in the Tennessee Home Loan Protection Act, effective January 1, 2007 (Tenn. Code Ann. Sections 4520-101, et seq.);

48.

No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) or debt cancellation agreement in connection with the origination of the Subgroup 1-1 or Subgroup 2-1 Loan .  No proceeds from any Subgroup 1-1 or Subgroup 2-1 Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Subgroup 1-1 or Subgroup 2-1 Loan;

49.

With respect to any Subgroup 1-1 or Subgroup 2-1 Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

50.

The methodology used in underwriting the extension of credit for each Subgroup 1-1 or Subgroup 2-1 Loan does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension, but also considers credit-related factors to determine at origination whether the borrower had a reasonable ability to make timely payments on the Subgroup 1-1 or Subgroup 2-1 Loan;

51.

All points and fees related to each Subgroup 1-1 or Subgroup 2-1 Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. No borrower was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of the Subgroup 1-1 or Subgroup 2-1 Loan or (2) $1,000; such limitation is calculated in accordance with Fannie Mae’s requirements as set forth in the Fannie Mae Selling Guide;

52.

No Subgroup 1-1 or Subgroup 2-1 Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Subgroup 1-1 or Subgroup 2-1 Loan or interest in the Subgroup 1-1 or Subgroup 2-1 Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated. The transferor will covenant in the Pooling and Servicing Agreement that the seller or servicer of the Subgroup 1-1 or Subgroup 2-1 Loan, as applicable, will notify the borrower in writing within 60 days of the sale or transfer of such Subgroup 1-1 or Subgroup 2-1 Loan to Fannie Mae that the terms of the arbitration are null and void.

53.

With respect to any Subgroup 1-1 or Subgroup 2-1 Loan, the borrower was assigned the highest credit grade available with respect to a mortgage loan product offered by such Subgroup 1-1 or Subgroup 2-1 Loan ’s originator, based on a comprehensive assessment of risk factors, including the borrower’s credit history.

54.

All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Subgroup 1-1 or Subgroup 2-1 Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

55.

The applicable Servicer will transmit full-file credit reporting data for each Subgroup 1-1 or Subgroup 2-1 Loan pursuant to Fannie Mae Guide Announcement 95-19, and that for each Subgroup 1-1 or Subgroup 2-1 Loan, the applicable Servicer will report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

SCHEDULE III

GROUP 1 CERTIFICATE CAP CONTRACT SCHEDULE

Distribution Date	Group 1 Certificate Cap Notional Amount	Strike Rate (%)	Ceiling Rate (%)
May 2007	$4,996,660.00	5.420	5.445
June 2007	$4,978,897.14	5.523	5.570
July 2007	$4,954,137.14	5.625	5.695
August 2007	$4,923,422.86	5.720	5.820
September 2007	$4,886,120.00	5.811	5.945
October 2007	$4,842,242.86	5.906	6.070
November 2007	$4,791,848.57	6.002	6.283
December 2007	$4,736,111.43	6.095	6.420
January 2008	$4,674,145.71	6.178	6.558
February 2008	$4,605,682.86	6.269	6.695
March 2008	$4,531,105.71	6.360	6.833
April 2008	$4,450,502.86	6.445	6.970
May 2008	$4,316,931.43	6.502	7.062
June 2008	$4,226,860.00	6.560	7.153
July 2008	$4,131,948.57	6.619	7.245
August 2008	$4,035,040.00	6.677	7.337
September 2008	$3,937,685.71	6.738	7.428
October 2008	$3,841,542.86	6.807	7.520
November 2008	$3,679,022.86	6.866	7.612
December 2008	$3,591,814.29	6.930	7.703
January 2009	$3,506,917.14	7.002	7.795
February 2009	$3,423,625.71	7.063	7.887
March 2009	$3,342,340.00	7.128	7.978
April 2009	$3,262,271.43	7.203	8.070
May 2009	$3,108,014.29	7.249	8.139
June 2009	$3,030,720.00	7.299	8.208
July 2009	$2,953,922.86	7.359	8.276
August 2009	$2,879,137.14	7.406	8.345
September 2009	$2,803,505.71	7.457	8.414
October 2009	$2,729,485.71	7.515	8.483
November 2009	$2,504,388.57	7.564	8.551
December 2009	$2,436,991.43	7.616	8.620
January 2010	$2,370,134.29	7.674	8.689
February 2010	$2,304,997.14	7.723	8.758
March 2010	$2,241,517.14	7.775	8.826
April 2010	$2,179,837.14	7.830	8.895
May 2010	$2,002,714.29	7.830	8.895
June 2010	$1,947,751.43	7.831	8.895
July 2010	$1,894,465.71	7.834	8.895
August 2010	$1,842,802.86	7.834	8.895
September 2010	$1,792,717.14	7.836	8.895
October 2010	$1,744,162.86	7.840	8.895
November 2010	$1,584,762.86	7.840	8.895
December 2010	$1,542,240.00	7.842	8.895
January 2011	$1,501,017.14	7.846	8.895
February 2011	$1,461,051.43	7.846	8.895
March 2011	$1,422,291.43	7.847	8.895
April 2011	$1,384,705.71	7.850	8.895
May 2011	$1,241,968.57	7.850	8.895
June 2011	$1,209,757.14	7.852	8.895
July 2011	$1,178,525.71	7.856	8.895
August 2011	$1,148,248.57	7.856	8.895
September 2011	$1,118,888.57	7.857	8.895
October 2011	$1,090,391.43	7.860	8.895
November 2011	$962,148.57	7.860	8.895
December 2011	$938,065.71	7.862	8.895
January 2012	$914,720.00	7.868	8.895
February 2012	$892,088.57	7.869	8.895
March 2012	$870,151.43	7.870	8.895
April 2012	$848,880.00	7.871	8.895
May 2012	$727,740.00	7.872	8.895
June 2012	$709,722.86	7.873	8.895
July 2012	$692,217.14	7.876	8.895
August 2012	$675,194.29	7.877	8.895
September 2012	$658,642.86	7.878	8.895
October 2012	$642,542.86	7.880	8.895
November 2012	$540,545.71	7.881	8.895
December 2012	$527,297.14	7.883	8.895
January 2013	$514,417.14	7.886	8.895
February 2013	$502,005.71	7.887	8.895
March 2013	$489,997.14	7.888	8.895
April 2013	$478,388.57	7.889	8.895
May 2013	$403,311.43	7.890	8.895
June 2013	$393,914.29	7.892	8.895
July 2013	$384,777.14	7.895	8.895
August 2013	$375,897.14	7.897	8.895
September 2013	$367,262.86	7.898	8.895
October 2013	$358,871.43	7.900	8.895
November 2013	$318,402.86	7.901	8.895
December 2013	$306,268.57	7.902	8.895
January 2014	$294,597.14	7.905	8.895
February 2014	$283,365.71	7.907	8.895
March 2014	$272,562.86	7.907	8.895
April 2014	$262,168.57	7.908	8.895
May 2014	$252,168.57	7.909	8.895
June 2014	$242,548.57	7.910	8.895
July 2014	$233,294.29	7.908	8.895
August 2014	$224,394.29	7.910	8.895
September 2014	$215,828.57	7.911	8.895
October 2014	$207,591.43	7.912	8.895
November 2014	$199,665.71	7.913	8.895
December 2014	$192,040.00	7.914	8.895
January 2015	$184,705.71	7.915	8.895
February 2015	$177,651.43	7.917	8.895
March 2015	$170,862.86	7.917	8.895
April 2015	$164,334.29	7.919	8.895
May 2015	$158,054.29	7.920	8.895
June 2015	$152,011.43	7.921	8.895
July 2015	$146,200.00	7.922	8.895
August 2015	$140,608.57	7.923	8.895
September 2015	$135,231.43	7.924	8.895
October 2015	$7,142,857.14	6.450	6.945
November 2015	$7,142,857.14	5.150	5.320
December 2015	$7,142,857.14	5.000	5.320
January 2016	$7,142,857.14	5.000	5.320
February 2016	$7,142,857.14	5.000	5.320
March 2016	$7,142,857.14	5.000	5.320
April 2016	$7,142,857.14	5.000	5.320
May 2016	$7,142,857.14	4.200	4.320
June 2016	$7,142,857.14	4.000	4.320
July 2016	$7,142,857.14	4.000	4.320
August 2016	$7,142,857.14	4.000	4.320
September 2016	$7,142,857.14	4.000	4.320
October 2016	$7,142,857.14	4.000	4.320
November 2016	$7,142,857.14	4.000	4.320
December 2016	$7,142,857.14	4.000	4.320
January 2017	$7,142,857.14	4.000	4.320
February 2017	$7,142,857.14	4.000	4.320
March 2017	$7,142,857.14	4.000	4.320
April 2017	$7,142,857.14	4.000	4.320
May 2017	$7,142,857.14	4.000	4.320
June 2017	$7,142,857.14	4.000	4.320
July 2017	$7,142,857.14	4.000	4.320
August 2017 and thereafter	N/A	N/A	N/A

SCHEDULE IV

GROUP 1 BASIS RISK CAP CONTRACT SCHEDULE

Distribution Date	Group 1 Basis Risk Cap Notional Amount	Strike Rate (%)	Ceiling Rate (%)
May 2007	$4,996,662.86	9.200	9.810
June 2007	$4,894,462.86	6.809	9.810
July 2007	$4,801,328.57	7.225	9.810
August 2007	$4,710,888.57	7.028	9.810
September 2007	$4,622,260.00	6.990	9.810
October 2007	$4,535,365.71	7.193	9.810
November 2007	$4,450,171.43	7.223	9.810
December 2007	$4,366,640.00	7.439	9.810
January 2008	$4,284,728.57	7.155	9.810
February 2008	$4,204,045.71	7.366	9.810
March 2008	$4,124,780.00	7.861	9.810
April 2008	$4,046,865.71	7.303	9.810
May 2008	$3,970,337.14	7.882	9.810
June 2008	$3,895,271.43	7.592	9.810
July 2008	$3,821,677.14	7.827	9.810
August 2008	$3,749,505.71	7.721	9.810
September 2008	$3,678,748.57	7.697	9.810
October 2008	$3,609,365.71	7.938	9.810
November 2008	$3,541,340.00	7.842	9.810
December 2008	$3,474,640.00	8.090	9.810
January 2009	$3,408,685.71	7.797	9.810
February 2009	$3,342,980.00	7.980	9.810
March 2009	$3,277,025.71	8.844	9.810
April 2009	$3,208,774.29	7.936	9.810
May 2009	$3,139,982.86	8.641	9.810
June 2009	$3,071,554.29	8.338	9.810
July 2009	$3,002,011.43	8.609	9.810
August 2009	$2,933,800.00	8.541	9.810
September 2009	$2,866,731.43	8.529	9.810
October 2009	$2,799,151.43	8.811	9.810
November 2009	$2,732,494.29	8.758	9.810
December 2009	$2,667,057.14	9.053	9.810
January 2010	$2,602,874.29	8.745	9.810
February 2010	$2,540,154.29	9.010	9.810
March 2010	$2,478,808.57	9.200	9.810
April 2010	$2,418,691.43	9.010	9.810
May 2010	$2,360,000.00	9.200	9.810
June 2010	$2,302,711.43	9.009	9.810
July 2010	$2,246,788.57	9.200	9.810
August 2010	$2,192,194.29	9.008	9.810
September 2010	$2,138,891.43	9.008	9.810
October 2010	$2,086,862.86	9.200	9.810
November 2010	$2,036,071.43	9.007	9.810
December 2010	$1,986,477.14	9.200	9.810
January 2011	$1,938,062.86	9.007	9.810
February 2011	$1,890,797.14	9.006	9.810
March 2011	$1,844,642.86	9.200	9.810
April 2011	$1,799,574.29	9.006	9.810
May 2011	$1,755,565.71	9.200	9.810
June 2011	$1,712,602.86	9.006	9.810
July 2011	$1,670,657.14	9.200	9.810
August 2011	$1,629,714.29	9.005	9.810
September 2011	$1,589,734.29	9.005	9.810
October 2011	$1,550,662.86	9.200	9.810
November 2011	$1,512,508.57	9.008	9.810
December 2011	$1,475,271.43	9.200	9.810
January 2012	$1,438,928.57	9.048	9.810
February 2012	$1,403,460.00	9.094	9.810
March 2012	$1,368,842.86	9.200	9.810
April 2012	$1,335,057.14	9.102	9.810
May 2012	$1,302,080.00	9.200	9.810
June 2012	$1,269,897.14	9.102	9.810
July 2012	$1,238,488.57	9.200	9.810
August 2012	$1,207,834.29	9.102	9.810
September 2012	$1,177,917.14	9.102	9.810
October 2012	$1,148,720.00	9.200	9.810
November 2012	$1,120,222.86	9.102	9.810
December 2012	$1,092,414.29	9.200	9.810
January 2013	$1,065,274.29	9.102	9.810
February 2013	$1,038,785.71	9.102	9.810
March 2013	$1,012,937.14	9.200	9.810
April 2013	$987,708.57	9.102	9.810
May 2013	$963,088.57	9.200	9.810
June 2013	$939,062.86	9.102	9.810
July 2013	$915,611.43	9.200	9.810
August 2013	$892,728.57	9.102	9.810
September 2013	$870,397.14	9.102	9.810
October 2013	$848,600.00	9.200	9.810
November 2013	$827,331.43	9.102	9.810
December 2013	$806,574.29	9.200	9.810
January 2014	$786,320.00	9.102	9.810
February 2014	$766,551.43	9.102	9.810
March 2014	$747,260.00	9.200	9.810
April 2014	$728,434.29	9.102	9.810
May 2014	$710,062.86	9.200	9.810
June 2014	$692,134.29	9.102	9.810
July 2014	$674,637.14	9.200	9.810
August 2014	$657,562.86	9.102	9.810
September 2014	$640,902.86	9.102	9.810
October 2014	$624,642.86	9.200	9.810
November 2014	$608,777.14	9.102	9.810
December 2014	$593,291.43	9.200	9.810
January 2015	$578,182.86	9.102	9.810
February 2015	$563,437.14	9.102	9.810
March 2015	$549,051.43	9.200	9.810
April 2015	$535,008.57	9.102	9.810
May 2015	$521,308.57	9.200	9.810
June 2015	$507,940.00	9.102	9.810
July 2015	$494,891.43	9.200	9.810
August 2015	$482,162.86	9.102	9.810
September 2015 and thereafter	N/A	N/A	N/A

SCHEDULE V

GROUP 2 CERTIFICATE CAP CONTRACT SCHEDULE

Distribution Date	Group 2 Certificate Cap Notional Amount	Strike Rate (%)	Ceiling Rate (%)
May 2007	$2,334,311.43	5.590	5.764
June 2007	$2,322,822.86	5.646	5.850
July 2007	$2,306,960.00	5.649	5.850
August 2007	$2,287,628.57	5.639	5.850
September 2007	$2,264,254.29	5.621	5.850
October 2007	$2,236,637.14	5.681	5.965
November 2007	$2,204,991.43	5.749	6.093
December 2007	$2,169,577.14	5.808	6.215
January 2008	$2,130,257.14	5.854	6.346
February 2008	$2,087,162.86	5.914	6.473
March 2008	$2,040,331.43	5.967	6.593
April 2008	$1,990,065.71	6.012	6.717
May 2008	$1,929,205.71	6.065	6.835
June 2008	$1,873,208.57	6.114	6.947
July 2008	$1,814,665.71	6.174	7.070
August 2008	$1,754,928.57	6.223	7.181
September 2008	$1,695,305.71	6.274	7.284
October 2008	$1,636,774.29	6.339	7.383
November 2008	$1,569,582.86	6.380	7.475
December 2008	$1,515,891.43	6.429	7.568
January 2009	$1,464,094.29	6.490	7.650
February 2009	$1,414,037.14	6.528	7.731
March 2009	$1,365,625.71	6.570	7.807
April 2009	$1,318,837.14	6.622	7.865
May 2009	$1,262,065.71	6.647	7.921
June 2009	$1,219,091.43	6.679	7.974
July 2009	$1,177,628.57	6.718	8.007
August 2009	$1,137,628.57	6.734	8.043
September 2009	$1,099,020.00	6.758	8.078
October 2009	$1,061,780.00	6.784	8.095
November 2009	$1,001,834.29	6.784	8.102
December 2009	$967,782.86	6.792	8.109
January 2010	$934,914.29	6.808	8.108
February 2010	$903,171.43	6.804	8.105
March 2010	$872,508.57	6.806	8.103
April 2010	$842,914.29	6.806	8.086
May 2010	$795,288.57	6.795	8.071
June 2010	$768,011.43	6.789	8.057
July 2010	$741,694.29	6.783	8.036
August 2010	$715,877.14	6.771	8.017
September 2010	$691,014.29	6.763	7.998
October 2010	$667,068.57	6.752	7.966
November 2010	$625,720.00	6.733	7.935
December 2010	$604,057.14	6.710	7.890
January 2011	$583,082.86	6.695	7.851
February 2011	$562,874.29	6.663	7.799
March 2011	$543,308.57	6.631	7.742
April 2011	$524,237.14	6.596	7.677
May 2011	$488,642.86	6.558	7.613
June 2011	$471,531.43	6.517	7.539
July 2011	$455,065.71	6.475	7.457
August 2011	$439,220.00	6.426	7.375
September 2011	$423,931.43	6.371	7.281
October 2011	$409,211.43	6.315	7.182
November 2011	$378,888.57	3.873	5.836
December 2011	$365,731.43	3.880	5.008
January 2012	$353,071.43	3.911	5.018
February 2012	$340,880.00	3.916	5.030
March 2012	$329,145.71	3.920	5.043
April 2012	$317,794.29	3.929	5.055
May 2012	$290,780.00	3.933	5.066
June 2012	$280,565.71	3.939	5.076
July 2012	$270,700.00	3.950	5.086
August 2012	$261,208.57	3.955	5.094
September 2012	$252,082.86	3.962	5.101
October 2012	$243,294.29	3.972	5.107
November 2012	$221,082.86	3.977	5.112
December 2012	$213,337.14	3.985	5.115
January 2013	$205,848.57	4.003	5.117
February 2013	$198,645.71	4.008	5.117
March 2013	$191,714.29	4.013	5.116
April 2013	$185,048.57	4.020	5.116
May 2013	$168,482.86	4.025	5.116
June 2013	$162,611.43	4.033	5.118
July 2013	$156,965.71	4.050	5.122
August 2013	$151,537.14	4.056	5.126
September 2013	$146,317.14	4.063	5.132
October 2013	$141,300.00	4.071	5.140
November 2013	$126,785.71	4.077	5.149
December 2013	$122,154.29	4.085	5.159
January 2014	$117,702.86	4.101	5.172
February 2014	$113,420.00	4.107	5.186
March 2014	$109,302.86	4.111	5.201
April 2014	$105,342.86	4.114	5.216
May 2014 and thereafter	N/A	N/A	N/A

SCHEDULE VI

GROUP 2 BASIS RISK CAP CONTRACT SCHEDULE

Distribution Date	Group 2 Basis Risk Cap Notional Amount	Strike Rate (%)	Ceiling Rate (%)
May 2007	$2,260,385.71	9.200	9.200
June 2007	$2,245,305.71	6.892	9.200
July 2007	$2,231,988.57	7.548	9.200
August 2007	$2,217,220.00	7.439	9.200
September 2007	$2,200,137.14	7.407	9.200
October 2007	$2,180,737.14	7.629	9.200
November 2007	$2,159,074.29	7.505	9.200
December 2007	$2,135,080.00	7.733	9.200
January 2008	$2,108,571.43	7.442	9.200
February 2008	$2,074,345.71	7.584	9.200
March 2008	$2,033,134.29	8.096	9.200
April 2008	$1,987,091.43	7.524	9.200
May 2008	$1,937,042.86	7.943	9.200
June 2008	$1,887,660.00	7.649	9.200
July 2008	$1,839,491.43	7.885	9.200
August 2008	$1,792,522.86	7.787	9.200
September 2008	$1,746,671.43	7.761	9.200
October 2008	$1,701,962.86	8.002	9.200
November 2008	$1,658,154.29	8.122	9.200
December 2008	$1,615,417.14	8.382	9.200
January 2009	$1,573,468.57	8.082	9.200
February 2009	$1,529,517.14	8.279	9.200
March 2009	$1,486,357.14	9.176	9.200
April 2009	$1,443,671.43	8.239	9.200
May 2009	$1,401,902.86	8.745	9.200
June 2009	$1,361,088.57	8.437	9.200
July 2009	$1,320,831.43	8.707	9.200
August 2009	$1,289,248.57	8.648	9.200
September 2009	$1,258,020.00	8.633	9.200
October 2009	$1,227,111.43	8.915	9.200
November 2009 and thereafter	N/A	N/A	N/A

SCHEDULE VII

CLASS 2-2A3 BASIS RISK CAP CONTRACT SCHEDULE

Distribution Date	Class 2-2A3 Basis Risk Cap Notional Amount	Strike Rate (%)	Ceiling Rate (%)
May 2007	$85,714.29	99.000	N/A
June 2007	$85,714.29	6.276	N/A
July 2007	$85,714.29	6.479	N/A
August 2007	$85,714.29	6.388	N/A
September 2007	$85,714.29	6.369	N/A
October 2007	$85,714.29	6.572	N/A
November 2007	$85,714.29	6.478	N/A
December 2007	$85,714.29	6.691	N/A
January 2008	$85,714.29	6.514	N/A
February 2008	$85,714.29	6.712	N/A
March 2008	$85,714.29	7.239	N/A
April 2008	$85,714.29	6.791	N/A
May 2008	$85,714.29	7.167	N/A
June 2008	$85,714.29	6.916	N/A
July 2008	$85,714.29	7.138	N/A
August 2008	$85,714.29	7.060	N/A
September 2008	$85,714.29	7.041	N/A
October 2008	$85,714.29	7.416	N/A
November 2008	$85,714.29	7.459	N/A
December 2008	$85,714.29	7.900	N/A
January 2009	$85,714.29	7.637	N/A
February 2009	$85,714.29	7.870	N/A
March 2009	$85,714.29	8.674	N/A
April 2009	$85,714.29	7.731	N/A
May 2009	$85,714.29	8.300	N/A
June 2009	$85,714.29	7.961	N/A
July 2009	$85,714.29	8.171	N/A
August 2009	$85,714.29	8.260	N/A
September 2009	$85,714.29	8.212	N/A
October 2009	$85,714.29	8.444	N/A
November 2009	$85,714.29	9.120	N/A
December 2009	$85,714.29	9.435	N/A
January 2010	$85,714.29	9.120	N/A
February 2010	$85,714.29	9.119	N/A
March 2010	$85,714.29	10.129	N/A
April 2010	$85,714.29	9.116	N/A
May 2010	$85,714.29	9.431	N/A
June 2010	$85,714.29	9.116	N/A
July 2010	$85,714.29	9.431	N/A
August 2010	$85,714.29	9.116	N/A
September 2010	$85,714.29	9.116	N/A
October 2010	$85,714.29	9.431	N/A
November 2010	$85,714.29	9.116	N/A
December 2010	$85,714.29	9.431	N/A
January 2011	$85,714.29	9.116	N/A
February 2011	$85,714.29	9.116	N/A
March 2011	$85,714.29	10.128	N/A
April 2011	$85,714.29	9.116	N/A
May 2011	$85,714.29	9.431	N/A
June 2011	$85,714.29	9.126	N/A
July 2011	$85,714.29	9.441	N/A
August 2011	$85,714.29	9.126	N/A
September 2011	$85,714.29	9.126	N/A
October 2011	$85,714.29	9.441	N/A
November 2011	$85,714.29	9.126	N/A
December 2011	$85,714.29	9.441	N/A
January 2012	$85,714.29	9.126	N/A
February 2012	$85,714.29	9.126	N/A
March 2012	$85,714.29	9.778	N/A
April 2012	$85,714.29	9.126	N/A
May 2012	$85,714.29	9.441	N/A
June 2012	$85,714.29	9.126	N/A
July 2012	$85,714.29	9.441	N/A
August 2012	$85,714.29	9.126	N/A
September 2012	$85,714.29	9.126	N/A
October 2012	$85,714.29	9.441	N/A
November 2012	$85,714.29	9.126	N/A
December 2012	$85,714.29	9.441	N/A
January 2013	$85,714.29	9.126	N/A
February 2013	$85,714.29	9.126	N/A
March 2013	$85,714.29	10.139	N/A
April 2013	$85,714.29	9.126	N/A
May 2013	$85,714.29	9.442	N/A
June 2013	$85,714.29	9.126	N/A
July 2013	$85,714.29	9.442	N/A
August 2013	$85,714.29	9.126	N/A
September 2013	$85,714.29	9.126	N/A
October 2013	$85,714.29	9.442	N/A
November 2013	$85,714.29	9.126	N/A
December 2013	$85,714.29	9.442	N/A
January 2014	$85,714.29	9.126	N/A
February 2014	$85,714.29	9.126	N/A
March 2014	$85,714.29	10.140	N/A
April 2014	$85,714.29	9.126	N/A
May 2014	$85,714.29	9.442	N/A
June 2014	$85,714.29	9.126	N/A
July 2014	$85,714.29	9.442	N/A
August 2014	$85,714.29	9.127	N/A
September 2014	$85,714.29	9.127	N/A
October 2014	$85,714.29	9.442	N/A
November 2014	$85,714.29	9.127	N/A
December 2014	$85,714.29	9.442	N/A
January 2015	$85,714.29	9.127	N/A
February 2015	$85,714.29	9.127	N/A
March 2015	$85,714.29	10.140	N/A
April 2015	$85,714.29	9.127	N/A
May 2015	$85,714.29	9.442	N/A
June 2015	$85,714.29	9.127	N/A
July 2015	$85,714.29	9.442	N/A
August 2015	$85,714.29	9.127	N/A
September 2015	$85,714.29	9.127	N/A
October 2015	$85,714.29	9.442	N/A
November 2015	$85,714.29	9.127	N/A
December 2015	$85,714.29	9.442	N/A
January 2016	$85,714.29	9.127	N/A
February 2016	$85,714.29	9.127	N/A
March 2016	$85,714.29	9.779	N/A
April 2016	$85,714.29	9.127	N/A
May 2016	$85,714.29	9.442	N/A
June 2016	$85,714.29	9.127	N/A
July 2016	$85,714.29	9.442	N/A
August 2016	$85,714.29	9.127	N/A
September 2016	$85,714.29	9.127	N/A
October 2016	$85,714.29	9.442	N/A
November 2016	$85,714.29	9.127	N/A
December 2016	$85,714.29	9.442	N/A
January 2017	$85,714.29	9.127	N/A
February 2017	$85,714.29	9.127	N/A
March 2017	$85,714.29	10.140	N/A
April 2017	$85,714.29	9.127	N/A
May 2017	$85,714.29	9.442	N/A
June 2017	$85,714.29	9.127	N/A
July 2017	$85,714.29	9.442	N/A
August 2017	$85,714.29	9.127	N/A
September 2017	$85,714.29	9.127	N/A
October 2017	$85,714.29	9.442	N/A
November 2017	$85,714.29	9.127	N/A
December 2017	$85,714.29	9.442	N/A
January 2018	$85,714.29	9.127	N/A
February 2018	$85,714.29	9.127	N/A
March 2018	$85,714.29	10.141	N/A
April 2018	$85,714.29	9.127	N/A
May 2018	$85,714.29	9.443	N/A
June 2018	$85,714.29	9.127	N/A
July 2018	$85,714.29	9.443	N/A
August 2018	$85,714.29	9.127	N/A
September 2018	$85,714.29	9.127	N/A
October 2018	$85,714.29	9.443	N/A
November 2018	$85,714.29	9.127	N/A
December 2018	$85,714.29	9.443	N/A
January 2019	$85,714.29	9.127	N/A
February 2019	$85,668.57	9.127	N/A
March 2019	$84,408.57	10.141	N/A
April 2019	$83,157.14	9.128	N/A
May 2019	$81,920.00	9.443	N/A
June 2019	$80,691.43	9.128	N/A
July 2019	$79,474.29	9.443	N/A
August 2019	$78,268.57	9.128	N/A
September 2019	$77,071.43	9.128	N/A
October 2019	$75,888.57	9.443	N/A
November 2019	$74,711.43	9.128	N/A
December 2019	$73,548.57	9.443	N/A
January 2020	$72,394.29	9.128	N/A
February 2020	$71,251.43	9.128	N/A
March 2020	$70,117.14	9.780	N/A
April 2020	$68,991.43	9.128	N/A
May 2020	$67,877.14	9.443	N/A
June 2020	$66,774.29	9.128	N/A
July 2020	$65,680.00	9.443	N/A
August 2020	$64,594.29	9.128	N/A
September 2020	$63,520.00	9.128	N/A
October 2020	$62,454.29	9.443	N/A
November 2020	$61,397.14	9.128	N/A
December 2020	$60,348.57	9.443	N/A
January 2021	$59,311.43	9.128	N/A
February 2021	$58,282.86	9.128	N/A
March 2021	$57,262.86	10.141	N/A
April 2021	$56,251.43	9.128	N/A
May 2021	$55,248.57	9.443	N/A
June 2021	$54,257.14	9.128	N/A
July 2021	$53,271.43	9.444	N/A
August 2021	$52,297.14	9.128	N/A
September 2021	$51,328.57	9.128	N/A
October 2021	$50,371.43	9.444	N/A
November 2021	$49,420.00	9.128	N/A
December 2021	$48,477.14	9.444	N/A
January 2022	$47,545.71	9.128	N/A
February 2022	$46,620.00	9.128	N/A
March 2022	$45,702.86	10.142	N/A
April 2022	$44,791.43	9.129	N/A
May 2022	$43,891.43	9.444	N/A
June 2022	$42,997.14	9.129	N/A
July 2022	$42,114.29	9.444	N/A
August 2022	$41,237.14	9.129	N/A
September 2022	$40,365.71	9.129	N/A
October 2022	$39,502.86	9.444	N/A
November 2022	$38,648.57	9.129	N/A
December 2022	$37,802.86	9.444	N/A
January 2023	$36,962.86	9.129	N/A
February 2023	$36,131.43	9.129	N/A
March 2023	$35,305.71	10.142	N/A
April 2023	$34,488.57	9.129	N/A
May 2023	$33,677.14	9.444	N/A
June 2023	$32,874.29	9.129	N/A
July 2023	$32,080.00	9.444	N/A
August 2023	$31,288.57	9.129	N/A
September 2023	$30,508.57	9.129	N/A
October 2023	$29,731.43	9.444	N/A
November 2023	$28,962.86	9.129	N/A
December 2023	$28,202.86	9.445	N/A
January 2024	$27,448.57	9.129	N/A
February 2024	$26,700.00	9.129	N/A
March 2024	$25,957.14	9.782	N/A
April 2024	$25,222.86	9.129	N/A
May 2024	$24,494.29	9.445	N/A
June 2024	$23,771.43	9.129	N/A
July 2024	$23,057.14	9.445	N/A
August 2024	$22,345.71	9.130	N/A
September 2024	$21,642.86	9.130	N/A
October 2024	$20,945.71	9.445	N/A
November 2024	$20,254.29	9.130	N/A
December 2024	$19,571.43	9.445	N/A
January 2025	$18,891.43	9.130	N/A
February 2025	$18,220.00	9.130	N/A
March 2025	$17,551.43	10.143	N/A
April 2025	$16,891.43	9.130	N/A
May 2025	$16,237.14	9.445	N/A
June 2025	$15,585.71	9.130	N/A
July 2025	$14,942.86	9.445	N/A
August 2025	$14,305.71	9.130	N/A
September 2025	$13,674.29	9.130	N/A
October 2025	$13,045.71	9.446	N/A
November 2025	$12,425.71	9.130	N/A
December 2025	$11,811.43	9.446	N/A
January 2026	$11,200.00	9.130	N/A
February 2026	$10,594.29	9.130	N/A
March 2026	$9,994.29	10.144	N/A
April 2026	$9,402.86	9.131	N/A
May 2026	$8,811.43	9.446	N/A
June 2026	$8,228.57	9.131	N/A
July 2026	$7,651.43	9.446	N/A
August 2026	$7,077.14	9.131	N/A
September 2026	$6,508.57	9.131	N/A
October 2026	$5,945.71	9.446	N/A
November 2026	$5,385.71	9.131	N/A
December 2026	$4,834.29	9.446	N/A
January 2027	$4,285.71	9.131	N/A
February 2027	$3,742.86	9.131	N/A
March 2027	$3,202.86	10.145	N/A
April 2027	$2,668.57	9.131	N/A
May 2027	$2,140.00	9.447	N/A
June 2027 and thereafter	N/A	N/A	N/A

SCHEDULE VIII

Class P Prepayment Charges Mortgage Loan Schedule

[Available Upon Request]

SCHEDULE IX

Class 1-AIO Notional Amount Schedule

Distribution Date	Balance
May 2007	700,000,000.00
June 2007	700,000,000.00
July 2007	700,000,000.00
August 2007	675,000,000.00
September 2007	675,000,000.00
October 2007	675,000,000.00
November 2007	575,000,000.00
December 2007	575,000,000.00
January 2008	575,000,000.00
February 2008	500,000,000.00
March 2008	500,000,000.00
April 2008	500,000,000.00
May 2008	400,000,000.00
June 2008	400,000,000.00
July 2008	400,000,000.00
August 2008	350,000,000.00
September 2008	350,000,000.00
October 2008	350,000,000.00
November 2008	300,000,000.00
December 2008	300,000,000.00
January 2009	300,000,000.00
February 2009	250,000,000.00
March 2009	250,000,000.00
April 2009	250,000,000.00
May 2009	150,000,000.00
June 2009	150,000,000.00
July 2009	150,000,000.00
August 2009	100,000,000.00
September 2009	100,000,000.00
October 2009	100,000,000.00
November 2009	50,000,000.00
December 2009	50,000,000.00
January 2010	50,000,000.00
February 2010 and thereafter	0

SCHEDULE X

Class 2-AIO Notional Amount Schedule

Distribution Date	Balance
May 2007	300,000,000.00
June 2007	300,000,000.00
July 2007	300,000,000.00
August 2007	275,000,000.00
September 2007	275,000,000.00
October 2007	275,000,000.00
November 2007	250,000,000.00
December 2007	250,000,000.00
January 2008	250,000,000.00
February 2008	225,000,000.00
March 2008	225,000,000.00
April 2008	225,000,000.00
May 2008	200,000,000.00
June 2008	200,000,000.00
July 2008	200,000,000.00
August 2008	175,000,000.00
September 2008	175,000,000.00
October 2008	175,000,000.00
November 2008	125,000,000.00
December 2008	125,000,000.00
January 2009	125,000,000.00
February 2009	100,000,000.00
March 2009	100,000,000.00
April 2009	100,000,000.00
May 2009	75,000,000.00
June 2009	75,000,000.00
July 2009	75,000,000.00
August 2009	50,000,000.00
September 2009	50,000,000.00
October 2009	50,000,000.00
November 2009 and thereafter	0

SCHEDULE XI

Group 2 Credit Enhancement Reserve Trigger Schedule

Distribution Date	Balance
May 2007	396,080,000.00
June 2007	389,702,000.00
July 2007	382,799,000.00
August 2007	375,375,000.00
September 2007	367,445,000.00
October 2007	359,032,000.00
November 2007	350,165,000.00
December 2007	340,873,000.00
January 2008	331,158,000.00
February 2008	329,409,000.00
March 2008	329,391,000.00
April 2008	329,373,000.00
May 2008	325,149,000.00
June 2008	315,475,000.00
July 2008	305,690,000.00
August 2008	296,062,000.00
September 2008	286,615,000.00
October 2008	275,019,000.00
November 2008	266,399,000.00
December 2008	258,085,000.00
January 2009	250,042,000.00
February 2009	242,262,000.00
March 2009	234,743,000.00
April 2009	224,772,000.00
May 2009	217,171,000.00
June 2009	209,836,000.00
July 2009	202,763,000.00
August 2009	195,780,000.00
September 2009	188,985,000.00
October 2009	176,940,000.00
November 2009	170,777,000.00
December 2009	164,839,000.00
January 2010	159,114,000.00
February 2010	153,472,000.00
March 2010	148,037,000.00
April 2010	138,580,000.00
May 2010 and thereafter	0

EXHIBIT A-1

FORM OF GROUP 1 SENIOR CERTIFICATE
(OTHER THAN INTEREST-ONLY CERTIFICATES)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 1-[_]A[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 1 Loans and payments received pursuant to the Group 1 Certificate Cap Contract and the Group 1 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Group 1 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT A-2

(FORM OF CLASS 1-AIO CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Fixed
Initial Notional Amount of this Certificate (“Denomination”):	$[____________]
Initial Notional Amount of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 1-AIO

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 1 Loans and payments received pursuant to the Group 1 Certificate Cap Contract and the Group 1 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Group 1 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT A-3

FORM OF GROUP 2 SENIOR CERTIFICATE
(OTHER THAN INTEREST-ONLY CERTIFICATES)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 2-[_]A[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 2 Loans and payments received pursuant to the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract and the Class 2-2A3 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Group 2 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT A-4

(FORM OF CLASS 2-AIO CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Fixed
Initial Notional Amount of this Certificate (“Denomination”):	$[____________]
Initial Notional Amount of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 2-AIO

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 2 Loans and payments received pursuant to the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract and the Class 2-2A3 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Group 2 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B-1

(FORM OF GROUP 1 MEZZANINE CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 1-M[  ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 1 Loans and payments received pursuant to the Group 1 Certificate Cap Contract and the Group 1 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Group 1 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B-2

(FORM OF GROUP 2 MEZZANINE CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 2-M[  ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 2 Loans and payments received pursuant to the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract and Class 2-2A3 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Group 2 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C-1

(FORM OF CLASS 1-C CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

 MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 1-C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 1 Loans and payments received pursuant to the Group 1 Certificate Cap Contract and the Group 1 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made primarily from collections on the applicable Group 1 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C-2

(FORM OF CLASS 2-C CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

 MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 2-C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 2 Loans and payments received pursuant to the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract and the Class 2-2A3 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made primarily from collections on the applicable Group 2 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By:___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D-1

(FORM OF [CLASS 1-1P][CLASS 1-2P] CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

[1]

Cut-off Date:

April 1, 2007

First Distribution Date:

May 25, 2007

Last Scheduled Distribution Date:

May 25, 2047

Initial Certificate Principal Balance of this Certificate

$100

CUSIP:

[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3

Mortgage Pass-Through Certificates, Series 2007-3

Class 1-[_]P

evidencing  a  percentage  interest  in  the Class 1-[_]P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class 1-[_]P Prepayment Charges with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”). This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”) as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class 1-[_]P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D-2

(FORM OF [CLASS 2-1P][CLASS 2-2P] CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

[1]

Cut-off Date:

April 1, 2007

First Distribution Date:

May 25, 2007

Last Scheduled Distribution Date:

May 25, 2047

Initial Certificate Principal Balance of this Certificate

$100

CUSIP:

[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3

Mortgage Pass-Through Certificates, Series 2007-3

Class 2-[_]P

evidencing  a  percentage  interest  in  the Class 2-[_]P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class 2-[_]P Prepayment Charges with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”). This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class 2-[_]P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrato

EXHIBIT E-1

(FORM OF [Class 1-RX][Class 1-R] CERTIFICATE)

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Aggregate Percentage Interest of the Class 1-R[X] Certificates as of the Issue Date:	100.00%
CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 1-R[X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 1 Loans and payments received pursuant to the Group 1 Certificate Cap Contract and the Group 1 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 1 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made primarily from collections on the Group 1 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class 1-R[X] Certificate at the Corporate Trust Office of the Trust Administrator.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class 1-R[X] Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class 1-R[X] Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E-2

(FORM OF [Class 2-RX][Class 2-R] CERTIFICATE)

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Certificate No.:	[1]
Cut-off Date:	April 1, 2007
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Aggregate Percentage Interest of the Class 2-R[X] Certificates as of the Issue Date:	100.00%
CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3
Mortgage Pass-Through Certificates, Series 2007-3

Class 2-R[X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two groups of adjustable-rate mortgage loans, loan group 1 (the “Group 1 Loans”) and loan group 2 (the “Group 2 Loans”), in each case, secured by first liens on one- to four-family residential properties.  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group 2 Loans and payments received pursuant to the Group 2 Certificate Cap Contract, the Group 2 Basis Risk Cap Contract and the Class 2-2A3 Basis Risk Cap Contract, each as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Group 1 Loans and Group 2 Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group 2 Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made primarily from collections on the Group 2 Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class 2-R[X] Certificate at the Corporate Trust Office of the Trust Administrator.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class 2-R[X] Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class 2-R[X] Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT F

(Form of Reverse of Certificates)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3

Mortgage Pass-Through Certificates, Series 2007-3

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  [For the Certificates other than the Class 1-AIO, Class 1-C, Class 1-1P, Class 1-2P, Class 1-R, Class 1-RX, Class 2-AIO, Class 2-C, Class 2-1P, Class 2-2P, Class 2-R and Class 2-RX Certificates only] [The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date] [For the Class 1-AIO, Class 1-C, Class 1-1P, Class 1-2P, Class 1-R, Class 1-RX, Class 2-AIO, Class 2-C, Class 2-1P, Class 2-2P, Class 2-R and Class 2-RX Certificates only] [The Record Date applicable to each Distribution Date is, with respect to the first Distribution Date, the Closing Date, and with respect to any Distribution Date thereafter, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs].

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices that the Trust Administrator designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Principal Balance of the Group [1][2] Loans and each REO Property related to Loan Group [1][2] remaining in the Trust Fund on such date is reduced to less than 10% of the aggregate Principal Balance of the Group [1][2] Loans as of the Cut-off Date, the Majority Holder of the Class [1][2]-C Certificates, as Auction Initiator, will have the option to cause the Trust Administrator to auction the Group [1][2] Loans and each REO Property related to Loan Group [1][2] remaining in the Trust Fund pursuant to the auction procedures provided in this Agreement, at an auction price determined as provided in the Agreement.  In the event that the Majority Holder of the Class [1][2]-C Certificates, as Auction Initiator, does not exercise its option, the Master Servicer may purchase the Group [1][2] Loans and each REO Property related to Loan Group [1][2] remaining in the Trust Fund pursuant to the procedures provided in this Agreement, at a purchase price determined as provided in the Agreement.  In the event that the Majority Holder of the Class [1][2]-C Certificates, as Auction Initiator, does not exercise its option, and the Master Servicer does not exercise its option, the Certificate Insurer, as Auction Initiator, will have the option to cause the Trust Administrator to auction the Group [1][2] Loans and each REO Property related to Loan Group [1][2] remaining in the Trust Fund pursuant to the auction procedures provided in this Agreement, at an auction price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement with respect to the Group [1][2] Loans will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Group [1][2] Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Group [1][2] Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

___________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ for the account of ______________________________________________________________, account number ______________, or, if mailed by check, to __________________________.  Statements should be mailed to ________________________________________________ ______________________________________________________________________________ _____________________________________________________________________________.

This information is provided by, ___________________________
the assignee named above, or ______________________________________________________,
as its agent.

STATE OF

)

)

ss.:
COUNTY OF

)

On the___ day of _______, 200_   before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

___________________________
Notary Public

[Notarial Seal]

EXHIBIT G

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MARM 2007-3

Re:

Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee, in connection with MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

(a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

(ii)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],
as Custodian

By: ___________________________
Name:
Title:

EXHIBIT H

FORM OF FINAL CERTIFICATION OF CUSTODIAN

[date]

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MARM 2007-3

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, NY 10019

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Financial Security Assurance Inc.

31 West 52nd Street

New York, New York 10019

Attention: Managing Director – Transaction Oversight, Policy No. 51834-N

Re:

Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee, in connection with MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

the original Mortgage Note endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note.

(ii)

The original recorded Mortgage.

(iii)

A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)

The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

(v)

The original or duplicate original lender’s title policy and all riders thereto.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4), (9), (16) and (21) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian on behalf of the Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],
as Custodian

By: ___________________________
Name:
Title:

EXHIBIT I

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-3

Mortgage Asset Securitization Transactions, Inc.
Mortgage Pass-Through Certificates
Series 2007-3

STATE OF

)

)

ss.:
COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class [_]-R[X] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2007 (the “Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an “electing large partnership” under the Code will be subject to tax in all events.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trust Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.  The Transferee historically has paid its debts as they have become due and intends to do so in the future.  The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

8.

The Transferee’s taxpayer identification number is __________.

9.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.

Check one of the following paragraphs:

□ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

□ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

□ None of the above.

13.

The Transferee is either:  (i) not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate is covered under Sections I and III of PTCE 95-60, or (iii) the Transferee has delivered to the Trust Administrator an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.

*         *         *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.

___________________________
PRINT NAME OF TRANSFEREE

By: ___________________________
Name:
Title:

[Corporate Seal]

ATTEST:

___________________________
[Assistant] Secretary

Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this _____ day of _______, 200_.

___________________________
NOTARY PUBLIC

My Commission expires the ______ day of ________________, 20__.

EXHIBIT 1
to EXHIBIT I

Certain Definitions

“Disqualified Organization”:  A Person specified in clauses (i)-(iv) of the definition of “Permitted Transferee.”

“Ownership Interest”:  As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on September 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other U.S. Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

EXHIBIT 2
to EXHIBIT I

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors, the Master Servicer or the Trust Administrator, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3, Class [_]-R[X]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class [_]-R[X] Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class [_]-R[X] Certificate when due, and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Transfer Affidavit are false.

Very truly yours,

___________________________
Print Name of Transferor

By: ___________________________
Authorized Officer

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3, Class [__________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) in the case of an ERISA-Restricted Trust Certificate, either (i) we are neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (j) below), (g) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (j) below), (h) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (i) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

___________________________
Print Name of Transferor

By: ___________________________
Authorized Officer

EXHIBIT L

FORM OF RULE 144A LETTER

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates, Series 2007-3, Class [_______________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) in the case of an ERISA-Restricted Trust Certificate, either (i) we are neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees Other Than Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

•

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

•

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

•

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

•

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

•

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

•

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

•

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

•

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

___________________________
Print Name of Buyer

By: ___________________________
Name:
Title:
Date:

ANNEX 2
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees That are Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

___________________________
Print Name of Buyer or Adviser

By: ___________________________
Name:
Title:

IF AN ADVISER:

___________________________
Print Name of Buyer

Date:

EXHIBIT M

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:

Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis, Minnesota  55414-0031

Attn:   Inventory Control—MARM 2007-3

Re:

Pooling and Servicing Agreement, dated as of April 1, 2007, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee.

In connection with the administration of the related Mortgage Loans held by you as Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  If such Mortgage Loan is being repurchased, we hereby certify that the Purchase Price for such Mortgage Loan has been paid.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______

1.

Mortgage Paid in Full

_______

2.

Foreclosure

_______

3.

Substitution

_______

4.

Other Liquidation (Repurchases, etc.)

_______

5.

Nonliquidation

Reason:____________________________________

Address to which Custodian should

Deliver the Mortgage File:

__________________________________________

__________________________________________

__________________________________________

By:_______________________________________

            (authorized signer)

Issuer:_____________________________________

Address:___________________________________

  ___________________________________

Date:______________________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________

_________________

Signature

Date

Documents returned to Custodian:

____________________________________

_________________

Custodian

Date

EXHIBIT N

FORM OF SARBANES-OXLEY CERTIFICATION

[DATE]

[Name of Depositor] [Depositor’s Address]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:

MASTR Adjustable Rate Mortgages Trust, Series 2007-3

I, [identify the certifying individual], certify that:

1.

I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of MASTR Adjustable Rate Mortgages Trust, Series 2007-3 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

[I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

5.

All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date: ___________________________

___________________________

[Signature]

[Title]

EXHIBIT O-1

Form of Group 1 Basis Risk Cap Contract

(Available Upon Request)

EXHIBIT O-2

Form of Group 1 Cap Contract

(Available Upon Request)

EXHIBIT O-3

Form of Group 2 Basis Risk Cap Contract

(Available Upon Request)

EXHIBIT O-4

Form of Group 2 Cap Contract

(Available Upon Request)

EXHIBIT O-5

Form of Class 2-2A3 Basis Risk Cap Contract

(Available Upon Request)

EXHIBIT P

[RESERVED]

EXHIBIT Q

FORM OF ASSESSMENT OF COMPLIANCE

[Name of Trust] (the “Trust”)

Mortgage Pass-Through Certificates

Series 20[__]-[__]

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify pursuant to Section 3.22 of the Pooling and Servicing Agreement to the Depositor, [the Trust Administrator] and each Person, if any, who “controls” the Depositor [or the Trust Administrator] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings assigned in the pooling and servicing agreement dated as of April 1, 2007 (the “Pooling and Servicing Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee.

[__________________],
as Assessing Party

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT R

[RESERVED]

EXHIBIT S

ADDITIONAL DISCLOSURE NOTIFICATION*

**SEND VIA FAX TO (443) 367-3307 AND VIA EMAIL TO

cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE

ADDRESSES IMMEDIATELY BELOW**

[Wells Fargo Bank, N.A., as Trust Administrator

Old Annapolis Road

Columbia, Maryland 21045

Attn:  Client Manager-  MARM 2007-3—SEC REPORT PROCESSING]

[Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019]

RE:  Additional Form [10-D][10-K][8-K] Disclosure Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of April 1, 2007, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Real Estate Securities Inc., as Transferor, Wells Fargo Bank N.A., as Master Servicer, Trust Administrator, Custodian, and Credit Risk Manager, and U.S. Bank National Association, as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:

Name:

Title:

*  To be sent via email to cts.sec.notifications@wellsfargo.com and by facsimile to 410-715-2380 in addition to overnight mail to the address above.

EXHIBIT T

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Master Servicer Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT U

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT V

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties with respect to any agreement entered into by such party

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties with respect to any agreement entered into by such party
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Trust Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to document defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Trust Administrator/Trustee/Depositor (with respect to each, only to the extent it is a party to any such documents)
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Trust Administrator/Depositor/ Servicer Trustee (as to itself or the Master Servicer)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties as to material nonpublic information disclosed by such party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT W

[RESERVED]

EXHIBIT X

Assessments of Compliance and Attestation Reports Servicing Criteria*

Reg. AB Item 1122(d) Servicing Criteria	Servicer	Trustee	Custodian/ Paying Agent/ Master Servicer/ Trust Administrator
General Servicing Considerations
monitoring performance or other triggers and events of default	X		X
monitoring performance of vendors of activities outsourced	X		X
maintenance of back-up servicer for pool assets	X
fidelity bond and E&O policies in effect	X		X
Cash Collection and Administration
timing of deposits to custodial account	X		X
wire transfers to investors by authorized personnel	X		X
advances or guarantees made, reviewed and approved as required	X		X
accounts maintained as required	X		X
accounts at federally insured depository institutions	X		X
unissued checks safeguarded	X		X
monthly reconciliations of accounts	X		X
Investor Remittances and Reporting
investor reports	X		X
remittances	X		X
proper posting of distributions	X		X
reconciliation of remittances and payment statements	X		X
Pool Asset Administration
maintenance of pool collateral	X		X
safeguarding of pool assets/documents	X		X
additions, removals and substitutions of pool assets	X
posting and allocation of pool asset payments to pool assets	X
reconciliation of servicer records	X
modifications or other changes to terms of pool assets	X
loss mitigation and recovery actions	X
records regarding collection efforts	X
adjustments to variable interest rates on pool assets	X
matters relating to funds held in trust for obligors	X
payments made on behalf of obligors (such as for taxes or insurance)	X
late payment penalties with respect to payments made on behalf of obligors	X
records with respect to payments made on behalf of obligors	X
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X		X
maintenance of external credit enhancement or other support

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.